Execution Version
AMENDMENT NO. 1 TO LOAN AND SERVICING AGREEMENT, dated as of December 19, 2024 (this “Amendment”), among SLIF II FINANCING SPV LLC, a Delaware limited liability company, as borrower (the “Borrower”), SL INVESTMENT FUND II, LLC a Delaware limited liability company, as servicer (the “Servicer”), UBS AG LONDON BRANCH, as administrative agent (the “Administrative Agent”), and each of the Lenders party hereto.
WHEREAS, the Borrower, the Servicer, STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company as collateral agent (in such capacity, the “Collateral Agent”) and as the collateral custodian (in such capacity, the “Collateral Custodian”), SL INVESTMENT FUND II LLC, a Delaware limited liability company as equityholder (the “Equityholder”), the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent are party to the Loan and Servicing Agreement, dated as of October 10, 2024 (as amended or otherwise modified prior to the date hereof, the “Credit Agreement”); and
WHEREAS, the parties hereto desire to amend the Credit Agreement in accordance with Section 13.01 of the Credit Agreement and subject to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I

Definitions
SECTION 1.1.Terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.
ARTICLE II
SECTION 2.1.Amendment to the Credit Agreement. As of the date of this Amendment, the Credit Agreement (excluding the schedules, exhibits and annexes thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Credit Agreement attached as Appendix A hereto.
ARTICLE III
Representations and Warranties
SECTION 3.1.The Borrower hereby represents and warrants to each other party hereto that, as of the date first written above, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Credit Agreement and the other Facility Documents are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date),

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except for any such representations and warranties that are qualified by materiality which shall be true and correct in all respects.
ARTICLE IV

Conditions Precedent
SECTION 4.1.This Amendment shall become effective on the date hereof upon the execution and delivery of this Amendment by the parties hereto.
ARTICLE V

Miscellaneous
SECTION 5.1.Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.
SECTION 5.2.Severability Clause. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 5.3.Ratification. Except as expressly amended hereby, the Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Credit Agreement for all purposes.
SECTION 5.4.Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Sign, Adobe Fill & Sign, DocuSign, or any other similar platform identified by the Borrower and reasonably available at no undue burden or expense to the Collateral Administrator, Custodian or Collateral Agent) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 5.5.Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
SECTION 5.6.Collateral Agent, Document Custodian and Collateral Administrator Direction. By its execution hereof, each of the Collateral Agent, the Document Custodian and the Collateral Administrator is hereby directed to execute and deliver this Amendment on the date hereof.
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[Signature pages follow]
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Execution Version
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.
THE BORROWER:    SLIF II FINANCING SPV LLC, as the
Borrower
By:    /s/ David Pessah
Name: David Pessah
Title: Treasurer

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THE SERVICER:    SL INVESTMENT FUND II LLC, as the
Servicer

By: /s/ David Pessah
Name: David Pesah
Title: Treasurer

[Signature Page to Amendment No. 1 to Loan and Servicing Agreement (UBS – MSIM)]

THE ADMINISTRATIVE AGENT:    UBS AG LONDON BRANCH, as the
Administrative Agent

By: /s/ Daniel Ambrosio
Name: Daniel Ambrosio
Title: Authorised Signatory

By: /s/ Dominic Martin
Name: Dominic Martin
Title: Authorised Signatory

[Signature Page to Amendment No. 1 to Loan and Servicing Agreement (UBS – MSIM)]

THE LENDER:    UBS AG LONDON BRANCH, as a Lender

By: /s/ Daniel Ambrosio
Name: Daniel Ambrosio
Title: Authorised Signatory

By: /s/ Dominic Martin
Name: Dominic Martin
Title: Authorised Signatory

[Signature Page to Amendment No. 1 to Loan and Servicing Agreement (UBS – MSIM)]

APPENDIX A

[Attached]

Execution Version
Conformed through Amendment No. 1 dated December 19, 2024

LOAN AND SERVICING AGREEMENT
by and among
SL INVESTMENT FUND II LLC,
as the Servicer
SLIF II FINANCING SPV LLC,
as the Borrower
SL INVESTMENT FUND II LLC,
as the Equityholder
EACH OF THE LENDERS
FROM TIME TO TIME PARTY HERETO,
as the Lenders
UBS AG LONDON BRANCH,
as the Administrative Agent,
and
STATE STREET BANK AND TRUST COMPANY,
as the Collateral Agent and as the Collateral Custodian
Dated as of October 10, 2024
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Page
ARTICLE I. DEFINITION    2
Section 1.1.    Certain Defined Terms.    2
Section 1.2.    Other Terms.    60
Section 1.3.    Computation of Time Periods.    60
Section 1.4.    Interpretation.    60
ARTICLE II. THE FACILITY    62
Section 2.1.    Advances.    62
Section 2.2.    Procedures for Advances by the Lenders.    64
Section 2.3.    Reduction of the Facility Amount; Mandatory and Optional Repayments.    66
Section 2.4.    Determination of Interest.    68
Section 2.5.    [Reserved].    68
Section 2.6.    Principal Repayments.    68
Section 2.7.    Interest Settlement Procedures before the Default Period.    68
Section 2.8.    Principal Settlement Procedures before the Default Period.    70
Section 2.9.    Settlement Procedures during the Default Period.    72
Section 2.10.    Collections and Allocations.    73
Section 2.11.    Payments, Computations, Etc.    74
Section 2.12.    Collateral Assignment of Agreements.    75
Section 2.13.    Fees.    76
Section 2.14.    Increased Costs; Capital Adequacy; Illegality.    76
Section 2.15.    Taxes.    78
Section 2.16.    Affiliate Transactions.    81
Section 2.17.    Substitution and Transfer of Loans.    81
Section 2.18.    Optional Sales.    84
Section 2.19.    Discretionary Sales.    85
Section 2.20.    Limitations on Sales, Substitutions and Repurchases.    89
Section 2.21.    Instructions to the Collateral Agent.    89
Section 2.22.    Borrowing Base Deficiency Payments.    90
Section 2.23.    Defaulting Lenders.    91
Section 2.24.    Mitigation Obligations.    92
Section 2.25.    Replacement of Lenders    92
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(continued)
Page
ARTICLE III. CONDITIONS TO CLOSING ADVANCES    94
Section 3.1.    Conditions to Closing and Initial Advance.    94
Section 3.2.    Conditions Precedent to All Advances.    96
Section 3.3.    Advances Do Not Constitute a Waiver.    99
Section 3.4.    Custodianship; Transfer of Loans and Permitted Investments.    99
ARTICLE IV. REPRESENTATIONS AND WARRANTIES    100
Section 4.1.    Representations and Warranties of the Borrower.    100
Section 4.2.    Representations and Warranties of the Borrower Relating to the Agreement and the Collateral.    109
Section 4.3.    Representations and Warranties of the Servicer.    109
Section 4.4.    Representations and Warranties of the Collateral Agent.    114
Section 4.5.    Representations and Warranties of the Collateral Custodian.    115
Section 4.6.    Representations and Warranties of the Equityholder.    115
ARTICLE V. GENERAL COVENANTS    116
Section 5.1.    Affirmative Covenants of the Borrower.    116
Section 5.2.    Negative Covenants of the Borrower.    122
Section 5.3.    Affirmative Covenants of the Servicer.    125
Section 5.4.    Negative Covenants of the Servicer.    128
Section 5.5.    Affirmative Covenants of the Collateral Agent.    130
Section 5.6.    Negative Covenants of the Collateral Agent.    131
Section 5.7.    Affirmative Covenants of the Collateral Custodian.    131
Section 5.8.    Negative Covenants of the Collateral Custodian.    131
ARTICLE VI. ADMINISTRATION AND SERVICING OF CONTRACTS    132
Section 6.1.    Designation of the Servicer.    132
Section 6.2.    Duties of the Servicer.    133
Section 6.3.    Authorization of the Servicer.    135
Section 6.4.    Collection of Payments; Accounts.    136
Section 6.5.    Realization Upon Certain Loans.    138
Section 6.6.    Servicing Compensation.    140
Section 6.7.    Payment of Certain Expenses by Servicer.    140
Section 6.8.    Reports.    140
Section 6.9.    [Reserved].    142
Section 6.10.    [Reserved].    142
Section 6.11.    The Servicer Not to Resign.    143
Section 6.12.    Servicer Defaults.    143
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Page
Section 6.13.    Appointment of Successor Servicer.    145
ARTICLE VII. THE COLLATERAL AGENT    146
Section 7.1.    Designation of the Collateral Agent.    146
Section 7.2.    Duties of the Collateral Agent.    147
Section 7.3.    Merger or Consolidation.    149
Section 7.4.    Collateral Agent Compensation.    149
Section 7.5.    Collateral Agent Removal.    149
Section 7.6.    Limitation on Liability.    150
Section 7.7.    Collateral Agent Resignation.    151
ARTICLE VIII. THE COLLATERAL CUSTODIAN    152
Section 8.1.    Designation of Collateral Custodian.    152
Section 8.2.    Duties of Collateral Custodian.    152
Section 8.3.    Merger or Consolidation.    155
Section 8.4.    Collateral Custodian Compensation.    156
Section 8.5.    Collateral Custodian Removal.    156
Section 8.6.    Limitation on Liability.    156
Section 8.7.    The Collateral Custodian Resignation.    158
Section 8.8.    Release of Documents.    158
Section 8.9.    Return of Required Loan Documents.    159
Section 8.10.    Access to Certain Documentation and Information Regarding the Collateral; Audits.    159
Section 8.11.    Bailment.    160
ARTICLE IX. SECURITY INTEREST    160
Section 9.1.    Grant of Security Interest.    160
Section 9.2.    Release of Lien on Collateral.    161
Section 9.3.    Further Assurances.    161
Section 9.4.    Remedies.    161
Section 9.5.    Waiver of Certain Laws.    161
Section 9.6.    Power of Attorney.    162
ARTICLE X. TERMINATION EVENTS    162
Section 10.1.    Termination Events.    162
Section 10.2.    Remedies.    165
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ARTICLE XI. INDEMNIFICATION    167
Section 11.1.    Indemnities by the Borrower.    167
Section 11.2.    Indemnities by the Servicer.    170
Section 11.3.    Legal Proceedings.    172
Section 11.4.    After-Tax Basis.    173
ARTICLE XII. THE ADMINISTRATIVE AGENT    173
Section 12.1.    The Administrative Agent.    173
Section 12.2.    Additional Agent.    177
Section 12.3.    Erroneous Payments.    179
ARTICLE XIII. MISCELLANEOUS    181
Section 13.1.    Amendments and Waivers.    181
Section 13.2.    Notices, Etc.    184
Section 13.3.    Ratable Payments.    184
Section 13.4.    No Waiver; Remedies.    184
Section 13.5.    Binding Effect; Benefit of Agreement.    184
Section 13.6.    Term of this Agreement.    185
Section 13.7.    Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue, Service of Process.    185
Section 13.8.    Waiver of Jury Trial.    185
Section 13.9.    Costs and Expenses.    185
Section 13.10.    No Proceedings.    186
Section 13.11.    Recourse Against Certain Parties.    186
Section 13.12.    Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances.    188
Section 13.13.    Confidentiality.    189
Section 13.14.    Execution in Counterparts; Severability; Integration.    191
Section 13.15.    Waiver of Setoff.    192
Section 13.16.    Assignments by the Lenders.    192
Section 13.17.    Heading and Exhibits.    194
Section 13.18.    Non-Confidentiality of Tax Treatment.    194
Section 13.19.    Intent of the Parties.    194
Section 13.20.    Recognition of the U.S. Special Resolution Regimes.    194

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EXHIBITS
EXHIBIT A-1    Form of Borrowing Notice (Funding Request)
EXHIBIT A-2    Form of Repayment Notice (Reduction of Advances Outstanding/Facility Amount)
EXHIBIT A-3    Form of Borrowing Notice (Reinvestment of Principal Collections)
EXHIBIT A-4    Form of Borrowing Base Certificate
EXHIBIT A-5    Form of Approval Notice
EXHIBIT B    [Reserved]
EXHIBIT C    Form of Servicing Report
EXHIBIT D-1    Form of Officer’s Certificate as to Solvency (Borrower)
EXHIBIT D-2    Form of Officer’s Certificate as to Solvency (Servicer)
EXHIBIT D-3    Form of Officer’s Certificate as to Solvency (Equityholder)
EXHIBIT E-1    Form of Officer’s Closing Certificate (Borrower)
EXHIBIT E-2    Form of Officer’s Closing Certificate (Servicer)
EXHIBIT E-3    Form of Officer’s Closing Certificate (Equityholder)
EXHIBIT F-1    Form of Power of Attorney (Borrower)
EXHIBIT F-2    Form of Power of Attorney (Servicer)
EXHIBIT G    Form of Release of Required Loan Documents
EXHIBIT H-1    [Reserved]
EXHIBIT H-2    Form of Assignment of Required Loan Documents
EXHIBIT I    [Reserved]
EXHIBIT J    Form of Transferee Letter
EXHIBIT K    Form of Joinder Supplement
EXHIBIT L    Form of Loan Checklist
EXHIBIT M    Form of Notice and Request for Consent

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SCHEDULES
SCHEDULE I    Condition Precedent Documents
SCHEDULE II    Location of Required Loan Documents
SCHEDULE III    Industry Classifications
SCHEDULE IV    Agreed Upon Procedures for Independent Public Accountants
ANNEXES
ANNEX A    Addresses for Notices
ANNEX B    Commitments

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LOAN AND SERVICING AGREEMENT
THIS LOAN AND SERVICING AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of October 10, 2024 by and among:
(1)    SL INVESTMENT FUND II LLC, a Delaware limited liability company, as servicer (together with its successors and assigns in such capacity, the “Servicer”);
(2)    SLIF II FINANCING SPV LLC, a Delaware limited liability company, as the borrower (together with its successors and assigns in such capacity, the “Borrower”);
(3)    SL INVESTMENT FUND II LLC, a Delaware limited liability company, as the equityholder (together with its successors and assigns in such capacity, the “Equityholder”);
(4)    EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender” and collectively, the “Lenders”);
(5)    UBS AG LONDON BRANCH (together with its successors and assigns, “UBS”), as the administrative agent for the Lenders hereunder (together with its successors and assigns in such capacity, the “Administrative Agent”); and
(6)    STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (“State Street”), not in its individual capacity but solely as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”), and not in its individual capacity but solely as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).
PRELIMINARY STATEMENT
WHEREAS, the Lenders have agreed on the terms and conditions set forth herein, to provide a secured revolving credit facility which shall provide for Advances from time to time in an aggregate principal amount not to exceed the Borrowing Base (Aggregate) and, in the case of an Advance in any Eligible Currency other than Dollars, provided no Borrowing Base Deficiency (Currency) in the applicable Eligible Currency shall have occurred and be continuing or would result therefrom. The proceeds of the Advances will be used to finance the Borrower’s origination of Loans, or acquisition (i) on a “true sale” or “true contribution” basis, of Loans from the Equityholder pursuant to the Sale and Contribution Agreement and (ii) on a “true sale” basis, of Loans which the Servicer directs the Borrower to acquire from a third party seller, in each case as approved by the Administrative Agent. Accordingly, the parties agree as follows:
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ARTICLE I

DEFINITION
SECTION 1.1.Certain Defined Terms.
Certain capitalized terms used throughout this Agreement are defined in this Section 1.1. As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“1940 Act”: The Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“Account”: Any of the Collection Account, the Principal Collections Account, the Interest Collections Account, the Unfunded Exposure Account and any sub-accounts thereof deemed appropriate or necessary by the Administrative Agent or the Collateral Agent after consultation with the Borrower for convenience in administering such accounts.
“Accreted Interest”: Interest accrued on a Loan that is added to the principal amount of such Loan instead of being paid as interest as it accrues.
“Accrual Period”: With respect to each Advance (or portion thereof), (a) with respect to the first Payment Date, the period from and including the Closing Date to and including the Determination Date immediately preceding the first Payment Date and (b) with respect to any subsequent Payment Date, the period commencing on the first day of the calendar month in which the preceding Payment Date occurred and ending on the Determination Date immediately preceding the month in which the Payment Date occurs.
“Action”: Defined in Section 11.3.
“Additional Amount”: Defined in Section 2.15(a).
“Adjusted Balance”: For any Loan as of any date of determination, an amount equal to the Assigned Value of such Loan at such time multiplied by the OLB of such Loan; provided that, the “Adjusted Balance” of any Loan that is no longer an Eligible Loan shall be zero.
“Administrative Agent”: UBS, in its capacity as administrative agent for the Lenders, together with its successors and assigns, including any successor appointed pursuant to Article XII.
“Advance”: Each funding by the Lenders hereunder.
“Advance Rate”: With respect to any Loan on any Measurement Date, the corresponding percentage for the type of Loan set forth below, in each case as determined as of the applicable Cut-Off Date of such Loan:

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Type of Loan	Advance Rate
Broadly Syndicated Loan	75.0%
Large Middle Market Loan	70.0%
Mid-Size Middle Market Loan	67.5%
Lower Middle Market Loan	65.0%
Small Middle Market Loan	55.0%
Recurring Revenue Loan	55.0%
First Lien Last Out Loan	45.0%
Second Lien Loan	40.0%
; provided, however, that any portion of any Large Middle Market Loan, Mid-Size Middle Market Loan, Lower Middle Market Loan or Small Middle Market Loan that has a Senior Net Leverage Ratio of greater than 6.50x, in each case, determined as of the applicable Cut-Off Date, shall have an Advance Rate of 40.0%.
“Advances Outstanding”: On any date of determination, the sum of (i) the aggregate principal amount of all Advances outstanding in Dollars on such date, reduced by the aggregate Principal Collections received and distributed as repayment of principal amounts of Advances and any other amounts received by the Lenders to repay the principal amounts of any Advances, and after giving effect to the making of new Advances on such date and (ii) the equivalent in Dollars of the aggregate principal amount of all Advances outstanding in an Eligible Currency (other than Dollars) on such date, determined by the Servicer using the Applicable Exchange Rate, in each case after giving effect to all repayments of Advances and the making of new Advances on such date; provided that, the principal amounts of Advances outstanding shall not be reduced by any Principal Collections or other amounts if on such date of determination such Principal Collections or other amounts are rescinded or must be returned for any reason.
“Affected Party”: The Administrative Agent, each Lender, all assignees and participants of each Lender and any sub-agent of the Administrative Agent.
“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that, for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor, the term “Affiliate” shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor; provided further that, with respect to the Borrower, the Equityholder or the Servicer, the term “Affiliate” shall not include any Affiliate relationship which may exist solely as a result of portfolio investments made by the Equityholder or any affiliates thereof relating to their private equity investing activities. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote more than 50% of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agented Note”: Any Loan (i) originated as part of a syndicated loan transaction that has been closed (without regard to any contemporaneous or subsequent syndication of such
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Loan) prior to such Loan becoming part of the Collateral and (ii) with respect to which, upon assignment of the promissory note, if any, evidencing the indebtedness created under such Loan to the Borrower, the Borrower, as assignee of such note, will have all of the rights but none of the obligations of the transferor with respect to such note and the Related Property securing such Loan.
“Aggregate Unpaids”: At any time, an amount equal to the sum of all accrued and unpaid Advances Outstanding, Interest, Commitment Fees, Facility Margin, Prepayment Penalties, Breakage Costs and all other accrued and unpaid amounts owed by the Borrower to the Lenders, the Administrative Agent, the Collateral Agent and the Collateral Custodian hereunder (including, without limitation, all Indemnified Amounts, other amounts payable under Article XI and amounts required to be paid under Section 2.7, Section 2.8, Section 2.9, Section 2.13, Section 2.14 and Section 2.15 to any Indemnified Party) or by the Borrower or any other Person under any fee letter delivered in connection with the transactions contemplated by this Agreement (including, without limitation, each Lender Fee Letter and the CA & CC Fee Letter), in each case whether or not such payments are due.
“Anti-Corruption Laws”: (a) The U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower, the Servicer, the Equityholder or any of their respective Subsidiaries is located or doing business.
“Anti-Money Laundering Laws”: Applicable Law in any jurisdiction in which the Borrower, the Servicer, the Equityholder or any of their respective Subsidiaries are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.
“Applicable Exchange Rate”: With respect to any Eligible Currency (other than Dollars) on any date of determination (x) the foreign currency-dollar spot rate obtained by the Borrower (or the Servicer on its behalf) on such date through customary banking channels and (y) if the Borrower (or the Servicer on its behalf) fails to obtain a spot rate pursuant to clause (x), the foreign currency-dollar spot rate provided (either by publication or otherwise provided or made available to the Administrative Agent) on the Thomson Reuters screen for the applicable Eligible Currency (i) if such date is a Determination Date, at the end of such date or (ii) otherwise, at the end of the immediately preceding Business Day.
“Applicable Law”: For any Person or property of such Person, all existing laws, rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person (including, without limitation, predatory and abusive lending laws, usury laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z,” the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.
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“Applicable Prime Rate”: With respect to any Loan, the prime or base rate applicable to such Loan pursuant to the Underlying Instruments for such Loan.
“Applicable Reference Rate”: (a) With respect to any Advance denominated in Dollars, Term SOFR Rate, (b) with respect to any Advance denominated in Canadian Dollars, Term CORRA (c) with respect to any Advance denominated in Euros, the EURIBOR Rate, (d) with respect to any Advance denominated in GBPs, SONIA or (e) with respect to any Advance denominated in AUDs, BBSY.
“Approval Notice”: With respect to any Eligible Loan, the written notice, in substantially the form attached hereto as Exhibit A-5, evidencing the approval by the Administrative Agent, in its sole discretion, of the origination or acquisition, as applicable, by the Borrower of such Eligible Loan.
“Approved Country”: Each of Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Norway, the Republic of Ireland, Luxembourg, the Netherlands, Sweden, Switzerland, the United Kingdom, the United States, any Permitted Tax Jurisdiction and any other country subject to the prior written approval of the Administrative Agent in its sole discretion.
“Approved Valuation Firm”: (a) any of Kroll, Inc., FTI Consulting, Inc., Houlihan Lokey Howard & Zukin, Lincoln International LLC and Valuation Research Corp. and (b) any other nationally recognized accounting firm or valuation firm approved by the Administrative Agent and the Borrower in their respective sole discretion.
“Asset Coverage Ratio”: The asset coverage ratio of the Equityholder as a “business development company” under the 1940 Act calculated in accordance with the 1940 Act.
“Assigned Documents”: Defined in Section 2.12.
“Assigned Participation Interest”: A Participation Interest acquired under the Sale and Contribution Agreement.
“Assigned Value”: With respect to each Loan, as of any date of determination, the lower of (i) the Purchase Price of such Loan or (ii) the value (expressed as a percentage of par) of such Loan as determined by the Administrative Agent in its sole discretion following a Value Adjustment Event, in each case subject to the following terms:
(a)If a Value Adjustment Event of the type described in clauses (i) through (xi) of the definition thereof with respect to such Loan occurs, the “Assigned Value” may be amended at any time thereafter by the Administrative Agent in its sole discretion, subject to clause (e) below; provided that, if an Evaluation Event occurs, then other than with respect to any Broadly Syndicated Loan or any Loan subject to a Non-Disputable Value Adjustment Event, the amended Assigned Value of such Loan shall be no less than 90% of the Assigned Value thereof prior to such Evaluation Event until the earlier of (x) the time at which the Approved Valuation Firm chosen by the Borrower has determined its value in accordance with clause (e) below and (y) fifteen (15) Business Days; provided further that, (i) if no such Approved Valuation Firm chosen by the Borrower has provided its value after the expiration of such fifteen (15) Business Day period, then upon
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the expiration of such period, the Assigned Value of such Loan shall be the Assigned Value determined by the Administrative Agent that caused such Evaluation Event until the delivery of such value by such Approved Valuation Firm, upon which the Assigned Value of such Loan shall be the value determined thereby in accordance with clause (e) below, or (ii) if such Approved Valuation Firm chosen by the Borrower provides its value prior to the expiration of such fifteen (15) Business Day Period, then the Assigned Value of such Loan shall be the value determined thereby in accordance with clause (e) below; provided further, that after the initial amendment to the Assigned Value with respect to any Loan, any additional amendment shall only be as a result of the occurrence of a separate Value Adjustment Event (it being understood that, with respect to any Value Adjustment Event (RTP), a separate Value Adjustment Event shall be deemed to occur for each subsequent Relevant Test Period if (x) such initial Value Adjustment Event (RTP) remains uncured and (y) the relevant financial metric giving rise to such initial Value Adjustment Event (RTP) has further deteriorated relative to the level of such metric for the Relevant Test Period initially resulting in such Value Adjustment Event (RTP).
(b)The Administrative Agent shall promptly notify the Servicer of any change effected by the Administrative Agent to the Assigned Value of any Loan.
(c)If such Loan is a Broadly Syndicated Loan, following the occurrence of a Value Adjustment Event excluding the type described in clauses (i) through (iii) of the definition thereof and Material Modifications caused by clauses (a), (d) and (f) of the definition thereof, the Assigned Value shall be no less than (a) the value (expressed as a percentage of par) assigned to such Eligible Loan through bid-side quotes determined by any two of Loan Pricing Corporation, MarkIt Partners or another nationally recognized pricing service or broker-dealer selected by the Servicer and approved in writing by the Administrative Agent, (b) if the Administrative Agent, in its reasonable discretion, determines that the value assigned by clause (a) is not current, accurate or available, or does not represent a bona fide trading level, the value for such Loan (expressed as a percentage of par) shall be the average of the bid-side quotes determined by three independent broker-dealers active in the trading of such loan; or if only two such bid-side quotes can be obtained, the average of the bid-side quotes of such two bids; or if only one such bid-side quote can be obtained, such bid-side quote; provided that, if the Administrative Agent determines that any such quote is not current or accurate or does not represent a bona fide trading level, the Administrative Agent may reject such quote, (c) if no price can be arrived at by the means described above in clauses (a) and (b), the value for such Loan (expressed as a percentage of par) shall be the price provided by the Borrower in a bona fide bid in writing (via standard emails sent by broker-dealers engaged in trading such loans) from a dealer willing to purchase at least 25.0% of the outstanding balance of such Loan and (d) if no price can be arrived at by the means described above in clauses (a), (b) and (c), the Assigned Value will be the percentage specified by the Administrative Agent in its sole discretion.
(d)On any Business Day, the Borrower may request that the Administrative Agent reevaluate the Assigned Value of any Loan with an Assigned Value less than 100% (whether or not a Value Adjustment Event has occurred and is continuing with respect to such Eligible Loan) and the Administrative Agent may adjust the applicable Assigned Value to the least of (i) its discretionary Assigned Value (not to be less than the
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existing Assigned Value) or (ii) 100%; provided that, any such increase in the applicable Assigned Value may be conditioned on a reset of the Interest Coverage Ratio, the Recurring Revenue Loan Gross Leverage Ratio and/or the Senior Net Leverage Ratio or Total Net Leverage Ratio, as applicable, as of such date for the related Eligible Loan.
(e)Following any reduction to the Assigned Value of an Eligible Loan (other than a Broadly Syndicated Loan or any Eligible Loan subject to a Non-Disputable Value Adjustment Event), if the Borrower disagrees with the Administrative Agent’s determination of the Assigned Value of such Eligible Loan, the Borrower may (at its expense) retain an Approved Valuation Firm during the Assigned Value Challenge Cap Notice Period to value such Eligible Loan, and if the value determined by such Approved Valuation Firm is greater than the Administrative Agent’s determination of the Assigned Value, such Approved Valuation Firm’s valuation (which, if expressed as a range of values, shall be the mid-point of such range) shall become the Assigned Value of such Eligible Loan; provided that, the Borrower shall promptly notify the Administrative Agent that it has retained an Approved Valuation Firm to value such Eligible Loan, and the Approved Valuation Firm shall provide its value determination within fifteen (15) Business Days after the end of the Assigned Value Challenge Cap Notice Period; provided further that in no event shall the increased Assigned Value of such Eligible Loan exceed the Assigned Value Challenge Cap; provided further that, if the Administrative Agent disagrees with the value determined by such Approved Valuation Firm, the Administrative Agent may (at its expense) retain an Approved Valuation Firm to value such Eligible Loan, and if the value determined by such Approved Valuation Firm retained by the Administrative Agent (which, if expressed as a range of values, shall be the mid-point of such range) is less than the Borrower’s Approved Valuation Firm’s determination of the Assigned Value, the Assigned Value of such Eligible Loan shall be the average of the Assigned Value determined by the Administrative Agent’s Approved Valuation Firm and the Assigned Value determined by the Borrower’s Approved Valuation Firm; provided further that, the Administrative Agent shall promptly notify the Borrower that it has retained an Approved Valuation Firm to value such Eligible Loan, and the Approved Valuation Firm shall provide its value determination within fifteen (15) Business Days after the Administrative Agent provides such notice to the Borrower.
“Assigned Value Challenge Cap”: With respect to any Loan subject to a Value Adjustment Event, the Assigned Value that existed immediately prior to the start of the Assigned Value Challenge Cap Notice Period.
“Assigned Value Challenge Cap Notice Period”: With respect to an Eligible Loan, the period commencing on the second Business Day that the Administrative Agent gives notice of a reduction in the Assigned Value to the Borrower and the Servicer of such Eligible Loan pursuant to the definition of “Assigned Value” and ending on the date that is thirty (30) days following notice of such reduction.
“Assignment of Required Loan Documents”: An assignment, notice of transfer or equivalent instrument of the Required Loan Documents to the Collateral Agent, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering each Loan, substantially in the form of Exhibit H-2.
“AUD”: The lawful currency of Australia.
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“Available Funds”: With respect to any Payment Date, all amounts on deposit in the Collection Account (including, without limitation, any Collections with respect to Loans or REO Assets included in the Collateral and earnings from Permitted Investments in the Collection Account), during the immediately preceding Accrual Period; provided that, any Collections received in the five (5) calendar days subsequent to the end of an Accrual Period may be treated as if such Collections were received during such prior Accrual Period (and not the current Accrual Period) so long as (i) the Scheduled Payment for such Collections was meant to occur in the prior Accrual Period and (ii) the related Servicing Report accurately reflects the remittance of such Collections to the previous Accrual Period.
“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.
“Base Rate”: On any date, a fluctuating per annum interest rate equal to the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1.5%.
“BBSY”: For any day during the applicable accrual period, with respect to any advance (or portion thereof) denominated in AUDs (a “BBSY Rate Day”), a rate per annum equal to the greater of (a) BBSY (for a period of three (3) months) for the day (such day, a “BBSY Determination Day”) that is five (5) Business Days prior to (i) if such BBSY Rate Day is a Business Day, such BBSY Rate Day or (ii) if such BBSY Rate Day is not a Business Day, the Business Day immediately preceding such BBSY Rate Date, in each case, as such BBSY is published on the applicable Thomson Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time), and (b) the Floor. If by 5:00 p.m. (Melbourne time) on the second (2nd) Business Day immediately following any BBSY Determination Day, BBSY in respect of such BBSY Determination Day has not been published on the applicable Thomson Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time) and a benchmark replacement date with respect to BBSY has not occurred, then BBSY for such BBSY Determination Day will be BBSY as published in respect of the first preceding Business Day for which such BBSY was published on the applicable Thomson Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time); provided that any BBSY determined pursuant to this sentence shall be utilized for purposes of calculation of BBSY for no more than three (3) consecutive BBSY Rate Days; provided that in no event shall BBSY determined pursuant to this sentence be less than the Floor.
“BBSY Determination Day”: The meaning specified in the definition of “BBSY.”
“BBSY Rate Day”: The meaning specified in the definition of “BBSY.”
“Benchmark”: Initially, the Applicable Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Applicable Reference Rate for any Eligible Currency or the applicable then-current Benchmark, then “Benchmark” with respect to Obligations denominated in such currency means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 13.1.
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“Benchmark Replacement”: With respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the currency applicable to such Benchmark at such time and (b) the related Benchmark Replacement Adjustment; provided that, if any Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.
“Benchmark Replacement Adjustment”: With respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the currency applicable to such Benchmark at such time.
“Benchmark Replacement Date”: The earlier to occur of the following events with respect to any then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any other tenor of such Benchmark (or such component thereof) continues to be provided on such date.
“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to any then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or
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publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date”: In the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period”: The period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 13.1 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 13.1.
“Beneficial Ownership Certification”: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
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“Benefit Plan Investor”: A “benefit plan investor” as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, including an employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of ERISA, a plan that is subject to Section 4975 of the Code, or an entity the underlying assets of which are deemed to include plan assets.
“BHC Act Affiliate”: The meaning assigned to the term “affiliate” in, and interpreted in accordance with, 12 U.S.C. § 1841(k).
“Borrower”: Defined in the Preamble.
“Borrower Operating Agreement”: The amended and restated limited liability company agreement of the Borrower, dated as of October 10, 2024 as the same may be amended, restated, modified or supplemented from time to time.
“Borrowing Base (Aggregate)”: As of any Measurement Date, an amount calculated in Dollars (and converted to Dollars, if necessary, by the Servicer using the Applicable Exchange Rate) equal to the least of:
(a)the aggregate sum of (i) the sum of the products, for each Eligible Loan as of such date, of the lower of (x) (A) the Advance Rate for each such Eligible Loan as of such date and (B) the Adjusted Balance of each such Eligible Loan as of such date and (y) (A) the Maximum Portfolio Advance Rate and (B) the aggregate Adjusted Balance of all Eligible Loans as of such date, plus (ii) the amount on deposit in the Principal Collection Account as of such date, minus (iii) the Unfunded Exposure Equity Amount, plus (iv) the amount on deposit in the Unfunded Exposure Account as of such date, minus (v) the Non-USD Deficiency Adjustment;
(b)the aggregate Adjusted Balance of all Eligible Loans as of such date, minus (ii) the Minimum Required Equity Amount, plus (iii) the amount on deposit in the Principal Collection Account as of such date, minus (v) the Unfunded Exposure Equity Amount, plus (vi) the amount on deposit in the Unfunded Exposure Account as of such date; and
(c)(i) the Maximum Facility Amount, minus (ii) the Unfunded Exposure Amount.
“Borrowing Base Certificate”: Each certificate, in the form of Exhibit A-4, required to be delivered by the Borrower with each Borrowing Notice and on each Measurement Date.
“Borrowing Base Deficiency”: As of any date of determination, an amount equal to the positive difference, if any, of (a) the Advances Outstanding on such date over (b) the Borrowing Base (Aggregate) on such date.
“Borrowing Base Deficiency (Currency)”: As of any date of determination, an amount equal to the positive difference, if any, of (a) Advances Outstanding in an Eligible Currency on such date over (b)(i) the applicable Eligible Currency Borrowing Base on such date ~~multiplied by (ii) 1.10~~.
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“Borrowing Notice”: Each notice required to be delivered by the Borrower in respect of (a) each Advance, in the form of Exhibit A-1, or (b) any reinvestment of Principal Collections under Section 2.8(b), in the form of Exhibit A-3.
“Broadly Syndicated Loan”: Any syndicated Loan that at the time it was acquired by the Borrower is widely distributed and (i) has a tranche size (including any last-out component but excluding any second lien or unsecured tranche) of $250,000,000 (or the Eligible Currency equivalent) or greater, (ii) that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (iii) that is secured by a validly perfected and first priority Lien under Applicable Law (subject to Liens permitted under the applicable Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any state or agency), (iv) that is rated by both S&P and Moody’s (or the Obligor thereof is rated by S&P and Moody’s) and is rated at least “B” and “B2” respectively as of the applicable Cut-Off Date, (v) for which the Servicer determines in good faith that the value of the collateral securing the loan on or about the time of origination equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral, (vi) has a related Obligor with EBITDA for the most recently available prior twelve calendar months of at least $100,000,000 and (vii) as of the applicable Cut-Off Date, has at least two bid-side quotes by independent broker dealers active in the trading of such Loan.
“Breakage Costs”: With respect to any Lender, any amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender (as determined by the applicable Lender, in such Lender’s sole discretion) as a result of a prepayment by the Borrower of Advances Outstanding or Interest. All Breakage Costs shall be due and payable hereunder on each Payment Date in accordance with Section 2.7, Section 2.8 and Section 2.9. The determination by the applicable Lender of the amount of any such loss, cost or expense shall be delivered by the Administrative Agent to the Borrower pursuant to a written notice setting forth in reasonable detail the basis for and the computations of such loss, cost or expense, shall be in form satisfactory to the Administrative Agent and shall be conclusive absent manifest error.
“Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in New York, New York, London, United Kingdom or the city in which the offices of the Collateral Agent or the Collateral Custodian are located; provided that, if any determination of a Business Day shall relate to an Advance bearing interest at a Benchmark, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the principal financial center of the country of the applicable Eligible Currency.
“CA & CC Fee Letter”: The fee letter, dated as of the date hereof, by and among the Servicer, the Administrative Agent and State Street, in its capacity as the Collateral Custodian, in its capacity as the Collateral Agent and in its capacity as the Securities Intermediary, as such letter may be amended, modified, supplemented, restated or replaced from time to time.
“Calculation Period”: With respect to any Advance, the monthly period from and including the date on which such Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive monthly
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period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the last Calculation Period does not end on the last day of a calendar month, the period from and including the related Calculation Period Start Date to but excluding the Facility Maturity Date).
“Calculation Period Start Date”: The first day of each calendar month (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing on November 1, 2024.
“Canadian Dollars”: The lawful currency of Canada.
“Capital Lease Obligations”: With respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cause Event”: One or more of the following occurs:
(a)    the Servicer knowingly breaches any material provision of the Transaction Documents applicable to it (including any material breach of a representation by the Servicer);
(b)    the Servicer violates any material provision of any Transaction Document applicable to it that is capable of being cured by or at the direction of the Servicer, and such violation is not cured within 30 days after the Servicer gives or receives written notice of such violation in accordance with the notification provisions of any Transaction Document (or such longer period as may be consented to by the Administrative Agent (not to be unreasonably withheld, conditioned or delayed));
(c)    an Insolvency Event with respect to the Servicer;
(d)    a Termination Event under Section 10.1(m) or (n) arises directly from any breach by the Servicer of its duties under any Transaction Document, which breach or default (i) has a material adverse effect on the Lenders, and (ii) is not cured within any applicable cure period set forth herein;
(e)    an act by the Servicer, or any of its senior investment personnel actively involved in managing the portfolio of the Borrower, that constitutes fraud or criminal activity (as determined pursuant to a final adjudication by a court of competent jurisdiction) in the performance of its obligations under any Transaction Document or in the conduct of its asset management business, or the Servicer, or any of its senior investment personnel actively involved in managing the Collateral, being indicted for a criminal offense materially related to its asset management business; provided that the Servicer will be deemed to have cured any “Cause” event pursuant to this clause (e) if the Servicer terminates or suspends or causes the termination or suspension of employment of all individuals who engaged in the conduct constituting “Cause” pursuant to this clause (e) and makes the Borrower whole for any actual financial loss that such conduct caused the Borrower; or
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(f)    a Servicer Default specified in clause (e), (h) or (k)(ii) of the definition thereof.
“Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.
“Change of Control”: Any of the following:
(a)MS Capital Partners Adviser Inc. or one or more Affiliates thereof ceases to be the sole investment advisor of the Equityholder;
(b)the creation or imposition of any Lien on the economic interests of the Borrower owned by the Equityholder;
(c)the failure of the Equityholder to own, directly or through one or more wholly owned subsidiaries (which are approved in writing by the Administrative Agent in its sole discretion (not to be unreasonably withheld)), 100% of the economic and voting interests of the Borrower; or
(d)subject to Section 5.4(b), the dissolution, termination or liquidation in whole or in part, transfer or other disposition of all or substantially all of the assets of the Servicer.
“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.
“Clearing Corporation”: The meaning specified in Section 8-102(a)(5) of the UCC.
“Closing Date”: October 10, 2024.
“Code”: The Internal Revenue Code of 1986, as amended from time to time.
“Collateral”: All right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower in the property identified in clauses (i) - (iv) below and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, general intangibles and other property consisting of, arising out of, or related to any of the following (in each case excluding the Retained Interest and the Excluded Amounts):
(i)the Loans, and all monies due or to become due in payment under such Loans on and after the related date such Loan is pledged hereunder, including, but not limited to, all Collections;
(ii)all Related Security with respect to the Loans referred to in clause (i);
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(iii)the Borrower’s equity interests in any Portfolio Subsidiary formed to hold an REO Asset; and
(iv)all income and Proceeds of the foregoing.
“Collateral Agent”: Defined in the Preamble.
“Collateral Agent and Portfolio Administration Fee”: The fees, expenses and indemnity amounts payable to the Collateral Agent, the Collateral Custodian and the Securities Intermediary (without duplication) set forth as such in the CA & CC Fee Letter and as provided herein or in any other Transaction Documents.
“Collateral Agent Termination Notice”: Defined in Section 7.5.
“Collateral Custodian”: State Street, not in its individual capacity, but solely as Collateral Custodian, its successor in interest pursuant to Section 8.3 or such Person as shall have been appointed Collateral Custodian pursuant to Section 8.5.
“Collateral Custodian Termination Notice”: Defined in Section 8.5.
“Collection Account”: Defined in Section 6.4(f).
“Collection Date”: The date following either the Reinvestment Period End Date or the Termination Date on which the Aggregate Unpaids have been reduced to zero and indefeasibly paid in full.
“Collections”: (a) All cash collections and other cash proceeds of any Loan, including, without limitation or duplication, any Interest Collections, Principal Collections, amendment fees, late fees, prepayment fees, waiver fees, Recoveries or other amounts received in respect thereof (but excluding any Excluded Amounts), (b) interest earnings on Permitted Investments or otherwise in any Account, (c) any cash proceeds or other funds received by the Borrower or the Servicer with respect to any Related Security (including from any guarantors) and (d) all cash collections and cash proceeds of any REO Asset received by the Borrower or the Servicer with respect to any Related Security (including from any Portfolio Subsidiary).
“Commitment”: With respect to each Lender, the commitment of such Lender to make Advances in accordance herewith in an amount not to exceed (a) prior to the earlier to occur of the Reinvestment Period End Date or the Termination Date, the dollar amount set forth opposite such Lender’s name on Annex B hereto or the amount set forth as such Lender’s “Commitment” on Schedule I to the Joinder Supplement relating to such Lender, as applicable, and (b) on or after the earlier to occur of the Reinvestment Period End Date or the Termination Date, with respect to each Lender, such Lender’s Pro Rata Share of the aggregate Advances Outstanding.
“Commitment Fee”: Defined in Section 2.13(a).
“Commitment Fee Rate”: Defined in the applicable Lender Fee Letter.
“Concentration Denominator”: (a) As of any date of determination prior to the end of the Ramp-Up Period, the greater of (x) the Target Portfolio Amount and (y) the aggregate
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Adjusted Balances of all Eligible Loans as of such date plus an amount equal to 75% of the amount on deposit in the Principal Collection Account as of such date, and (b) as of any date of determination after the end of the Ramp-Up Period, the aggregate Adjusted Balances of all Eligible Loans as of such date plus an amount equal to 75% of the amount on deposit in the Principal Collection Account as of such date.
“Conforming Changes”: With respect to either the use or administration of any Applicable Reference Rate or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of other technical, administrative or operational matters) that the Administrative Agent decides in consultation with the Borrower may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice in connection with the use, administration, adoption or implementation of any Benchmark Replacement is not administratively feasible or if the Administrative Agent determines, in consultation with the Borrower, that no market practice for the administration of any such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Continued Errors”: Defined in Section 6.13(d).
“Contractual Obligation”: With respect to any Person, any material provision of any securities issued by such Person or any material indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.
“Contribution Agreement”: The Contribution Agreement, by and among the Borrower and the Equityholder, dated as of the date hereof, as the same may be amended, restated, modified or supplemented from time to time.
“Control” or “Controlling”: The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Controlled Affiliate”: Any Affiliate of the Borrower or the Equityholder that is not a special purpose subsidiary structured to be bankruptcy-remote on terms such that reputable counsel of national standing could render a substantive non-consolidation opinion with respect thereto.
“CORRA”: A rate equal to the Canadian Overnight Repo Rate Average as administered by the CORRA Administrator.
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“Covered Party”: Any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Currency Disruption Event”: The occurrence of any of the following: (a) any Lender shall have notified the Administrative Agent of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain such Eligible Currency in the applicable market to fund any Advance, (b) any Lender shall have notified the Administrative Agent of a determination by such Lender that the rate at which such Eligible Currency is being offered to such Lender in the applicable market does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance or (c) any Lender shall have notified the Administrative Agent of the inability of such Lender, as applicable, to obtain such Eligible Currency in the applicable market to make, fund or maintain any Advance.
“Cut Off Date”: With respect to each Loan (or any portion thereof), the date such Loan (or such portion) is committed to be acquired by the Borrower (disregarding, in the case of any Delayed Draw Loan or Revolving Loan, any draw thereunder subsequent to the date such Loan is committed to be acquired by the Borrower).
“Default Period”: The period beginning on the day on which the Termination Date is declared or automatically occurs, and ending on the Collection Date.
“Default Right”: The meaning assigned to that term in, and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulted Loan”: Any Loan shall constitute a “Defaulted Loan” if:
(a)     a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Loan (without regard to any grace period applicable thereto, or waiver or forbearance thereof after the passage (in the case of a default that in the Servicer’s judgment, as certified to the Administrative Agent in writing, is not due to credit-related causes) of five (5) Business Days or seven (7) calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto);
(b)    a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor which is senior or pari passu in right of payment to such Loan (without regard to any grace period applicable thereto, or any waiver or forbearance thereof after the passage (in the case of a default that in the Servicer’s judgment, as certified to the Administrative Agent in writing, is not due to credit-related causes) of five (5) Business Days or seven (7) calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto); provided that both debt obligations are full recourse obligations and such other debt obligation is not subject to any standstill period (in which case such Loan shall not constitute a “Defaulted Loan” until the expiration of such standstill period);
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(c)    the Obligor or others have instituted proceedings to have the Obligor adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed (x) with respect to proceedings instituted by such Obligor, immediately or (y) with respect to proceedings instituted by others, for a period of sixty (60) consecutive days, or such Obligor has filed for protection under the Bankruptcy Code;
(d)    such Loan has (x) an S&P rating of “CC” or below or “SD” or (y) a Moody’s probability of default rating (as published by Moody’s) of “D” or “LD” or previously had such ratings before they were withdrawn by S&P or Moody’s;
(e)    such Loan is pari passu in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor which has an S&P rating of “SD” or “CC+” or lower or a Moody’s probability of default rating (as published by Moody’s) of “Ca1” or lower or “LD”; provided that both such Loan and such other debt obligation are full recourse obligations of such Obligor;
(f)    unless otherwise waived by the Administrative Agent, there has been any amendment or waiver of, or modification or supplement to, an Underlying Instrument governing such Loan executed or effected on or after the date on which such Loan is acquired by the Borrower, that reduces or waives any or all of the outstanding principal amount of such Loan;
(g)    the Servicer has received written notice or has knowledge that a default has occurred under the Underlying Instruments and any applicable grace period has expired such that the holders of such Loan may accelerate the repayment of the outstanding principal balance of such Loan (but only until such default is cured or waived) in the manner provided in the Underlying Instruments; or
(h)    the Servicer has, in its reasonable commercial judgment, otherwise declared such debt obligation to be a “Defaulted Loan.”
“Defaulting Lender”: Any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within two (2) Business Days of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, or (iv) has (or, with respect to such Lender (x) the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender and/or (y) any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender, has) become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
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“Delaware Expenses”: With respect to the following, incurred by the Borrower solely due to its continued existence in the State of Delaware: (i) any annual return fees and registered office fees of the Borrower, (ii) any fees and expenses for any administrators of the Borrower, (iii) any fees for any agent for the service of legal process, (iv) any expenses incurred in employing outside lawyers, accountants, consultants and any other experts, (v) any fees and expenses for the Independent Director, and (vi) all other expenses of the Borrower relating to the Transaction Documents.
“Delayed Draw Loan”: Any Loan that is fully committed on the initial funding date of such Loan and is required to be fully funded in one or more installments on draw dates to occur after the initial funding of such Loan but which, once all such installments have been made, has the characteristics of a Term Loan; provided that a Loan shall only be considered a Delayed Draw Loan for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation.
“Deposit Account”: The meaning specified in Section 9-102(a)(29) of the UCC.
“Determination Date”: The last day of each calendar month.
“Discretionary Sale”: Defined in Section 2.19.
“Discretionary Sale Date”: The Business Day identified by the Borrower to the Administrative Agent and the Collateral Agent in a Discretionary Sale Notice as the proposed date of a Discretionary Sale.
“Discretionary Sale Notice”: Defined in Section 2.19.
“Dollars”: Means, and the conventional “$” signifies, the lawful currency of the United States.
“EBITDA”: With respect to any period and any Loan, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for each such Loan, and in any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the principal obligor on such Loan and any of its parents that are obligated pursuant to the Underlying Instruments for such Loan and such obligor’s consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP and also on a pro forma basis as determined by the Servicer in good faith) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors and (g) any other item the Borrower and the Administrative Agent mutually deem to be appropriate; provided that, with respect to any Obligor for which four full fiscal quarters of financial data are not available, EBITDA shall be determined for such Obligor based on annualizing the financial data from the reporting periods actually available.
“Eligible Currency”: AUDs, Canadian Dollars, Euros, GBPs and Dollars.
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“Eligible Currency Borrowing Base”: For each Eligible Currency other than Dollars, the greater of (a) zero and (b) the aggregate sum of (i~~) the sum of the products, for each Eligible Loan denominated in such Eligible Currency as of such date, of (A) the Advance Rate for each such Eligible Loan as of such date and (B~~) the Adjusted Balance of each such Eligible Loan denominated in such Eligible Currency as of such date, plus (ii) the amount on deposit in such Eligible Currency in the Principal Collection Account as of such date, minus (iii) the Unfunded Exposure Equity Amount (solely of assets denominated in such Eligible Currency), plus (iv) the amount on deposit in such Eligible Currency in the Unfunded Exposure Account as of such date.
“Eligible Loan”: On any Measurement Date, each Loan that satisfies each of the following eligibility requirements (unless compliance with any one or more of such representations and warranties is waived, in writing, by the Administrative Agent in its sole discretion); provided that if clause (f) below is not satisfied with respect to the purchase of such Loan, the Borrower may purchase such Loan if the degree of compliance with such clause (f) is maintained or improved:
(a)as of the date such Loan was acquired or originated by the Borrower, such Loan has been approved by the Administrative Agent in its sole discretion;
(b)such Loan is a Broadly Syndicated Loan, a Large Middle Market Loan, a Mid-Sized Middle Market Loan, a Lower Middle Market Loan, a Small Middle Market Loan, a Recurring Revenue Loan, a First Lien Last Out Loan or a Second Lien Loan which has been assigned to the Borrower pursuant to an assignment agreement (other than with respect to an Assigned Participation Interest) either (A) complying with the related Underlying Instruments or (B) on the Loan Syndications and Trading Association standard assignment form (or applicable European equivalent);
(c)such Loan has an original term to stated maturity of not greater than seven (7) years; provided that for any Loans that constitute Second Lien loans, the stated maturity is not greater than eight (8) years;
(d)such Loan shall not cause the aggregate Adjusted Balance of all Loans made to the related Obligor and its Affiliates to exceed (x) 7.5% of the Concentration Denominator for the largest three Obligors and (y) 5.0% of the Concentration Denominator for the remainder;
(e)such Loan shall not cause the aggregate Adjusted Balance of all Loans that belong to any single Industry Classification to exceed 10% of the Concentration Denominator; provided that for two such Industry Classifications, such Loan shall not cause the aggregate Adjusted Balance of all Loans that belong to any single Industry Classification to exceed 20% of the Concentration Denominator; provided further that for an additional such Industry Classification, such Loan shall not cause the aggregate Adjusted Balance of all such Loans that belong to this Industry Classification to exceed 17.5% of the Concentration Denominator; provided further that for an additional such Industry Classification, which must be one of (x) Software, (y) Insurance or (z) Business Services, such Loan shall not cause the aggregate Adjusted Balance of all such Loans that belong to this Industry Classification to exceed 30% of the Concentration Denominator;
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(f)such Loan shall not cause the aggregate Adjusted Balances of all First Lien Last Out Loans, Second Lien Loans and Recurring Revenue Loans in the Collateral to exceed 20% of the Concentration Denominator;
(g)such Loan shall not cause the aggregate Adjusted Balances of all Recurring Revenue Loans in the Collateral to exceed 15% of the Concentration Denominator;
(h)such Loan shall not cause the Adjusted Balance of all PIK Loans in the Collateral to exceed 30.0% of the Concentration Denominator;
(i)such Loan shall not cause the Adjusted Balance of all PIK Loans with a current cash spread over the applicable benchmark of less than 2.125% (or a current cash coupon of less than 6.0% for PIK Loans that are Fixed Rate Loans) in the Collateral to collectively exceed 10.0% of the Concentration Denominator;
(j)such Loan shall not cause the sum of (i) the sum of all unfunded commitments associated with Revolving Loans and Delayed Draw Loans and (ii) the sum of all funded commitments associated with Revolving Loans to collectively exceed 10% of the Maximum Facility Amount;
(k)such Loan shall not cause the aggregate Adjusted Balances of all Loans (excluding Recurring Revenue Loans) issued by Obligors that have EBITDA of less than $25,000,000 (determined for the twelve calendar months immediately preceding the applicable Cut-Off Date) to exceed 20.0% of the Concentration Denominator;
(l)such Loan shall not cause the aggregate Adjusted Balances of all Loans (excluding Recurring Revenue Loans) issued by Obligors that have EBITDA of less than $15,000,000 (determined for the twelve calendar months immediately preceding the applicable Cut-Off Date) to exceed 10.0% of the Concentration Denominator;
(m)such Loan shall not cause the aggregate Adjusted Balances of all Loans with a Senior Net Leverage Ratio of greater than 6.50:1.00 as of the end of the twelve month period immediately preceding the Cut-Off Date by the Borrower (excluding Recurring Revenue Loans) to exceed 35.0% the Concentration Denominator;
(n)such Loan shall not cause the aggregate Adjusted Balances of all Broadly Syndicated Loans to exceed 5.0% of the Concentration Denominator;
(o)such Loan, together with the Underlying Instruments related thereto, (i) is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor (except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity)) enforceable against such Obligor in accordance with its terms, (ii) as of the date such Loan is first included as part of the Collateral, is not subject to any material litigation, dispute or offset, and (iii) contains provisions substantially to the effect that the Obligor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against the holder thereof;
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(p)to the knowledge of the Borrower and the Servicer, (i) as of the date such Loan is first included as part of the Collateral, such Loan and any Related Property have not, and will not, be used by the related Obligor in any manner or for any purpose that would result in any material risk of liability being imposed upon the Borrower or any Secured Party under any Applicable Law, or cause any Lender (in its commercially reasonable judgment) to fail to comply with any request or directive from any Governmental Authority having jurisdiction over such Lender, and (ii) such Loan and any Related Property shall comply in all material respects with, and will not violate in any material respect, any Applicable Law;
(q)such Loan is denominated and payable only in an Eligible Currency and does not permit the currency or country in which such Loan is payable to be changed (other than to another Eligible Currency);
(r)the Related Property for such Loan is primarily located in an Approved Country unless otherwise approved in writing by the Administrative Agent in its sole discretion (other than any Related Property that is in addition to the primary Related Property with respect to which such Loan was principally underwritten); provided that the sum of the Adjusted Balances of all Loans (x) where the related Obligor is not organized under the laws of the United States or any State thereof shall not exceed 10% of the Concentration Denominator and/or (y) denominated and payable in an Eligible Currency (other than Dollars) shall not exceed 10% of the Concentration Denominator;
(s)such Loan (i) is acquired or originated by the Borrower at the Servicer’s direction and (ii) is being serviced by the Servicer, in each case in accordance with the Servicing Standard;
(t)as of the date such Loan was acquired or originated by the Borrower, such Loan is not in payment default;
(u)as of the date such Loan was acquired or originated, (x) such Loan is eligible under its Underlying Instruments (giving effect to the provisions of Sections 9-406 and 9-408 of the UCC) to be sold to the Borrower and (y) such Loan is eligible to have a security interest therein granted to the Collateral Agent, for the benefit of the Secured Parties;
(v)such Loan does not contain a confidentiality provision that restricts or purports to restrict the ability of the Administrative Agent to exercise its rights under this Agreement, including, without limitation, its rights to review the Required Loan Documents and the Servicing Files;
(w)as of the date such Loan was acquired or originated by the Borrower, such Loan requires a fixed amount of principal payable in cash no later than its stated maturity;
(x)as of the date such Loan was acquired or originated by the Borrower, all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition, transfer or performance of such Loan
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and any Related Property have been duly obtained, effected or given and are in full force and effect;
(y)such Loan is Registered;
(z)such Loan is not a participation interest unless it is an Assigned Participation Interest that has been elevated to a full assignment by the date that is 90 days after the Closing Date and the Selling Institution has not defaulted in any respect in the performance of any of its payment obligations under the Participation Interest;
(aa)(i) the Borrower has good and marketable title to, and is the sole owner of, such Loan, (ii) the Borrower has granted to the Collateral Agent a valid and perfected first priority security interest in the Loan and Related Property, for the benefit of the Secured Parties (subject to Permitted Liens), and (iii) all Required Loan Documents required to be delivered to the Collateral Custodian, with respect to such Loan, have been or will be delivered to the Collateral Custodian within five (5) Business Days of the date such Loan was acquired or originated, except as otherwise provided in Section 3.2(c);
(ab)the Obligor with respect to such Loan (i) has full legal capacity to execute and deliver the Underlying Instruments which create such Loan and (ii) is an Eligible Obligor;
(ac)the Obligor with respect to such Loan (other than in respect of any Broadly Syndicated Loan or Large Middle Market Loan) must be subject to at least one (1) Maintenance Covenant under the Underlying Instruments (which may be a springing Maintenance Covenant);
(ad)such Loan (A) is not an Equity Security and (B) does not by its terms provide for the conversion or exchange into an Equity Security at any time on or after the date it is included as part of the Collateral;
(ae)the acquisition of such Loan will not cause the Borrower or the pool of Collateral to be required to register as an investment company under the 1940 Act;
(af)such Loan does not constitute Margin Stock;
(ag)[reserved];
(ah)such Loan is not a financing by a debtor-in-possession pursuant to any proceeding under Insolvency Law;
(ai)such Loan is not subject to withholding tax unless the Obligor thereon is required under the terms of the related Underlying Instrument to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis;
(aj)to the extent applicable, such Loan requires the related Obligor to maintain the Related Property for such Loan in good repair and to maintain adequate insurance with respect thereto;
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(ak)such Loan and the Underlying Instruments related thereto, are eligible to be sold, assigned or transferred to the Borrower, and neither the sale, transfer or assignment of such Loan to the Borrower, nor the granting of a security interest hereunder to the Collateral Agent, on behalf of the Secured Parties, violates, conflicts with or contravenes any Applicable Law or any material contractual or other restriction, limitation or encumbrance;
(al)such Loan is not principally secured by real estate;
(am)there are no proceedings pending wherein the related Obligor, any other party obligated with respect to such Loan or any Governmental Authority has alleged that such Loan or any related Underlying Instrument is illegal or unenforceable;
(an)if such Loan is acquired by the Borrower from the Equityholder, such Loan was sourced or originated by the Equityholder or its Affiliates in the ordinary course of business; and
(ao)with respect to any Loan with a U.S. Obligor, such Loan is in the form of and is treated as indebtedness of the related Obligor for U.S. federal income tax purposes.
With respect to clauses (d) through (n) and (r), only the portion of such assets that exceed the thresholds will be deemed to be ineligible.
“Eligible Obligor”: On any Measurement Date, any Obligor that:
(i)is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization;
(ii)is a legal operating entity, holding company or special purpose entity;
(iii)is not organized for household purposes;
(iv)is not a Governmental Authority;
(v)is not an Affiliate of the Borrower or the Servicer unless otherwise approved by the Administrative Agent in its sole discretion;
(vi)is domiciled and organized or incorporated in, or has its principal place of business in, an Approved Country;
(vii)does not derive any material portion of its business from, is not primarily or directly involved in (or for which the proceeds received by the relevant Obligor is used to finance) (i) payday lending, pawn shops, adult entertainment, marijuana related businesses, automobile title loans, tax refund anticipation loans, credit repair services, drug paraphernalia, fireworks distributors, tax evasion, assault weapons or firearms manufacturing, businesses engaged in predatory lending practices or strip mining or (ii) any other industry which involves any activity that the Administrative Agent reasonably believes is
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or would be illegal in any applicable jurisdiction if it were carried out in such jurisdiction (regardless of where the activity is actually carried out); and
(viii)unless otherwise approved by the Administrative Agent in its sole discretion, is not (and has not been for at least two (2) years) the subject of an Insolvency Event.
For the avoidance of doubt, an “Eligible Obligor” shall include an Obligor that is an Affiliate of the Servicer or the Equityholder; provided that, the acquisition of a Loan with respect to such Obligor shall have been acquired from a Person who is not affiliated with the Servicer or the Equityholder.
“Eligible Repurchase Obligations”: Repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (c) of the definition of Permitted Investments.
“EMU Legislation”: The legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws”: Any and all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations (with the force of law) and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.
“Equity Security”: (i) Any equity security or any other security that is not eligible for purchase by the Borrower as a Loan, (ii) any security purchased as part of a “unit” with a Loan and that itself is not eligible for purchase by the Borrower as a Loan, and (iii) any obligation that, at the time of commitment to acquire such obligation, was eligible for purchase by the Borrower as a Loan but that, as of any subsequent date of determination, no longer is eligible for purchase by the Borrower as a Loan, for so long as such obligation fails to satisfy such requirements.
“Equityholder”: SL Investment Fund II LLC, a Delaware limited liability company.
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“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or Servicer, as applicable, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower or Servicer, as applicable, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as, or treated as under common control or as a single employer (within the meaning of Section 414(o) of the Code) together with, the Borrower or Servicer, as applicable.
“Erroneous Payment”: Defined in Section 12.3(a).
“Erroneous Payment Deficiency Assignment”: Defined in Section 12.3(d).
“Erroneous Payment Return Deficiency”: Defined in Section 12.3(d).
“Errors”: Defined in Section 6.13(d).
“EURIBOR Rate”: For any day during the Accrual Period, with respect to any Advance denominated in Euros (or portion thereof), the greater of (x) zero and (y) (a) the rate per annum appearing on Reuters Screen EURIBOR01 Page (or any successor or substitute page) as the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for deposits in Euros at approximately 11:00 a.m., London time, for such day; provided that, if such day is not a Business Day, the immediately preceding Business Day, for a one-month maturity; and (b) if no rate specified in clause (a) of this definition so appears on Reuters Screen EURIBOR01 Page (or any successor or substitute page), the interest rate per annum at which Euro deposits of €5,000,000 and for a one-month maturity are offered by the principal London office of UBS in immediately available funds in the euro interbank market at approximately 11:00 a.m., London time, for such day.
“Euros” or “EUR”: Means, and the conventional “€” signifies, the lawful currency of each state so described in any EMU Legislation introduced in accordance with the EMU Legislation.
“Evaluation Event” An event which shall occur if the Administrative Agent gives notice of a reduction in the Assigned Value of an Eligible Loan following a Value Adjustment Event to the Borrower or the Servicer and such reduction results in the Assigned Value of such Eligible Loan being less than 90% of the Assigned Value thereof prior to such notice.
“Excepted Persons”: Defined in Section 13.13(a).
“Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Amounts”: (a) Any amount received in the Collection Account with respect to any Loan included as part of the Collateral, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan or on any Related Property, (b) any amount received in the Collection Account or other Account
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representing (i) a reimbursement of insurance premiums and (ii) any escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under the Underlying Instruments, (c) any amount received in the Collection Account with respect to any Loan retransferred or substituted for upon the occurrence of a Warranty Event or that is otherwise replaced by a Substitute Loan, or that is otherwise sold or transferred by the Borrower pursuant to Section 2.17, Section 2.18 or Section 2.19, to the extent such amount is attributable to a time after the effective date of such replacement or sale, (d) any interest accruing on a Loan prior to the related Cut-Off Date that was not purchased by the Borrower and is for the account of the Person from whom the Borrower purchased such Loan, and (e) any amounts deposited into the Collection Account manifestly in error.
“Excluded Taxes”: Defined in Section 2.15(a).
“Exposure Amount”: As of any date of determination, with respect to any Revolving Loan or Delayed Draw Loan, (i) the maximum commitment of such Revolving Loan or Delayed Draw Loan (excluding any original issue discount) under the terms of the applicable Underlying Instruments (and, for the avoidance of doubt, the commitment in respect of a Loan as to which the commitment to make additional advances has been terminated shall be zero) minus (ii) the OLB of such Revolving Loan or Delayed Draw Loan on such date of determination calculated in Dollars (and converted to Dollars, if necessary, by the Servicer using the Applicable Exchange Rate).
“Exposure Amount Shortfall”: Defined in Section 2.2(f).
“Extension”: Defined in Section 2.1(c).
“Facility Amount”: The aggregate Commitments of the Lenders then in effect, which amount may be up to $300,000,000, as such amounts may vary from time to time pursuant to Section 2.1(d) or Section 2.3(a); provided that the Borrower shall be permitted to request Advances denominated in Eligible Currencies other than Dollars in an equivalent amount (calculated using the Applicable Exchange Rate on the date of funding of any such Advance); provided that, on or after the earlier to occur of the Reinvestment Period End Date or the Termination Date, the Facility Amount shall equal the Advances Outstanding.
“Facility Margin”: Defined in Section 2.13(b).
“Facility Margin Rate”: Defined in the applicable Lender Fee Letter.
“Facility Maturity Date”: October 10, 2029.
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto.
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“Federal Funds Rate”: For any period, a fluctuating interest per annum rate equal, for each day during such period, to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day. If the calculation of the Federal Funds Rate results in a Federal Funds Rate of less than zero, the Federal Funds Rate shall be deemed to be zero for all purposes of this Agreement.
“Finance Charges”: With respect to any Loan, any interest or finance charges payable by an Obligor pursuant to or with respect to such Loan.
“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.
“Financial Sponsor”: Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.
“First Lien Last Out Loan”: Any Loan that would constitute a Traditional Middle Market Loan but that, at any time prior to and/or after an event of default under the related Underlying Instruments, will be paid after one or more tranches of Traditional Middle Market Loans issued by the same Obligor have been paid in full in accordance with a specified waterfall or other priority of payments; provided that the Administrative Agent may, in its sole discretion, designate a Loan that would otherwise constitute a First Lien Last Out Loan as a Large Middle Market Loan, Mid-Size Middle Market Loan, Lower Middle Market Loan or Small Middle Market Loan.
“First Out Attachment Ratio”: With respect to any Loan, as of any date of determination, an amount equal to the Senior Net Leverage Ratio with respect to all or any portion of such Loan that constitutes first lien senior secured Indebtedness that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (excluding any First Lien Last Out Loan or first lien last out Indebtedness within the capital structure).
“Fitch”: Fitch Ratings, Inc. or any successor thereto.
“Fixed Rate Loan”: An Eligible Loan other than a Floating Rate Loan.
“Floating Rate Loan”: An Eligible Loan under which the rate payable by the Obligor thereof is based on the Applicable Prime Rate or the applicable Benchmark, plus some specified interest percentage in addition thereto, and the Loan provides that such rate will reset immediately upon any change in the related Applicable Prime Rate or the applicable Benchmark.
“Floor”: A rate of interest equal to 0.0%.
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“Funding Date”: With respect to any Advance, the date such funds are made available to the Borrower in accordance with Section 2.2.
“Funding Request”: A Borrowing Notice in the form of Exhibit A-1 requesting an Advance and including the items required by Section 2.2.
“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States.
“Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.
“GBP”: Means, and the conventional “£” signifies, the lawful currency of the United Kingdom.
“Hazardous Materials”: All materials subject to regulation under any Environmental Law, including, without limitation, materials listed in 49 C.F.R. § 172.010, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.
“Highest Required Investment Category”: (i) With respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one-month instruments, “Aa2” and “P-1” for three-month instruments, “Aa3” and “P-1” for six-month instruments and “Aa2” and “P-1” for instruments with a term in excess of six (6) months, (ii) with respect to ratings assigned by S&P, “A-1” for short-term instruments and “A” for long-term instruments, and (iii) with respect to ratings assigned by Fitch (if such investment is rated by Fitch), “F-1+” for short-term instruments and “AAA” for long-term instruments.
“Increased Costs”: Any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.14.
“Indebtedness”: (i) With respect to any Person that is an Obligor under any Loan at any date, the meaning of “Indebtedness” or any comparable definition in the Underlying Instruments for each such Loan, and in any case that “Indebtedness” or such comparable definition is not defined in such Underlying Instruments, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (c) all obligations of such Person in respect of acceptances
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issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness, obligations or liabilities of that Person in respect of derivatives, and (f) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e) of this clause (i), and (ii) for all other purposes, with respect to any Person at any time, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness, obligations or liabilities of that Person in respect of derivatives, and (f) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e) of this clause (ii). Notwithstanding the foregoing, “Indebtedness” does not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or investment to satisfy unperformed obligations of the seller of such asset or investment, (y) a commitment arising in the ordinary course of business to make a future investment or fund subsequent draws under Revolving Loans, Delayed Draw Loans or the unfunded portion of any existing investment or (z) indebtedness of the Borrower on account of the sale by the Borrower of the first out tranche of any Loan that arises solely as an accounting matter under ASC 860, provided that such indebtedness (i) is nonrecourse to the Borrower and (ii) would not represent a claim against the Borrower in a bankruptcy, insolvency or liquidation proceeding of the Borrower, in each case in excess of the amount sold or purportedly sold.
“Indemnified Amounts”: Defined in Section 11.1.
“Indemnified Parties”: Defined in Section 11.1.
“Indemnifying Party”: Defined in Section 11.3.
“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Independent”: With respect to any Person, that such Person is a natural person who, (A) for the five year period prior to his or her appointment as an Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower, the Equityholder or any of their respective Affiliates (other than his or her service as an Independent Director or independent officer or other independent capacity of the Borrower or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer or supplier of the Borrower, the Equityholder or any of their respective Affiliates (other than his or her service as an Independent
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Director or independent officer or other independent capacity of the Borrower or other Affiliates that are structured to be “bankruptcy remote”); (iii) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of the Borrower or any Affiliate of the Borrower; or (iv) any member of the immediate family of a person described in (i), (ii) or (iii), and (B) has (i) prior experience as an independent director for a Person whose charter documents required the consent of the independent director thereof before such Person could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.
“Independent Director”: The Independent Director (as such term is defined in the organizational documents of the Borrower), which shall at all times be Independent.
“Indorsement”: The meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.
“Industry Classification”: Any of the industry categories set forth in Schedule III hereto, including any modifications that may be made thereto or additional categories that may be subsequently established by MSCI Inc. in reference to the Global Industry Classification Standard codes; provided that the Borrower has provided its prior written consent to any such modification or additional category.
“Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction over such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree, order or appointment shall remain unstayed and in effect for a period of sixty (60) consecutive days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors or (d) the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.
“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.
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“Insurance Policy”: With respect to any Loan, an insurance policy covering liability and physical damage to, or loss of, the Related Property.
“Insurance Proceeds”: Any amounts received on or with respect to a Loan under any Insurance Policy or with respect to any condemnation proceeding or award in lieu of condemnation which is neither required to be used to restore, improve or repair the related real estate nor required to be paid to the Obligor under the Underlying Instruments.
“Interest”: For each Accrual Period and each Advance outstanding, the sum of the products (for each day during such Accrual Period) of:

IR x P x 1 D
where:
IR    =    the Interest Rate applicable on such day;
P    =    the principal amount of such Advance on such day; and
D    =    360 or, to the extent the Interest Rate is (x) Term CORRA, SONIA or BBSY, 365 days or (y) the Base Rate, 365 or 366 days, as applicable.
provided that, (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law, and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.
“Interest Collections”: Any and all amounts of collections received with respect to the Collateral other than Principal Collections that are deposited into the Collection Account, or received by or on behalf of the Borrower or the Servicer in respect of a Loan, whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment.
“Interest Collections Account”: Defined in Section 6.4(f).
“Interest Coverage Ratio”: With respect to any Loan for any Relevant Test Period, the meaning of “Interest Coverage Ratio” or any comparable definition in the Underlying Instruments for each such Loan, and in any case that “Interest Coverage Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) EBITDA to (b) Interest Obligations as calculated by the Borrower and the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Underlying Instruments.
“Interest Obligations”: With respect to any period and any Loan, for the Obligor on such Loan and, to the extent included in the corresponding calculation of EBITDA, any parent that is obligated pursuant to the Underlying Instruments for such Loan (determined on a consolidated basis without duplication in accordance with GAAP), the meaning of “Interest
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Obligations” or any comparable definition in the Underlying Instruments for each such Loan, and in any case that “Interest Obligations” or such comparable definition is not defined in such Underlying Instruments, all cash interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued during such period (whether or not actually paid during such period).
“Interest Rate”: Subject to Section 2.14(e), for any Accrual Period and for each Advance outstanding in any Eligible Currency for each day during such Accrual Period, a rate equal to the Applicable Reference Rate.
“Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the making or acquisition of Loans and the acquisition of Equity Securities otherwise permitted by the terms hereof which are related to such Loans.
“IRS”: The United States Internal Revenue Service.
“Joinder Supplement”: An agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit K to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date, as contemplated by Section 2.1(d).
“Large Middle Market Loan”: A Loan that, as of the date the Borrower acquires such Loan, (i) satisfies the definition of “Traditional Middle Market Loan”, (ii) has a tranche size of at least $200,000,000 (or the Eligible Currency equivalent), and (iii) has EBITDA for the immediately prior twelve calendar months of at least $75,000,000 (or the Eligible Currency equivalent).
“Last Out Attachment Ratio”: With respect to any Loan, as of any date of determination, an amount equal to the Senior Net Leverage Ratio with respect to all or any portion of such Loan that constitutes first lien senior secured Indebtedness that is (or by its terms could become) subordinate in right of payment to one or more tranches of first lien senior secured indebtedness.
“Lender”: Defined in the Preamble.
“Lender Assignment”: Defined in Section 13.16.
“Lender Fee Letter”: Each fee letter agreement (including the UBS Fee Letter) that shall be entered into by and among the Borrower, the Servicer, the applicable Lender in connection with the transactions contemplated by this Agreement, as amended, modified, waived, supplemented, restated or replaced from time to time.
“Lien”: Any mortgage, lien, pledge, charge, assignment by way of security, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties). For the avoidance of doubt, notwithstanding the satisfaction of the eligibility criteria for any Loan acquired by the Borrower hereunder, customary restrictions on transfers of a Loan pursuant to the related Underlying Instruments shall not be deemed to be a “Lien.”
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“Lien Release Dividend”: Defined in Section 2.19(e).
“Lien Release Dividend Date: The date specified by the Borrower, which date may be any Business Day, provided written notice is delivered in accordance with Section 2.19(e).
“Liquidation Expenses”: With respect to any Loan, the aggregate amount of all out-of-pocket expenses reasonably incurred by the Servicer (including amounts paid to any subservicer) in accordance with the Servicer’s customary procedures in connection with the repossession, refurbishing and disposition of any Related Property securing such Loan upon or after the expiration or earlier termination of such Loan, and other out-of-pocket costs related to the liquidation of any such assets, as documented by the Servicer upon the request of the Administrative Agent, in writing providing a breakdown of the Liquidation Expenses for such Loan, along with any supporting documentation therefor.
“Loan”: Any commercial loan, note or Participation Interest that the Borrower originates or acquires from a third party seller or any Equityholder, excluding the Retained Interest and Excluded Amounts and which loan is listed on the Loan Tape until such loan is sold or substituted in accordance with Section 2.17, 2.18 or 2.19 hereof.
“Loan Checklist”: An electronic or hard copy, as applicable, of a checklist, in the form of Exhibit L, delivered by or on behalf of the Borrower to the Collateral Custodian, for each Loan that identifies each of the items which constitute the Required Loan Documents.
“Loan Tape”: The loan tape to be delivered in connection with each Servicing Report and on each applicable Funding Date, which tape shall include (but not be limited to) the aggregate OLB of all Loans and, with respect to each Loan, the following information:
(a)name and number of the related Obligor;
(b)whether such Obligor is an Affiliate of the Borrower, the Equityholder or Servicer;
(c)calculation of the Senior Net Leverage Ratio for the Relevant Test Period as calculated on the related Funding Date of such Loan (provided that, if any other positions in such Loan existed on its Funding Date then such calculation shall include the Senior Net Leverage Ratio utilized for the position with the earliest of such other Funding Dates ), and for the most recent Relevant Test Period;
(d)calculation of the Interest Coverage Ratio for the Relevant Test Period as calculated on the related Funding Date of such Loan (provided that, if any other positions in such Loan existed on its Funding Date then such calculation shall include the Interest Coverage Ratio utilized for the position with the earliest of such other Funding Dates), and for the most recent Relevant Test Period;
(e)calculation of the Total Net Leverage Ratio for the Relevant Test Period as calculated on the related Funding Date of such Loan (provided that, if any other positions in such Loan existed on its Funding Date then such calculation shall include the Total Net Leverage Ratio utilized for the position with the earliest of such other Funding Dates), and for the most recent Relevant Test Period;
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(f)Exposure Amount (if applicable);
(g)collection status (number of days past due);
(h)loan status (whether in default or on non-accrual status);
(i)scheduled final maturity date;
(j)[reserved];
(k)loan rate of interest (and reference rate) and (if applicable and, in each case, expressed as a percentage of par) the cash coupon, the portion of such cash coupon that is permitted to be deferred or capitalized, the current cash pay coupon and the portion of the cash coupon that is currently being deferred or capitalized; provided that, for the avoidance of doubt, the reporting of cash coupon hereunder shall not require a mathematical calculation of the applicable benchmark rate;
(l)SOFR floor (if applicable);
(m)OLB;
(n)par amount;
(o)Assigned Value;
(p)Purchase Price;
(q)Loan type (e.g., Large Middle Market Loan, Mid-Size Middle Market Loan, Lower Middle Market Loan, Small Middle Market Loan, First Lien Last Out Loan, Second Lien Loan, Recurring Revenue Loan, etc.);
(r)Industry Classification;
(s)[reserved];
(t)cash for the most recent Relevant Test Period;
(u)trailing twelve-month EBITDA for the most recent Relevant Test Period;
(v)the as-of date for each of the statistics in the foregoing clauses (c), (d), (e) (w), (x) and (y);
(w)initial tranche size;
(x)whether such Loan has been subject to a Value Adjustment Event (and of what type);
(y)whether such Loan has been subject to any waiver, amendment, restatement, supplement or other modification (and whether such action constitutes a Material Modification);
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(z)[reserved];
(aa)as of the reporting date of the last fiscal year-end financial statements with respect to such Obligor, cash taxes;
(ab)the applicable Eligible Currency for such Loan;
(ac)if such Loan is a Recurring Revenue Loan, (x) the Recurring Revenue and liquidity of the Obligor thereof as of the applicable Cut-Off Date and for the most recent Relevant Test Period, (y) the “liquidity covenant” and Recurring Revenue Loan Covenant Flip Scheduled Date as set forth in the Underlying Instruments thereof and (z) calculation of the Recurring Revenue Loan Gross Leverage Ratio of the Obligor thereof as of the applicable Cut-Off Date and for the most recent Relevant Test Period;
(ad)whether such Loan is subject to a Maintenance Covenant pursuant to its Underlying Instruments.
“Lower Middle Market Loan”: A Loan that, as of the date the Borrower acquires such Loan, (i) satisfies the definition of “Traditional Middle Market Loan”, and (ii) has EBITDA for the immediately prior twelve calendar months of at least $25,000,000 and less than $50,000,000 (or the Eligible Currency equivalent).
“Maintenance Covenant”: As of any date of determination, a covenant by the Obligor of a Loan to comply with one or more financial ratios or tests (or specification that an acceleration event or event of default shall occur absent compliance with such financial ratio or test); provided that such a covenant (or specification) that otherwise satisfies the definition hereof and only applies when one or more other conditions is met (including, e.g., amounts outstanding under the related Loan), or that is contained in the loan documents for another loan that cross-defaults to or is pari passu with such Loan, shall be a Maintenance Covenant.
“Margin Stock”: “Margin Stock” as defined under Regulation U.
“Material Adverse Effect”: With respect to any event or circumstance, means a material adverse effect on (a) the business, financial condition, operations, performance or properties of the Servicer or the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loans generally or any material portion of the Loans, (c) the rights and remedies of the Administrative Agent, the Collateral Agent, the Lenders and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower or the Servicer to perform their respective obligations under this Agreement or any Transaction Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Administrative Agent’s, the Collateral Agent’s, or the other Secured Parties’, lien on the Collateral.
“Material Modification”: Any amendment or waiver of, or modification or supplement to, an Underlying Instrument governing a Loan executed or effected on or after the date on which the Borrower acquired such Loan from any Person that:
(a)waives one or more interest payments, reduces the amount of interest due with respect to such Loan or permits any interest due in cash to be deferred or capitalized
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and added to the principal amount of such Loan (other than (i) any deferral or capitalization already allowed by the terms of the Underlying Instrument of such Loan and (ii) any deferral or capitalization of the portion of any interest accruing at the incremental portion of any interest rate increased subsequent to the closing date of such Loan);
(b)contractually or structurally subordinates such Loan by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than “permitted liens” as defined in the Underlying Instruments for such Loan or such comparable definition if “permitted liens” is not defined therein) on any of the Related Property securing such Loan;
(c)substitutes, alters or releases (other than as permitted by such Underlying Instruments) the Related Property securing such Loan (excluding any such release arising in connection with a sale of assets, the proceeds of which are applied to repay such Loan, and after giving effect to such prepayment, the leverage ratio of such Loan is unchanged or improved), and each such substitution, alteration or release, as determined in the sole reasonable discretion of the Administrative Agent, materially and adversely affects the value of such Loan;
(d)extends or delays the maturity date for such Loan;
(e)amends, waives, forbears, supplements or otherwise modifies in any way the definition of “Senior Net Leverage Ratio,” “Interest Coverage Ratio,” “Permitted Liens”, “Recurring Revenue” or “Total Net Leverage Ratio” (or any respective comparable definitions in the Underlying Instruments for such Loan) or the definition of any component thereof (including any adjustment to EBITDA or Adjusted EBITDA or any similar definition) in a manner that, in the sole reasonable discretion of the Administrative Agent, is materially adverse to any Lender; provided that, in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent may waive any Material Modification resulting from such implementation pursuant to this clause (e); or
(f)makes such Loan a Principal Reduced Loan.
“Maximum Portfolio Advance Rate”: 67.5%.
“Maximum Facility Amount”: The aggregate Commitments as then in effect, after giving effect to any decrease pursuant to Section 2.3 or increase pursuant to Section 2.1(e); provided that at all times after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.
“Measurement Date”: Each of the following: (i) the Closing Date; (ii) each Determination Date; (iii) the date of any Borrowing Notice or Repayment Notice, as applicable; (iv) any date on which a substitution of a Loan occurs; (v) any Optional Sale Date; (vi) the date the Servicer has actual knowledge of the occurrence of any “Value Adjustment Event” set forth in clauses (i) through (iv) of the definition thereof; (vii) the date the Assigned Value of any Loan is adjusted by the Administrative Agent as a result of the occurrence of any “Value Adjustment Event” set forth in clauses (v) through (vii) of the definition thereof; (viii) the date as of which any
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Servicing Report, as provided for in Section 6.8(b), is calculated; (ix) the date of any release of Principal Collections requested pursuant to Section 2.8(b); (x) the date on which funds on deposit in the Principal Collection Account are converted into another Eligible Currency pursuant to Section 2.9(f)(iii); (xi) each Funding Date; (xii) each Discretionary Sale Date; and (xiii) each Lien Release Dividend Date.
“Mid-Size Middle Market Loan”: A Loan that, as of the date the Borrower acquires such Loan, (i) satisfies the definition of “Traditional Middle Market Loan”, (ii) has EBITDA for the immediately prior twelve calendar months of at least $50,000,000 (or the Eligible Currency equivalent) and (iii) does not satisfy the definition of “Large Middle Market Loan”.
“Minimum Required Equity Amount”: As of any Measurement Date, an amount equal to the greater of (i) the sum of the Adjusted Balances of all Eligible Loans to the three largest Obligors and (ii) 15% of the Maximum Facility Amount.
“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.
“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA at any time during the current year or the preceding six (6) years, to which the Borrower, the Servicer or any ERISA Affiliate contributed or had any obligation to contribute or with respect to which any of them had any liability under Title IV of ERISA.
“Net Purchased Loan Balance”: As of any date of determination, an amount equal to the OLB of all Loans which were sold or contributed to the Borrower by the Equityholder.
“Non-Disputable Value Adjustment Event” Any Value Adjustment Event pursuant to clauses (i), (ii), (iii) or (x) of the definition thereof.
“Non-USD Advance Cap”: As of any date of determination, an amount equal to the product of (a) the Facility Amount and (b) 10%.
“Non-USD Deficiency Adjustment”: As of any date of determination, an amount (converted to Dollars by the Servicer using the Applicable Exchange Rate), equal to the sum of the products of:
where:
    BBDC        =    Borrowing Base Deficiency (Currency);
            =    Advances in Eligible Currencies other than Dollars; and
            =    Advances Outstanding.
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“Noteless Loan”: A Loan (a) with respect to which the Underlying Instruments (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan or (ii) do not require any holder of the indebtedness created under such Loan to affirmatively request a promissory note from the related Obligor or (b) for which the Borrower does not receive a promissory note.
“Obligor”: With respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof. For purposes of determining whether any Loan is made to an Eligible Obligor, all Loans included as part of the Collateral or to be transferred to the Collateral the Obligor of which is an Affiliate of another Obligor shall be aggregated with all Loans of such Affiliate Obligor; for example, if Corporation A is an Affiliate of Corporation B, and the sum of the OLB of all of Corporation A’s Loans included as part of the Collateral constitutes 10% of the Borrowing Base and the sum of the OLB all of Corporation B’s Loans included as part of the Collateral constitutes 10% of the Borrowing Base, the combined Obligor concentration for Corporation A and Corporation B would be 20%.
“OFAC”: The United States Department of the Treasury’s Office of Foreign Assets Control.
“OFAC Regulations”: The regulations promulgated by OFAC, as amended from time to time.
“Officer’s Certificate”: A certificate signed by a Responsible Officer of the Person providing the applicable certification, as the case may be.
“OLB”: As of any Measurement Date, with respect to any Loan (or portion thereof), (a) if such Loan is denominated and payable in Dollars, the principal balance of such Loan outstanding made by the Borrower to the related Obligor pursuant to the related Underlying Instruments as of such date of determination and (b) if such Loan is denominated and payable in an Eligible Currency other than Dollars, the equivalent in Dollars of the principal balance of such Loan outstanding made by the Borrower to the related Obligor pursuant to the related Underlying Instruments as of such date of determination, determined by the Servicer using the Applicable Exchange Rate, in each case exclusive of any accrued interest and Accreted Interest, after application of principal payments received on or before such date, minus the sum of (i) the principal portion of the Scheduled Payments on such Loan received during each Accrual Period ending prior to the most recent Payment Date, and (ii) all other Principal Collections on such Loan, to the extent deposited by the Servicer in the Collection Account. Any outstanding portion of a Loan which exceeds the limitation set forth in clause (d) of the definition of Eligible Loan will be excluded from the calculation of the OLB of such Loan (and shall not be included unless both (x) such portion no longer exceeds such limitation and (y) such portion has been approved by the Administrative Agent in its sole discretion).
“Operating Lease Implementation”: The implementation by an Obligor of IFRS 16/ASC 842.
“Opinion of Counsel”: A written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion.
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“Optional Sale”: Defined in Section 2.18(a).
“Optional Sale Date”: Any Business Day, provided ten (10) Business Days’ written notice is given in accordance with Section 2.18(a).
“Other Costs”: Defined in Section 13.9(c).
“Other Taxes”: All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are imposed as a result of a present or former connection between such Secured Party and the relevant jurisdiction (other than any such connection arising from such Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced this Agreement).
“Participant Register”: Defined in Section 13.16(b).
“Participation Interest”: A participation interest in a loan that would, at the time of acquisition or the Borrower’s commitment to acquire the same, satisfy each of the following criteria: (i) such participation would constitute an Eligible Loan were it acquired directly, (ii) the seller of the participation is the lender on the subject loan, (iii) the aggregate participation in the loan does not exceed the principal amount or commitment of such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the seller holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full at the time of its acquisition, (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation and (vii) is not a sub-participation. For the avoidance of doubt, no Participation Interest other than an Assigned Participation Interest shall constitute an Eligible Loan.
“Payment Date”: Monthly on the 25th day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing January 25, 2025.
“Payment Recipient”: Defined in Section 12.3(a).
“Pension Plan”: Defined in Section 4.1(bb).
“Permitted Investments”: Negotiable instruments or securities or other investments that (i) except in the case of demand or time deposits, investments in money market funds and Eligible Repurchase Obligations, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (ii) as of any date of determination, mature by their terms on or prior to the Business Day preceding the next Payment Date, and (iii) evidence:
(a)direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);
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(b)demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of an Approved Country or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that, at the time of the Borrower’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Fitch and each Rating Agency in the Highest Required Investment Category granted by Fitch and such Rating Agency;
(c)Eligible Repurchase Obligations with a rating acceptable to the Rating Agencies and Fitch, which in the case of S&P, shall be “A-1” and in the case of Fitch shall be “F-1+”;
(d)commercial paper, or other short term obligations, having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency;
(e)investments in taxable money market funds or other regulated investment companies having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from each Rating Agency and Fitch (if rated by Fitch); or
(f)demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short-term deposits from Moody’s and S&P of “P-1” and “A-1,” respectively, and if rated by Fitch, from Fitch of “F-1+”.
The Collateral Agent may, pursuant to the direction of the Servicer or the Administrative Agent, as applicable, purchase or sell to itself or an Affiliate, as principal or agent, the Permitted Investments described above. Permitted Investments may include those investments in which the Collateral Agent or any of its Affiliates provides services and receives reasonable compensation. The Collateral Agent and the Collateral Custodian shall have no duty to determine or oversee compliance with the foregoing.
“Permitted Liens”: Any of the following : (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Transaction Documents, (d) as to any account, customary Liens in favor of the securities intermediary, to the extent set forth in the Securities Account Control Agreement or other documentation governing the account, (e) one or more judgment Liens securing judgments and other proceedings not constituting a Termination Event under Section 10.01(e) and (f) with respect to any Related Property, Liens permitted by the applicable Underlying Instrument.
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“Permitted Refinancing”: Any refinancing transaction undertaken by the Equityholder, the Borrower or any Affiliate thereof that is secured, directly or indirectly, by any Loan currently or formerly included in the Collateral or any portion thereof or any interest therein released from the Lien of this Agreement.
“Permitted RIC Distribution”: Distributions to the Equityholder (from the Collection Account) on any Payment Date (or as otherwise permitted pursuant to Section 5.2(f)(v)) to the extent required to allow the Equityholder to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Equityholder in or with respect to any taxable year of the Equityholder (or any calendar year, as relevant); provided that the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equityholder shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Equityholder to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code.
“Permitted Securitization”: Any private or public term or conduit securitization transaction (a) undertaken by the Equityholder, the Borrower or any Affiliate thereof that is secured, directly or indirectly, by any Loan currently or formerly included in the Collateral or any portion thereof or any interest therein released from the Lien of this Agreement, including, without limitation, any collateralized loan obligation or collateralized debt obligation offering or other asset securitization and (b) in the case of a term securitization in which the Equityholder, an Affiliate thereof, an underwriter or a placement agent has agreed to purchase or place 100% of the equity and non-investment grade tranches of notes issued in such term securitization transaction. For the avoidance of doubt, any such party agreeing to so purchase or place may designate other Persons as purchasers of such equity provided such party or parties remain primarily liable therefor if such designees fail to purchase or place in connection with the closing date of such term securitization and/or, after the closing of such term securitization, may transfer equity it purchases at the closing thereof.
“Permitted Tax Jurisdiction”: (a) A tax-advantaged sovereign jurisdiction that is commonly used as the place of organization of special purpose vehicles (including but not limited to the Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands, the Channel Islands, Jersey, Luxembourg, Singapore, Curacao, St. Maarten or the U.S. Virgin Islands) or (b) any other tax-advantaged jurisdiction consented to by the Administrative Agent (not to be unreasonably withheld, conditioned or delayed).
“Person”: An individual, partnership, corporation, company, limited liability company, limited liability partnership, joint stock company, trust (including a statutory or business trust), estate, unincorporated association, sole proprietorship, joint venture, nonprofit
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corporation, group, sector, government (or any agency, instrumentality or political subdivision thereof), territory or other entity or organization.
“PIK Interest”: Interest accrued on a Loan that is added to the principal amount of such Loan instead of being paid as interest as it accrues.
“PIK Loan”: A Loan on which any portion of the interest accrued for a specified period of time or until the maturity thereof is, at the option of the Obligor or pursuant to conditions specified (in each case, under the related Underlying Instruments), added to the principal balance of such Loan or otherwise deferred rather than being paid in cash; provided that, notwithstanding the foregoing, no Loan shall constitute a PIK Loan if the portion of the interest accruing thereon that is contractually required to be paid in cash accrues at a rate equal to or in excess of (i) if such Loan is a Fixed Rate Loan, 7.375% per annum or (ii) otherwise, 3.50% per annum above the applicable benchmark.
“Portfolio Subsidiary”: Any Person in which the Borrower (i) has made an investment in the ordinary course of business that is accounted for under GAAP as a portfolio investment of the Borrower, (ii) has received an equity interest in connection with an REO Asset, (iii) has received an “equity kicker” in connection with its acquisition of any Loan or (iv) owns an equity interest and that is created as a “blocker” vehicle to address tax-specific issues.
“Predecessor Servicer Work Product”: Defined in Section 6.13(d).
“Prepayment Penalty”: An amount, payable pro rata to each Lender, equal to (i) to the extent the Agreement is terminated or the Facility Amount is reduced in part and the Prepayment Penalty is required to be paid pursuant to Section 2.3(a) on or prior to October 10, 2025, 2.00% of either (as applicable) (x) the Facility Amount or (y) the amount of such partial reduction, and (ii) to the extent the Agreement is terminated or the Facility Amount is reduced in part and the Prepayment Penalty is required to be paid pursuant to Section 2.3(a) on or prior to October 10, 2026 but after October 10, 2025, 1.00% of either (as applicable) (x) the Facility Amount or (y) the amount of such partial reduction; provided that, in the foregoing clauses (i) and (ii), if (A) the Facility Amount being reduced is denominated in Dollars, then the Prepayment Penalty shall be an amount in Dollars and (B) if the Facility Amount being reduced is denominated in an Eligible Currency other than Dollars, then such amount shall be converted to Dollars by the Servicer using the Applicable Exchange Rate, such that the Prepayment Penalty shall be an amount in Dollars.
“Prime Rate”: The greater of (x) 0.00% and (y) the rate announced by UBS from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by UBS or any other specified financial institution in connection with extensions of credit to debtors.
“Principal Collections”: Any and all amounts of Collections received in respect of any principal (other than Accreted Interest, which shall be Interest Collections) due and payable under the Loans from or on behalf of Obligors that are deposited into the Collection Account (including, without limitation, the principal portion of any Scheduled Payment), or received by or on behalf of the Borrower by the Servicer in respect of a Loan, and all Insurance Proceeds and Recoveries, whether in the form of cash, checks, wire transfers, electronic transfers or any other
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form of cash payment. For the avoidance of doubt, “Principal Collections” shall not include amounts on deposit in the Unfunded Exposure Account.
“Principal Collections Account”: Defined in Section 6.4(f).
“Principal Reduced Loan”: Any Loan where any or all of the principal amount due thereunder is reduced, waived or forgiven or any lenders’ rights to payment of principal as and when due thereunder has been reduced, waived or delayed or lenders thereunder have agreed to forbear from enforcing their rights to such payment.
“Proceeds”: With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.
“Prohibited Transferee”: Any (i) so-called “vulture fund,” “loan-to-own fund,” distressed debt fund or other fund that is similar to the foregoing, in each case, whose primary business is distressed investing, (ii) hedge fund, non-bank asset manager, credit opportunities fund or specialty finance company, in each case, that directly and routinely competes with the Equityholder’s direct lending business and which derives substantially all of its revenue from lending to and making investments in middle market companies, (iii) banking institution with bank level long term unsecured debt rating of less than “Baa3” from Moody’s and less than “BBB-” from S&P, or (iv) any Person affiliated with or managed or advised by any institution set forth in the UBS Fee Letter; provided that, in no event shall this clause (iv) be read to exclude affiliates of such listed institutions that are commercial banks, investment banks or insurance companies.
“Pro Rata Share”: With respect to a Lender, the percentage obtained by dividing the Commitment of such Lender (as determined under clause (a) of the definition of Commitment) by the aggregate Commitments of all the Lenders (as determined under clause (a) of the definition of Commitment).
“Purchase Price”: With respect to any Loan, an amount (expressed as a percentage) equal to (i) the purchase price in the applicable Eligible Currency paid by the Borrower for such Loan (exclusive of any accrued interest, Accreted Interest and original issue discount) divided by (ii) the principal balance of such Loan outstanding as of the date of such purchase (exclusive of any accrued interest, Accreted Interest and original issue discount); provided that, any Loan acquired by the Borrower within three months of the primary issuance thereof with a “Purchase Price” equal to or greater than 97% (including, for the avoidance of doubt, in excess of 100%) shall be deemed to have a “Purchase Price” equal to 100%.
“QFC”: The meaning assigned to the term “qualified financial contract” in, and interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“Qualified Institution”: A depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better
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by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the Federal Deposit Insurance Corporation.
“Ramp-Up Period”: The period beginning on the Closing Date and ending on the date that is twelve (12) months after the Closing Date.
“Rating Agency”: Each of S&P, Moody’s, and Fitch.
“Records”: All documents relating to the Loans, including books, records and other information executed in connection with the origination or acquisition of the Collateral or maintained with respect to the Collateral and the related Obligors in which the Borrower or the Servicer have obtained an interest.
“Recoveries”: As of the time any Related Property with respect to any Loan is sold, discarded or abandoned (after a determination by the Servicer that such Related Property has little or no remaining value) or otherwise determined to be fully liquidated by the Servicer in accordance with the Servicing Standard (or such similar policies and procedures utilized by the Servicer in servicing the Loans), the proceeds from the sale of the Related Property, the proceeds of any related Insurance Policy, any distributions from a Portfolio Subsidiary formed to hold an REO Asset, any other recoveries with respect to such Loan, the Related Property, and amounts representing late fees and penalties, net of Liquidation Expenses and amounts, if any, received that are required under such Loan, to be refunded to the related Obligor.
“Recurring Revenue”: With respect to any Recurring Revenue Loan, the meaning of “Recurring Revenue” or any comparable definition in the Underlying Instruments for each Loan relating to recurring maintenance or support revenues, subscription revenues, and recurring revenues attributable to software licensed or sold (excluding one-time license revenues) in the related Underlying Instruments, or in the case of any Loan with respect to which the related Underlying Instruments does not include a definition of “Recurring Revenue” or any comparable term, the amount of revenues of such Obligor in respect of perpetual licenses, subscription agreements, maintenance streams or other similar and perpetual cash flow streams, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the applicable Underlying Instruments; provided that such revenues shall be determined for such Obligor on an annualized basis.
“Recurring Revenue Loan”: Any Loan that (i) the related Obligor of which is organized under the law of the United States or an Approved Country and is denominated in an Eligible Currency, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to Liens permitted by the applicable Underlying Instrument as of the date of the related Approval Notice and Liens accorded priority by law in favor of the United States or any State or agency), (iii) is principally an enterprise software business that derives revenue primarily under contractual agreements and/or selling software as a service or payment revenue, (iv) is structured based on a multiple of the related Obligor’s Recurring Revenue and (v) has a minimum current cash pay coupon at least equal to the Facility Margin Rate; provided that the Administrative Agent and the Borrower may agree to
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change the designation of such Loan if the covenants for such Loan are replaced with traditional cash flow leverage lending covenants (such as those based on total leverage, senior leverage, and interest coverage) (a “Recurring Revenue Reclassification Date”). For any Loan subject to a Recurring Revenue Reclassification Date, any references to the Senior Net Leverage Ratio and Interest Coverage Ratio as of the Cut-Off Date for such Loan will be to those ratios mutually determined by the Administrative Agent and the Borrower as of the Recurring Revenue Reclassification Date.
“Recurring Revenue Loan Covenant Flip Scheduled Date”: With respect to any Recurring Revenue Loan, as of its Cut-Off Date by the Borrower, the scheduled date upon which the covenants for such Loan are to be replaced with traditional cash flow leverage lending covenants (such as those based on total leverage, senior leverage, and interest coverage) as specified in the Underlying Instruments for such Loan.
“Recurring Revenue Loan Gross Leverage Ratio”: With respect to any Recurring Revenue Loan, the ratio of (a) Indebtedness to (b) Recurring Revenue, as calculated by the Borrower and Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments; provided that such revenues shall be determined for such Obligor on an annualized basis.
“Recurring Revenue Reclassification Date”: The meaning assigned to that term in the proviso of the definition of “Recurring Revenue Loan”.
“Register”: Defined in Section 13.16(b).
“Registered”: A debt obligation that is in registered form within the meaning of Section 5f.103-1(c) of the Treasury Regulations and Section 1.163-5(b) of the proposed Treasury Regulations.
“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. §221, or any successor regulation.
“Reinvestment Period”: The period commencing on the Closing Date and ending on the earlier to occur of (i) the Reinvestment Period End Date (or such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lenders pursuant to Section 2.1(c)), (ii) the Termination Date and (iii) the date of any voluntary termination by the Borrower pursuant to Section 2.3(a).
“Reinvestment Period End Date”: October 10, 2027, subject to any extension granted pursuant to Section 2.1(c).
“Related Party”: With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Related Property”: With respect to a Loan, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan, including, without limitation, mortgaged property and/or a pledge of the stock, membership or other
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ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets.
“Related Security”: As used herein, all of the Borrower’s right, title and interest in and to:
(a)any Related Property securing a Loan and all Recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Funding Date and all liquidation proceeds;
(b)all Required Loan Documents, Servicing Files related to any Loan and any Records;
(c)all Insurance Policies with respect to any Loan;
(d)all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;
(e)the Accounts, to the extent amounts on deposit therein or credited thereto relate to the Collateral, together with all cash and investments in each of the foregoing other than amounts earned on investments therein (excluding any Excluded Amounts that may be on deposit therein);
(f)all records (including computer records) evidencing the foregoing; and
(g)all collections, income, payments, proceeds and other benefits of each of the foregoing.
    “Relevant Governmental Body”: (a) with respect to a Benchmark Replacement in respect of Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto and (b) with respect to a Benchmark Replacement in respect of any Eligible Currency other than Dollars, (1) the central bank for the currency in which such amounts are denominated hereunder or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such amounts are denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.
“Relevant Test Period”: With respect to any Loan, the relevant test period for the reporting and calculation of the applicable financial covenants included in the Underlying Instruments, including financial covenants comparable to Total Net Leverage Ratio, Senior Net Leverage Ratio or Interest Coverage Ratio, as applicable, for such Loan in the Underlying Instruments or, if no such period is provided for therein, for Obligors delivering monthly financing statements, each period of the last 12 consecutive reported calendar months, and for Obligors delivering quarterly financing statements, each period of the last four consecutive
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reported fiscal quarters of the principal Obligor on such Loan; provided that, with respect to any Loan for which the relevant test period is not provided for in the Underlying Instruments, if an Obligor is a newly-formed entity as to which twelve (12) consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation, and shall subsequently include each period of the last twelve (12) consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor.
“REO Asset”: With respect to any Loan, the interest of the Borrower in any Related Property that has been foreclosed or realized on or repossessed from the current Obligor by or on behalf of the Borrower and any other secured parties under the Underlying Instruments, and is being managed by the Servicer on behalf of and in the name of any Portfolio Subsidiary, for the benefit of the Borrower and the Secured Parties.
“REO Management Standard”: Defined in Section 6.5(b).
“Repayment Notice”: Each written notice required to be delivered by the Borrower in respect of (a) any reduction of the Advances Outstanding pursuant to Section 2.3(b), in the form of Exhibit A-2 or (b) any termination in whole or reduction in part of the Facility Amount pursuant to Section 2.3(a), in the form of Exhibit A-2.
“Replaced Loan”: Defined in Section 2.17(a)(i).
“Reportable Event”: Any of the events set forth in Section 4043(c) of ERISA, other than an event for which the thirty (30) day notice period has been waived.
“Reporting Date”: The date that is two (2) Business Days prior to the 25th of each calendar month (unless in such month a Payment Date occurs in which case two (2) Business Days prior to such Payment Date).
“Required Loan Documents”: For each Loan, the following documents or instruments, all as specified on the related Loan Checklist, and, except as otherwise expressly provided for an original to be delivered, only in electronic form:
(a)unless such Loan is a Noteless Loan, the original executed promissory note (or, in the case of a lost note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity from the Borrower to the Collateral Agent);
(b)(i) unless such Loan is a Noteless Loan, an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower, (ii) executed copies of an unbroken chain of assignment and assumption agreements, transfer documents or instruments relating to such Loan evidencing the assignment of such Loan from each prior third party owner thereof to the Borrower, (iii) an executed assignment and assumption agreement, transfer document or instrument relating to such Loan evidencing the assignment of such Loan to the Borrower that, to the extent required by the Underlying Instruments, is counter-signed by the applicable underlying administrative agent, (iv) a copy of the loan register held by the administrative agent for such Loan showing that the Borrower is the lender of record with respect to such Loan, or (v) a copy
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of the executed credit or loan agreement to which the Borrower was an original signatory (which includes the Borrower’s commitment); and
(c)to the extent applicable for the related Loan, electronic copies of the executed (i) underlying credit or loan agreement (or similar agreement pursuant to which the related Loan has been issued or created) and (ii) guaranty, security agreement or other material agreement (if any) that secures the obligations represented by such Loan, in each case as set forth on the Loan Checklist; provided that if the final execution versions are not available as of the related Funding Date, the latest available draft copies of the foregoing documents may be delivered on such Funding Date with the final execution versions to be delivered within five (5) Business Days after such Funding Date; provided further that to the extent the executed copies of the foregoing documents are available on the related Funding Date or become available after the related Funding Date, such executed copies will be substituted for the final execution versions.
“Required Lenders”: At any time, (i) so long as UBS (or an Affiliate of UBS) is the Administrative Agent hereunder, UBS (as a Lender hereunder) and its successors and assigns and (ii) the Lenders representing an aggregate of at least 51% of the aggregate Commitments of the Lenders then in effect.
“Required Reports”: Collectively, the Servicing Report required pursuant to Section 6.8(b), the Servicer’s Certificate required pursuant to Section 6.8(c), the financial statements of the Equityholder required pursuant to Section 6.8(d), the financial statements and valuation reports of each Obligor required pursuant to Section 6.8(e), the annual statements as to compliance required pursuant to Section 6.9, and the annual independent public accountant’s report required pursuant to Section 6.10.
“Responsible Officer”: With respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and in the case of the Equityholder, a Responsible Officer or its general partner.
“Restricted Junior Payment”: (i) Any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding and (iv) any payment of management fees by the Borrower (except for the Servicing Fee). For the avoidance of doubt, (x) payments and reimbursements due to the Servicer in accordance with this Agreement or any other Transaction Document shall not constitute Restricted Junior Payments, and (y) distributions by the Borrower to holders of its membership interests of Loans or of cash or other proceeds relating thereto which have been repurchased or substituted by the Borrower in accordance with this Agreement shall not constitute Restricted Junior Payments.
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“Retained Interest”: (a) With respect to any Agented Note that is transferred to the Borrower, (i) all of the obligations, if any, of the agent(s) under the documentation evidencing such Agented Note, and (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Loan that relate to such portion(s) of the indebtedness that is owned by another lender or is being retained in a separate account managed by the Servicer and (b) any Equity Securities, that may be acquired by the Borrower in connection with any Loans.
“Retransfer Date”: Defined in Section 2.17(b).
“Retransfer Price”: Defined in Section 2.17(b)(i).
“Revenue Recognition Implementation”: The implementation by an Obligor of IFRS 15/ASC 606.
“Review Criteria”: Defined in Section 8.2(b)(i).
“Revolving Loan”: A Loan (other than a Delayed Draw Loan) that is a senior secured obligation (including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the Obligor by the Borrower, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed; provided that, any such Loan will be a Revolving Loan only until all commitments by the Borrower to make advances to the Obligor thereof expire, or are terminated, or are irrevocably reduced to zero.
“Sale and Contribution Agreement”: The loan sale and contribution agreement, dated as of the Closing Date, by and between the Equityholder and the Borrower.
“S&P”: S&P Global Ratings (or its successors in interest).
“Sanction” or “Sanctions”: Individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; (e) Switzerland; or (f) any other Governmental Authorities with jurisdiction over the Borrower, the Servicer, the Equityholder or any of their respective Subsidiaries.
“Sanctioned Person”: Any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-SDN List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s); or (d) a Person that is a Sanctions target pursuant to any territorial or country-based Sanctions program.
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“Scheduled Payment”: Each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan, as adjusted pursuant to the terms of the related Required Loan Documents, if applicable.
“Second Lien Loan”: A Loan that (i) does not satisfy each requirement set forth in the definition of “Traditional Middle Market Loan” or “First Lien Last Out Loan,” (ii) is secured by a pledge of collateral, which security interest is validly perfected and second priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable and customary for similar loans, and liens accorded priority by law in favor of the United States or any State or agency), (iii) with respect to priority of payment obligations is pari passu with the indebtedness of the holder with the first priority security interest except after an event of default thereunder and (iv) pursuant to an intercreditor agreement between the Borrower and the holder of the first priority Lien over the Related Property, the amount of Indebtedness secured by such first priority Lien is limited (in terms of aggregate dollar amount or percent of outstanding principal or both).
“Secured Party”: (i) Each Lender, (ii) the Administrative Agent, (iii) the Collateral Agent and (iv) the Collateral Custodian.
“Securities Account”: The meaning specified in Section 8-501 of the UCC.
“Securities Account Control Agreement”: The Securities Account Control Agreement, dated as of the Closing Date, among the Borrower, as the debtor, the Servicer, the Administrative Agent, the Collateral Custodian, the Collateral Agent and as the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time.
“Securities Act”: The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Securities Intermediary”: (i) A Clearing Corporation; or (ii) a Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts or Deposit Accounts for others and is acting in that capacity.
“Security”: The meaning specified in Section 9-102(a)(15) of the UCC.
“Security Certificate”: The meaning specified in Section 8-102(a)(16) of the UCC.
“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.
“Selling Institution”: The entity obligated to make payments to the Borrower under the terms of a Participation Interest.
“Senior Net Leverage Ratio”: With respect to any Loan for any Relevant Test Period, the meaning of “Senior Net Leverage Ratio” or any comparable definition relating to first lien senior secured (or such applicable lien or applicable level within the capital structure) indebtedness in the Underlying Instruments for each such Loan, and in any case that “Senior Net Leverage Ratio” or such comparable definition is not defined in such Underlying Instruments,
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the ratio of (a) first lien senior secured (or such applicable lien or applicable level within the capital structure) Indebtedness minus Unrestricted Cash to (b) EBITDA as calculated by the Borrower and the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Underlying Instruments.
“Servicer”: SL Investment Fund II LLC, and each successor appointed as Successor Servicer pursuant to Section 6.13(a).
“Servicer Default”: Defined in Section 6.12.
“Servicer Direction Notice”: Defined in Section 6.12.
“Servicer Pension Plan”: Defined in Section 4.3(o).
“Servicer Purchase Right Period”: The period commencing upon the occurrence of a Termination Event and ending on the tenth (10th) Business Day thereafter.
“Servicer Termination Notice”: Defined in Section 6.12.
“Servicer’s Certificate”: Defined in Section 6.8(c).
“Servicing Fee”: The servicing fee payable to the Servicer on each Payment Date in arrears in respect of each Accrual Period, which fee shall be equal to the product of (i) 0.50%, (ii) the numerical mean of the Adjusted Balance on the first day and on the last day of the related Accrual Period and (iii) the actual number of days in such Accrual Period divided by 360.
“Servicing File”: For each Eligible Loan, the following documents or instruments:
(a)copies (which may be electronic) of each of the documents included in the Required Loan Documents definition and, if the Borrower is the sole lender on such Loan, an Assignment of Required Loan Documents, executed by the Borrower in blank;
(b)to the extent applicable to such Eligible Loan, the final copies (which may be electronic) for any related subordination agreement, intercreditor agreement, or similar instruments or similar material operative document, in each case together with any amendment or modification thereto; and
(c)either (i) copies (which may be electronic) of the UCC-1 financing statements, if any, and any related continuation statements, each showing the Obligor as debtor and each with evidence of filing thereon, or (ii) copies (which may be electronic) of any such financing statements, if any, certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing.
“Servicing Report”: Defined in Section 6.8(b).
“Servicing Standard”: Shall mean, with respect to any Loans included in the Collateral, to service and administer such Loans on behalf of the Secured Parties in accordance with Applicable Law, the terms of this Agreement, the Underlying Instruments, all customary
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and usual servicing practices for loans like the Loans and, to the extent consistent with the foregoing in good faith and with reasonable care, using a degree of skill and attention no less than (i) that which would be exercised by a prudent institutional investor in connection with the servicing and administration of assets similar to the Eligible Loans under similar circumstances and (ii) the Servicer and its Affiliates exercise with respect to comparable assets that it services for itself and for others having similar investment objectives and restrictions substantially in accordance with its existing practices and procedures relating to assets of the nature and character of the Collateral.
“Small Middle Market Loan”: A Loan that, as of the date the Borrower acquires such Loan, (i) satisfies the definition of “Traditional Middle Market Loan”, and (ii) has EBITDA for the immediately prior twelve calendar months of less than $25,000,000 (or the Eligible Currency equivalent).
“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.
“SONIA”: For any day during the applicable Accrual Period (a “SONIA Rate Day”), with respect to Advances denominated in GBP, the greater of (i) the rate per annum equal to the SONIA (GBP overnight index average) reference rate on the fifth (5th) Business Day immediately preceding such day (such Business Day, a “SONIA Determination Day”), as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (ii) 0.0%. If by 5:00 p.m. (London time) on the second (2nd) Business Day immediately following any SONIA Determination Day, SONIA in respect of such SONIA Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to SONIA has not occurred, then SONIA for such SONIA Determination Day will be SONIA as published in respect of the first preceding Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided that any SONIA determined pursuant to this sentence shall be utilized for purposes of calculation of SONIA for no more than three (3) consecutive SONIA Rate Days.
“SONIA Administrator”: The Bank of England (or any successor administrator of the sterling overnight index average).
“SONIA Administrator’s Website”: The Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the sterling overnight index average identified as such by the SONIA Administrator from time to time.
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“SONIA Determination Day”: The meaning specified in the definition of “SONIA.”
“SONIA Rate Day”: The meaning specified in the definition of “SONIA.”
“Specified Transaction”: Defined in Section 6.12.
“State Street”: Defined in the Preamble.
“Subsidiary”: As to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. For the avoidance of doubt, “Subsidiary” shall not include any Person that is a Portfolio Subsidiary.
“Substitute Loan”: Defined in Section 2.17(a).
“Substitution Date”: Defined in Section 2.17(a).
“Successor Servicer”: Defined in Section 6.13(a).
“Supermajority”: As of any determination date, a combination of Lenders representing an aggregate of more than 66-2/3% of the aggregate Commitments of the Lenders then in effect; provided that, the Commitment of, and the portion of any outstanding Advances, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of a Supermajority.
“Target Portfolio Amount”: $500,000,000.
“Taxes”: Any present or future taxes, levies, imposts, duties, deductions, withholdings, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.
“Term Loan”: A Loan that is a term loan that has been fully funded and does not contain any unfunded commitment arising from an extension of credit to an Obligor.
“Termination Date”: The earliest of (a) the date of the termination in whole of the Facility Amount pursuant to Section 2.3(a), (b) the Facility Maturity Date or (c) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 10.2(a).
“Termination Event”: Defined in Section 10.1.
“Term CORRA”: For the applicable Calculation Period, the Term CORRA Reference Rate for a tenor of one (1) month on such day (the “Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such tenor, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on
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any Term CORRA Determination Day the Term CORRA Reference Rate for such tenor has not been published by the Term CORRA Administrator and a Canadian Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term CORRA Determination Day; provided, further, that if Term CORRA shall ever be less than the zero, then Term CORRA shall be deemed zero for purposes of this Agreement.
“Term CORRA Administrator”: Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
“Term CORRA Determination Date”: As defined in the definition of “Term CORRA” in this Section 1.01.
“Term CORRA Reference Rate”: The forward-looking term rate based on CORRA
“Term SOFR Administrator”: CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Term SOFR Rate”: For the applicable Calculation Period, the Term SOFR Reference Rate at approximately 5:00 a.m., New York time, two U.S. Government Securities Business Days prior to the commencement of the applicable Calculation Period, as such rate is published by the Term SOFR Administrator; provided that if the Term SOFR Rate would otherwise be less than zero, the Term SOFR Rate shall be deemed zero for purposes of this Agreement.
“Term SOFR Rate Advance”: An Advance that bears interest at a rate based on the Term SOFR Rate.
“Term SOFR Reference Rate”: For any day and time (such day, the “Term SOFR Determination Day”), with respect to any Advance denominated in U.S. Dollars and for a one-month tenor, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“Third Party Agented Loan”: Any Loan which is agented by a Person other than the Equityholder or the Servicer or any of their respective Affiliates as part of a syndicated loan transaction.
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“Total Adjusted Basis”: As of any date of determination, the sum of the adjusted basis, for U.S. federal income tax purposes, of the applicable Loans then owned by the Borrower.
“Total Net Leverage Ratio”: With respect to any Loan for any Relevant Test Period, the meaning of “Total Net Leverage Ratio” or any comparable definition in the Underlying Instruments for each such Loan, and in any case that “Total Net Leverage Ratio” or such comparable definition is not defined in such Underlying Instruments, the ratio of (a) Indebtedness minus Unrestricted Cash to (b) EBITDA as calculated by the Borrower and the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Underlying Instruments.
“Traditional Middle Market Loan”: A Loan that, as of the date the Borrower acquires such Loan, (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor (except with respect to liquidation preferences, if any, for trade claims, working capital facilities, purchase money indebtedness, capitalized leases and other similar obligations in respect of certain specified pledged collateral, if any) in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (ii) is secured by a validly perfected and first priority Lien under Applicable Law (subject to Liens permitted by the applicable Underlying Instrument as of the date of the related Approval Notice and Liens accorded priority by law in favor of the United States or any State or agency), and (iii) has a value of collateral, as determined in good faith by the Servicer, securing such Loan which, together with other attributes of the related Obligor (including its enterprise value), equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding principal balances of all other loans of equal or higher seniority secured by the same collateral; provided that a First Lien Last Out Loan shall not constitute a Traditional Middle Market Loan unless the Administrative Agent, in its sole discretion, designates a Loan that would otherwise constitute a First Lien Last Out Loan as a Traditional Middle Market Loan.
“Transaction”: Defined in Section 3.2.
“Transaction Documents”: This Agreement, the Contribution Agreement, the Sale and Contribution Agreement, the Securities Account Control Agreement, each Lender Fee Letter, any Joinder Supplement, any Transferee Letter, and the CA & CC Fee Letter and any additional document the execution of which is necessary or incidental to carrying out the terms of the foregoing documents.
“Transferee Letter”: Defined in Section 13.16.
“UBS”: Defined in the Preamble.
“UBS Fee Letter”: The Lender Fee letter, dated as of the date hereof, by and among the Borrower, the Servicer and UBS, as such letter may be amended, modified, supplemented, restated or replaced from time to time.
“UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.
“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
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“Uncertificated Security”: The meaning specified in Section 8-102(a)(l8) of the UCC.
“Underlying Instruments”: The loan agreement, credit agreement, indenture or other agreement pursuant to which a Loan or Permitted Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan or Permitted Investment or of which the holders of such Loan or Permitted Investment are the beneficiaries.
“Unfunded Exposure Account”: Defined in Section 6.4(h).
“Unfunded Exposure Amount”: On any date of determination, an amount calculated in Dollars equal to the excess, if any, of (i) the aggregate of all Exposure Amounts minus (ii) the amount on deposit in the Unfunded Exposure Account calculated in Dollars (and converted to Dollars, if necessary, by the Servicer using the Applicable Exchange Rate).
“Unfunded Exposure Equity Amount”: On any date of determination, an amount calculated in Dollars (and converted to Dollars, if necessary, by the Servicer using the Applicable Exchange Rate) equal to the sum, for each Loan owned by the Borrower, of (i) the product of (a) the Exposure Amount with respect to such Loan multiplied by (b) the difference of (x) 100% minus (y) the Advance Rate for such Loan plus (ii) any Assigned Value reductions (expressed in Dollars) associated with the Exposure Amount with respect to such Loan.
“United States”: The United States of America.
“Unmatured Termination Event”: Any event (other than events described in Section 10.1(c) and Section 10.1(d) and in the case of Section 10.1(d), due to the occurrence of an event described in Section 6.12(d)) that, with the giving of notice or the lapse of time, or both, would become a Termination Event.
“Unrestricted Cash”: The meaning of “Unrestricted Cash” or any comparable definition in the Underlying Instruments for each Loan, and in any case that “Unrestricted Cash” or such comparable definition is not defined in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments).
“Unused Portion”: Defined in Section 2.13(a).
“U.S. Government Securities Business Day”: Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regime”: Each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
“Value Adjustment Event”: With respect to any Loan, each occurrence of any of the following events after the related Funding Date:
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(i)a payment default under any Loan with respect to principal or interest (after giving effect to any applicable grace or cure periods up to, but in any case not to exceed, five (5) Business Days, in accordance with the Underlying Instruments);
(ii)an Insolvency Event with respect to the related Obligor;
(iii)the Servicer has determined in accordance with the Servicing Standard that such Loan is on non-accrual status or not collectible, or any or all of the principal amount due under such Loan is reduced or forgiven;
(iv)the failure to deliver any financial reporting package monthly (to the extent required by the Underlying Instruments), quarterly or annually with respect to such Loan pursuant to Section 6.8(e)(i) no later than the earlier of (a) ten (10) Business Days of the Borrower’s or the Servicer’s receipt thereof and (b) in the case of any quarterly financial statements, ninety (90) days after the end of each quarter and, in the case of any annual financial statements, one hundred and eighty (180) days after the end of each fiscal year (provided that, in the case of this clause (b), such ninety (90) day or one hundred and eighty (180) day period, as applicable, shall be extended by two (2) Business Days if such financial statements were received by the Borrower or the Servicer on the final day of such period), unless (x) the Administrative Agent, in its sole discretion, approves a longer period for such Loan prior to its acquisition by the Borrower or (y) otherwise agreed to by the Administrative Agent in its sole discretion;
(v)other than with respect to any Recurring Revenue Loan, the Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is either (1) less than 1.10 to 1.00; or (2)(A) less than 85% of the Interest Coverage Ratio with respect to such Loan as calculated on the applicable Cut-Off Date or, if applicable, the Recurring Revenue Reclassification Date and (B) less than 1.25 to 1.00; provided that, in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent (with the consent of the Servicer (such consent not to be unreasonably withheld, delayed or conditioned)) may retroactively adjust the Interest Coverage Ratio for any Loan as determined on the applicable Cut-Off Date;
(vi)other than with respect to any Recurring Revenue Loan, (a) the Senior Net Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan (other than any Second Lien Loan) is (A) more than the greater of (1) 20% and (2) 1.00x higher than such Senior Net Leverage Ratio as calculated on the applicable Cut-Off Date or, if applicable, the Recurring Revenue Reclassification Date and (B) greater than 4.50 to 1.00; or (b) the Total Net Leverage Ratio for any Relevant Test Period of the related Obligor with respect to any Second Lien Loan is (A) more than the greater of (1) 20% and (2) 1.00x higher than such Total Net Leverage Ratio as calculated on the applicable Cut-Off Date or, if applicable, the Recurring Revenue Reclassification Date and (B) greater than 4.50 to 1.00; provided that, in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the
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Administrative Agent (with the consent of the Servicer (such consent not to be unreasonably withheld, delayed or conditioned)) may retroactively adjust the Senior Net Leverage Ratio or the Total Net Leverage Ratio, as applicable, for any Loan as determined on the applicable date on which such Loan was acquired by the Borrower or the Recurring Revenue Reclassification Date (if applicable);
(vii)solely with respect to Recurring Revenue Loans, the Recurring Revenue Loan Gross Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Eligible Loan is (A) more than 0.25x higher than such Recurring Revenue Loan Gross Leverage Ratio as calculated on the applicable Cut-Off Date of such Loan by the Borrower, and (B) greater than 2.00 to 1.00;
(viii)solely with respect to Recurring Revenue Loans, such Eligible Loan fails to maintain a liquidity amount for any Relevant Test Period of the related Obligor with respect to such Eligible Loan (x) of at least 1x the applicable “liquidity covenant” (or such comparable definition) in the applicable Underlying Instruments or (y) if such “liquidity covenant” is not available in the applicable Underlying Instruments, determined by the Administrative Agent on the applicable Approval Notice for such Recurring Revenue Loan;
(ix)solely with respect to Recurring Revenue Loans, the recurring revenue covenants for such Eligible Loan fail to be replaced with traditional cash flow leverage lending covenants by the Recurring Revenue Loan Covenant Flip Scheduled Date;
(x)an Obligor default under such Loan, together with the election by any agent or lender (including, without limitation, the Borrower) to accelerate such Loan or to enforce any of their respective rights or remedies under the applicable UCC or by other institution of legal or equitable proceedings, in each case pursuant to the applicable Underlying Instruments; provided that the election to sweep cash pursuant to any applicable account control agreement shall not, absent acceleration or the enforcement of any other rights or remedies, constitute a Value Adjustment Event under this clause (x); or
(xi)the occurrence of a Material Modification with respect to such Loan.
“Value Adjustment Event (RTP)” Any Value Adjustment Event pursuant to clauses (v), (vi) or (vii) of the definition thereof.
“Warranty Event”: As defined in the Sale and Contribution Agreement.
“Warranty Loan”: Any Loan with respect to which a Warranty Event has occurred.
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SECTION 1.2.Other Terms.
All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the state of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.
SECTION 1.3.Computation of Time Periods.
Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
SECTION 1.4.Interpretation.
In each Transaction Document, unless a contrary intention appears:
(a)the singular number includes the plural number and vice versa;
(b)reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;
(c)reference to any gender includes each other gender;
(d)reference to day or days without further qualification means calendar days;
(e)reference to any time means New York, New York time, unless otherwise specified;
(f)reference to the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;
(g)the word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise;
(h)reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor;
(i)reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;
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(j)reference to the par or principal amount of any Loan shall, unless otherwise expressly set forth herein, be calculated exclusive of accrued and Accreted Interest;
(k)any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Administrative Agent in its reasonable discretion;
(l)if any date for compliance with respect to (i) the delivery of a Required Report by the Borrower and/or Servicer or (ii) the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day; provided that for the avoidance of doubt, if the date for compliance is to be a certain number of Business Days prior to an applicable date of determination, then such due date will be the Business Day (which may be the Business Day immediately prior to such due date) that is in accordance with the timing requirement;
(m)reference to the date of any acquisition or disposition of any Collateral, or the date on which any asset is added to or removed from the Collateral shall mean the related “trade date” and not the related “settlement date”;
(n)for purposes of this Agreement, a Termination Event shall be deemed to be continuing until it is waived in accordance with Section 13.1;
(o)unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, the Borrower and the Administrative Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) Borrower shall provide to the Administrative Agent a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles;
(p)references herein to the knowledge or actual knowledge of a Person shall mean the actual knowledge following due inquiry of a Responsible Officer of such Person; and
(q)the Administrative Agent and the Collateral Agent do not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to Term SOFR Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to
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Section 13.1, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Term SOFR Rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and their Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
ARTICLE II

THE FACILITY
SECTION 2.1.Advances.
(a)On the terms and conditions hereinafter set forth, from time to time from the Closing Date until the Reinvestment Period End Date, the Borrower may request that the Lenders make Advances to the Borrower secured by the Collateral, in an aggregate amount up to the Maximum Facility Amount as of such date, (x) to the Borrower for the purpose of acquiring Eligible Loans or as otherwise permitted in accordance with Section 5.2(n) or (y) to the Unfunded Exposure Account in an amount up to, prior to the end of the Reinvestment Period, the aggregate of all Unfunded Exposure Equity Amounts and, on the Reinvestment Period End Date, the Exposure Amount Shortfall. On the date of the joinder of any additional Lender(s) to this Agreement (or such date as agreed to between such additional Lender(s) and the Administrative Agent), the existing Lenders and the additional Lender(s) shall make such purchases and sales of interests in the then Advances outstanding as of such date so that each Lender is then holding its Pro Rata Share of outstanding Advances based on their Commitments after giving effect to any related Joinder Supplement(s) with respect to such additional Lender(s).
(b)During the Reinvestment Period, the Borrower may, at its option, request the Lenders to make Advances in an Eligible Currency, secured by the Collateral, by delivering a Funding Request to the Administrative Agent (which shall provide notification to the Lenders with respect thereto), in an aggregate amount up to the Maximum Facility Amount as of the proposed Funding Date of the Advance; provided that, other than pursuant to Section 2.2(f), no Lender shall be obligated to make any Advance on or after the date that is two (2) Business Days prior to the earlier to occur of the Reinvestment Period End Date or the Termination Date. Following the receipt of a Funding Request, subject to the terms and conditions hereinafter set forth, during the Reinvestment Period, the Lenders shall fund such Advance. Notwithstanding anything to the contrary herein, no Lender shall be obligated to provide the Borrower with aggregate funds in connection with an Advance that would exceed the least of (i) such Lender’s
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unused Commitment then in effect, (ii) the aggregate unused Commitments then in effect and (iii) the Maximum Facility Amount on the proposed Funding Date of such Advance.
(c)The Borrower may, at any time, make a request to the Lenders to extend either (1) both the date set forth in clause (i) of the definition of “Reinvestment Period” and the date set forth in the definition of “Facility Maturity Date” or (2) the date set forth in the definition of “Facility Maturity Date,” in either case, for an additional period of one (1) year (or such shorter period as determined by the Servicer). Such date or dates may be extended by one (1) year (or such shorter period as determined by the Servicer) by mutual agreement among the Administrative Agent, each of the Lenders, the Borrower and the Servicer (any such extension, the “Extension”). The Borrower confirms that any of the Lenders or the Administrative Agent, in their sole and absolute discretion, without regard to the value or performance of the Loans or any other factor, may elect not to extend the date set forth in clause (i) of the definition of “Reinvestment Period” or the date set forth in the definition of “Facility Maturity Date”. For the avoidance of doubt, once effected, the Facility Maturity Date shall not be more than five (5) years from the date on which the Extension is exercised by the Borrower.
(d)(i) The Borrower may, with the written consent of the Administrative Agent, add additional Persons as Lenders; provided that the Commitment of any Lender may only be increased in connection with a corresponding increase in the Facility Amount with the prior written consent of such Lender and the Administrative Agent. Each additional Lender shall become a party hereto by executing and delivering to the Administrative Agent and the Borrower a Joinder Supplement and a representation letter in the form of Exhibit K. The Borrower confirms that each Lender, in its sole and absolute discretion, without regard to the value or performance of the Loans or any other factor, may elect not to increase its Commitment.
(e)At any time during the Reinvestment Period, so long as no Termination Event or Unmatured Termination Event has occurred and is continuing, the Borrower may, with the written consent of the Administrative Agent, request an increase to the Facility Amount, subject to the following conditions: (i)(A) such increase shall only occur with a corresponding increase to the Commitments of the existing Lenders (subject to the prior written consent of each Lender) or (B) the joinder of additional Lenders in accordance with clause (d)(i) above and (ii) in no event shall the Facility Amount be increased to an amount greater than $1,000,000,000.
SECTION 2.2.Procedures for Advances by the Lenders.
(a)Subject to the limitations set forth in Section 2.1(b), the Borrower may request an Advance by delivering to the Administrative Agent the information and documents set forth in this Section 2.2 at the applicable times provided herein. Upon receipt of such information and documents, the Administrative Agent will provide notification to the Lenders with respect thereto.
(b)With respect to (i) all Advances denominated in Dollars, no later than 2:00 p.m. one (1) Business Day prior to the proposed Funding Date with respect to the portion of such Advance not to exceed $20,000,000, and 12:00 p.m. one (1) Business Day prior to the proposed Funding Date with respect to any portion of such Advance in excess of
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$20,000,000, (ii) all Advances denominated in an Eligible Currency other than Dollars or AUDs, no later than 2:00 p.m. two (2) Business Days prior to the proposed Funding Date and (iii) all Advances denominated in AUDs, no later than 3:00 p.m. five (5) Business Days prior to the proposed Funding Date, the Borrower (or the Servicer on its behalf) shall deliver:
(i)to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian) written notice of such proposed Funding Date (including a duly completed Borrowing Base Certificate updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof);
(ii)to the Administrative Agent a description of the Obligor and the Loan(s) to be funded by the proposed Advance;
(iii)to the Administrative Agent a wire disbursement and authorization form, to the extent not previously delivered;
(iv)to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian) a duly completed Funding Request which shall (A) specify the desired amount of such Advance in the applicable Eligible Currency, which amount must be at least equal to the equivalent of $500,000 in such Eligible Currency and the Borrower may request any amounts in excess thereof, to be allocated (with respect to an Advance) to each Lender in accordance with its Pro Rata Share, (B) specify the proposed Funding Date of such Advance, (C) specify the Loan(s) to be financed on such Funding Date (including the appropriate file number, Obligor, original loan balance, OLB, Eligible Currency, Approved Country, Assigned Value and Purchase Price for each Loan and identifying each Loan by type and Advance Rate applicable to each such Loan) and (D) include a representation that all conditions precedent for an Advance described in Article III hereof have been met. Each Funding Request shall be irrevocable. If any Funding Request is received by the Administrative Agent (a) with respect to all Advances denominated in Dollars, after 2:00 p.m. on the proposed Funding Date (in the case of an Advance) or (b) with respect to all Advances denominated in an Eligible Currency other than Dollars, after 9:00 a.m. one (1) Business Day prior to the proposed Funding Date (in the case of an Advance), such Funding Request shall be deemed to be received by the Administrative Agent and each Lender at 9:00 a.m. on the next Business Day.
(c)On the proposed Funding Date, subject to the limitations set forth in Section 2.1(b) and upon satisfaction of the applicable conditions set forth in Article III, each Lender shall make available to the Borrower in same day funds at such bank or other location reasonably designated by Borrower in the Funding Request given pursuant to this Section 2.2, an amount equal to such Lender’s Pro Rata Share of the least of (x) the amount requested by the Borrower for such Advance, (y) the aggregate unused Commitments then in effect and (z) an amount equal to the Maximum Facility Amount on such Funding Date
(d)On each Funding Date, the obligation of each Lender to remit its Pro Rata Share of any such Advance shall be several from that of each other Lender and the failure
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of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.
(e)Subject to Section 2.3 and the other terms, conditions, provisions and limitations set forth herein, the Borrower may borrow, repay or prepay and reborrow Advances without any penalty, fee or premium on and after the Closing Date and prior to the end of the Reinvestment Period.
(f)Notwithstanding anything to the contrary herein (including, without limitation, the occurrence of a Termination Event or the existence of an Unmatured Termination Event), if, upon the earlier to occur of the Reinvestment Period End Date or the Termination Date, the amount on deposit in the Unfunded Exposure Account is less than the aggregate of all Exposure Amounts, the Borrower shall promptly fund the amount of such shortfall (the “Exposure Amount Shortfall”) into the Unfunded Exposure Account.
SECTION 2.3.Reduction of the Facility Amount; Mandatory and Optional Repayments.
(a)The Borrower shall be entitled at its option and upon one (1) Business Day’s prior written notice in the form of Exhibit A-2 to the Administrative Agent (and the Administrative Agent shall forward such notice to each Lender) to either (i) terminate the Facility Amount in whole upon payment in full of all Advances Outstanding, all accrued and unpaid Interest, any Breakage Costs, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders, the Prepayment Penalty (payable pro rata to each Lender for the account of the applicable Lender) and all other Aggregate Unpaids (other than unmatured contingent indemnification obligations), or (ii) reduce in part the portion of the Facility Amount that exceeds the sum of the Advances Outstanding, all accrued and unpaid Interest (pro rata with respect to the portion of the Facility Amount so reduced), any Breakage Costs, all accrued and unpaid costs and expenses of the Administrative Agent and Lenders and the Prepayment Penalty (payable pro rata to each Lender); provided that, in each case no Prepayment Penalty shall be due and payable, so long as, such termination or reduction occurs no sooner than the date which is twenty-four (24) months following the Closing Date. Any request for a reduction or termination pursuant to this Section 2.3(a) shall be irrevocable; provided that, such Repayment Notice may be conditioned upon the happening or occurrence of a specified event, and thereafter revoked in the event that such specified event does not occur. The Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.3(a).
(b)The Borrower shall be entitled at its option, at any time, to reduce Advances Outstanding in any Eligible Currency; provided that, (i) the Borrower shall give (a) one (1) Business Day’s prior written notice of such reduction if the repayment is in Dollars or (b) two (2) Business Day’s prior written notice of such reduction if the repayment is in an Eligible Currency other than Dollars (in each case other than with respect to repayments of Advances Outstanding made by the Borrower to reduce Advances Outstanding such that no Borrowing Base Deficiency exists), which, in each case shall be in the form of Exhibit A-2 to the Administrative Agent and each Lender,
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and (ii) any reduction of Advances Outstanding (other than with respect to repayments of Advances Outstanding made by the Borrower to reduce Advances Outstanding such that no Borrowing Base Deficiency exists) shall be in a minimum amount of the Dollar equivalent of $500,000. In connection with any reduction of Advances Outstanding (x) in part, the Borrower shall deliver to each Lender funds sufficient to repay such Advances Outstanding, together with any Breakage Costs and all accrued and unpaid costs and expenses of the Administrative Agent and Lenders related to such repayment and (y) in whole, the Borrower shall deliver to each Lender funds sufficient to repay such Advances Outstanding, together with all accrued and unpaid Interest, any Breakage Costs, and all accrued and unpaid costs and expenses of the Administrative Agent and Lenders related to such repayment; provided that, no such reduction shall be given effect unless sufficient funds have been remitted to pay all such amounts in full. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.3(b) to the pro rata reduction of the Advances Outstanding, to the payment of all accrued and unpaid Interest on the amount of the Advances Outstanding to be repaid and to the payment of any Breakage Costs. Any Advance so repaid may, subject to the terms and conditions hereof, be reborrowed during the Reinvestment Period. Any Repayment Notice relating to any repayment pursuant to this Section 2.3(b) shall be irrevocable; provided that, such Repayment Notice may be conditioned upon the happening or occurrence of a specified event, and thereafter revoked in the event that such specified event does not occur.
(c)Notwithstanding anything to the contrary in Section 2.3(a), no Prepayment Penalty shall be payable by the Borrower in the event that (i) the Aggregate Unpaids are refinanced in a Permitted Securitization at the request of the Borrower, Servicer or Equityholder by the Administrative Agent or an Affiliate thereof, (ii) the Borrower has terminated or reduced, as applicable, the Facility Amount pursuant to Section 2.3(a) or Section 2.14(g), (iii) this Agreement has been amended and restated, (iv) UBS or an Affiliate thereof is no longer acting as the Administrative Agent, (v) UBS shall have (x) granted a security interest or sold or participated its Commitments such that UBS and its Affiliates would hold Commitments constituting less than 51% of the Maximum Facility Amount or (y) no longer retained all approval rights pursuant to clause (a) of the definition of “Eligible Loan”; (vi) prior to the occurrence and continuation of a Termination Event, a Prohibited Transferee becomes a party to this Agreement; or (vii) at any time, the Administrative Agent since the Closing Date has declined approval of greater than 25% of the Eligible Loans (without giving effect to clause (a) of the definition thereof) submitted by the Borrower for approval prior to such date, such percentage to be calculated based on the ratio of (x) the number of Eligible Loans (without giving effect to clause (a) of the definition thereof) with an Assigned Value (as of the date of inclusion) of 85% or greater reviewed and not approved by the Administrative Agent to (y) the number of Eligible Loans (without giving effect to clause (a) of the definition thereof) presented for approval by the Borrower; provided that, only Eligible Loans (without giving effect to clause (a) of the definition thereof) with respect to which the Borrower has provided the Administrative Agent with all of the information reasonably requested by the Administrative Agent to make such approval determination for such Eligible Loans shall be reviewed; provided further that, at least ten (10) Eligible Loans (without giving effect to clause (a) of the definition thereof) that meet the criteria of the foregoing proviso must have been reviewed for this sentence to apply.
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SECTION 2.4.Determination of Interest.
(a)The Administrative Agent shall calculate the Interest Rate and the Interest (including unpaid Interest related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower with respect to each Advance on each Payment Date for the related Accrual Period and shall advise the Servicer thereof on the third Business Day prior to such Payment Date. The Borrower shall pay such Interest on such Payment Date.
(b)No provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law.
(c)No Interest shall be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.
SECTION 2.5.[Reserved].
SECTION 2.6.Principal Repayments.
(a)Unless sooner prepaid pursuant to the terms hereof and subject to Section 10.2, the Advances Outstanding shall be repaid by the Borrower in full on the Termination Date or on such later date as is agreed to in writing by the Borrower, the Servicer, the Administrative Agent and the Lenders. Advances Outstanding shall be repaid as and when necessary to cause no Borrowing Base Deficiency to exist, and any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder during the Reinvestment Period.
(b)All repayments of any Advance or any portion thereof shall be made together with payment of (i) all Interest accrued and unpaid on the amount repaid to (but excluding) the date of such repayment, (ii) all Breakage Costs and (iii) any Prepayment Penalty.
SECTION 2.7.Interest Settlement Procedures before the Default Period.
On each Payment Date before the Default Period, the Servicer shall direct the Collateral Agent to pay pursuant to the Servicing Report (and the Collateral Agent shall make payment from the Interest Collections Account to the extent of Available Funds, in reliance on the information set forth in such Servicing Report) to the following Persons, the following amounts in the following order of priority:
(1)pari passu to (a) the Collateral Agent and the Collateral Custodian, in an amount equal to any accrued and unpaid Collateral Agent and Portfolio Administration Fee; provided that, indemnity amounts payable to the Collateral Agent and the Collateral Custodian pursuant to this clause (1)(a) (and Section 2.8(a)(1) and Section 2.9(1)(a), if applicable) shall not, collectively, exceed $200,000 per annum and (b) any Person, in an amount equal to any accrued and unpaid Delaware Expenses owing thereto; provided that, expenses payable to such Person pursuant to this clause (1)(b) (and Section 2.8(a)(1) and Section 2.9(1)(b), if applicable) shall not, collectively, exceed $35,000 per annum;
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(2)to or at the direction of the Servicer, in an amount equal to any accrued and unpaid Servicing Fees to the end of the related Accrual Period to the extent not deferred or waived by the Servicer in its discretion;
(3)pro rata in accordance with the amounts due under this clause, to each Lender, in an amount equal to any accrued and unpaid Interest, Facility Margin, Commitment Fee and Breakage Costs;
(4)pro rata in accordance with the amounts due under this clause, to each Lender and the Administrative Agent, all accrued and unpaid fees, expenses (including reasonable and documented attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Administrative Agent or any Lender under the Transaction Documents;
(5)(i) prior to the end of the Reinvestment Period, if any Borrowing Base Deficiency exists as a result of a shortfall in the Unfunded Exposure Amount, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the aggregate of all Unfunded Exposure Equity Amounts and (ii) after the Reinvestment Period but before the Default Period, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the aggregate of all Exposure Amounts;
(6)to each Lender, an amount necessary to satisfy any Borrowing Base Deficiency, pro rata in accordance with the amount of Advances Outstanding hereunder;
(7)to pay any accrued and unpaid Prepayment Penalty in connection with any termination in whole or reduction in part of the Facility Amount in accordance with Section 2.3(a);
(8)to pay any other amounts due (other than with respect to the repayment of Advances) under this Agreement and the other Transaction Documents (including any indemnity amounts due from the Borrower hereunder and thereunder not previously paid pursuant to clauses (1) and (4) of Section 2.7);
(9)so long as no Borrowing Base Deficiency or Termination Event has occurred and is continuing or would result from such payment, to the Borrower, for distribution to the Equityholder, the funds necessary for the Equityholder to satisfy its tax liabilities in respect of U.S. federal taxes, but only to the extent such tax liabilities are directly attributable to the activities of the Borrower (and any of its subsidiaries) in each case, as determined by the Servicer;
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(10)to the Equityholder, to make any applicable Permitted RIC Distribution; and
(11)if an Unmatured Termination Event or a Termination Event has occurred and is continuing, to remain in the Interest Collection Account or otherwise, any remaining amounts shall be distributed to the Borrower or its appointed designee.
Any amounts applied pursuant to this Section 2.7 shall be applied first to payments in the applicable Eligible Currency and then, to the extent necessary, to payment in other Eligible Currencies (after conversion of such payment into Dollars at the Applicable Exchange Rate).
SECTION 2.8.Principal Settlement Procedures before the Default Period.
(a)On each Payment Date before the Default Period, the Servicer shall direct the Collateral Agent to pay pursuant to the Servicing Report (and the Collateral Agent shall make payment from the Principal Collections Account to the extent of Available Funds, in reliance on the information set forth in such Servicing Report) to the following Persons, the following amounts in the following order of priority:
(1)to pay amounts due under Section 2.7(1) through (4), to the extent not paid thereunder;
(2)(i) prior to the end of the Reinvestment Period, at the discretion of the Servicer, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the aggregate of all Unfunded Exposure Equity Amounts and (ii) after the Reinvestment Period but before the Default Period, to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the aggregate of all Exposure Amounts;
(3)prior to the end of the Reinvestment Period, to each Lender, an amount necessary to satisfy any Borrowing Base Deficiency, pro rata in accordance with the amount of Advances Outstanding hereunder;
(4)(x) on any Payment Date after the expiration of the Reinvestment Period but prior to the one-year anniversary of the expiration of the Reinvestment Period, 75% of such remaining Available Funds shall be applied to repay the Advances Outstanding until paid in full, pro rata in accordance with the amount of Advances Outstanding hereunder, and (y) on any Payment Date thereafter, to pay the Advances Outstanding until paid in full, pro rata in accordance with the amount of Advances Outstanding hereunder;
(5)to pay any other amounts due (other than with respect to the repayment of Advances) under this Agreement and the other Transaction Documents (including any indemnity amounts due from the
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Borrower hereunder and thereunder not previously paid pursuant to Section 2.8(a)(1));
(6)to the extent not paid pursuant to Section 2.7, to the Borrower, for distribution to the Equityholder, to satisfy its tax liabilities; and
(7)If an Unmatured Termination Event or a Termination Event has occurred and is continuing, to remain in the Interest Collection Account or otherwise, any remaining amounts shall be distributed to the Borrower or its appointed designee.
Any amounts applied pursuant to this Section 2.8 shall be applied first to payments in the applicable Eligible Currency and then, to the extent necessary, to payment in other Eligible Currencies (after conversion of such payment into Dollars at the Applicable Exchange Rate).
A.On the terms and conditions hereinafter set forth, from time to time during the Reinvestment Period, the Servicer may, to the extent of any Principal Collections on deposit in the Principal Collections Account:
(i)withdraw such funds for the purpose of reinvesting in additional Eligible Loans (including with respect to Eligible Loans previously contributed to the Borrower); provided that, the following conditions are satisfied:
(1)all conditions precedent set forth in Section 3.2(b) have been satisfied;
(2)the Servicer provides same day written notice to the Administrative Agent and the Collateral Agent by facsimile (to be received no later than 1:00 p.m. on such day) of the request to withdraw Principal Collections and the amount of such request;
(3)the notice required in clause (2) above shall be accompanied by a Borrowing Notice in the form of Exhibit A-3 and a Borrowing Base Certificate, each executed by the Borrower and a Responsible Officer of the Servicer;
(4)the Collateral Agent provides to the Administrative Agent by email (to be received no later than 1:30 p.m. on that same day) a statement reflecting the total amount on deposit on such day in the Principal Collections Account; and
(5)upon the satisfaction of the conditions set forth in clauses (1) through (4) of this Section 2.8(b) (as certified by the Borrower to the Collateral Agent and the Administrative Agent), the Collateral Agent will release funds from the Principal Collections Account to the Servicer in an amount not to exceed the lesser of (A) the amount requested by the Servicer and (B) the amount on deposit in the Principal Collections Account on such day; or
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(ii)withdraw such funds for the purpose of making payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section 2.3(b).
SECTION 2.9.Settlement Procedures during the Default Period.
On each Payment Date during the Default Period, the Servicer shall direct the Collateral Agent to pay pursuant to the Servicing Report (and the Collateral Agent shall make payment from the Collection Account to the extent of Available Funds, in reliance on the information set forth in such Servicing Report) to the following Persons, the following amounts in the following order of priority:
(1)pari passu to (a) the Collateral Agent and the Collateral Custodian, in an amount equal to any accrued and unpaid Collateral Agent and Portfolio Administration Fee; provided that, indemnity amounts payable to the Collateral Agent and the Collateral Custodian pursuant to this clause (1)(a) (and Section 2.7(1)(a) and Section 2.8(a)(1), if applicable) shall not, collectively, exceed $200,000 per annum and (b) any Person, in an amount equal to any accrued and unpaid Delaware Expenses owing thereto; provided that, expenses payable to such Person pursuant to this clause (1)(b) (and Section 2.7(1)(b) and Section 2.8(a)(1), if applicable) shall not, collectively, exceed $35,000 per annum;
(2)to or at the direction of the Servicer, in an amount equal to any accrued and unpaid Servicing Fees to the end of the related Accrual Period to the extent not deferred or waived by the Servicer in its discretion;
(3)pro rata in accordance with the amounts due under this clause, to each Lender, in an amount equal to any accrued and unpaid Interest, Facility Margin, Commitment Fee and Breakage Costs;
(4)pro rata in accordance with the amounts due under this clause, to each Lender and the Administrative Agent, all accrued and unpaid fees, expenses (including reasonable and documented attorneys’ fees, costs and expenses) and indemnity amounts payable by the Borrower to the Administrative Agent or any Lender under the Transaction Documents;
(5)to the Unfunded Exposure Account in an amount necessary to cause the amount on deposit in the Unfunded Exposure Account to equal the aggregate of all Exposure Amounts;
(6)to pay the Advances Outstanding and any accrued and unpaid Prepayment Penalty until paid in full;
(7)to pay any other amounts due under this Agreement and the other Transaction Documents (including any indemnity amounts due from the Borrower hereunder and thereunder not previously paid pursuant to clauses (1) and (4) of Section 2.9); and
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(8)any remaining amounts shall be distributed to the Borrower or its appointed designee.
Any amounts applied pursuant to this Section 2.9 shall be applied first to payments in the applicable Eligible Currency and then, to the extent necessary, to payment in other Eligible Currencies (after conversion of such payment into Dollars at the Applicable Exchange Rate).
SECTION 2.10.Collections and Allocations.
(a)Collections. The Servicer shall promptly identify any collections received as being on account of Interest Collections, Principal Collections or other Collections and shall transfer, or cause to be transferred, all Collections received directly by it to the Collection Account promptly after such Collections are received (but in no event later than ten (10) Business Days after receipt). The Servicer may, on any date, direct the conversion of funds on deposit in the Collection Accounts into Dollars using the Applicable Exchange Rate for the applicable Eligible Currency. Such converted funds shall then be transferred into the applicable Collection Account. Upon the transfer of Collections to the Collection Account, the Servicer shall segregate Principal Collections and Interest Collections and transfer the same to the Principal Collections Account and the Interest Collections Account, respectively. The Servicer shall further include a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal Collections Account and the Interest Collections Account on each Reporting Date in the Servicing Report delivered pursuant to Section 6.8(b).
(b)Excluded Amounts. With the prior written consent of the Administrative Agent, the Servicer shall, within three (3) Business Days of deposit thereof, withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Servicer has, prior to such withdrawal and consent, delivered to the Administrative Agent and each Lender a report setting forth the calculation of such Excluded Amounts in form and substance satisfactory to the Administrative Agent and each Lender.
(c)Initial Deposits. On the Funding Date with respect to any Loan, the Servicer will deposit into the Collection Account all Collections received in respect of Eligible Loans being transferred to and included as part of the Collateral on such date.
(d)Investment of Funds. Until the occurrence of a Termination Event, to the extent there are uninvested amounts deposited in the Collection Account, all such amounts shall be invested in Permitted Investments selected by the Servicer (which may be by a standing order) on each Payment Date; from and after the occurrence of a Termination Event, to the extent there are uninvested amounts in the Collection Account, all such amounts may be invested in Permitted Investments selected by the Collateral Agent (acting at the direction of the Administrative Agent). All earnings (net of losses and investment expenses) thereon shall be retained or deposited into the Collection Account and shall be applied on each Payment Date pursuant to the provisions of Section 2.7, Section 2.8 and Section 2.9. In the absence of any investment direction or selection of investments by the Servicer, such amounts in the Collection Account shall remain uninvested.
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(e)Unfunded Exposure Account. On the last day of the Reinvestment Period, the Borrower shall fund an amount equal to the Unfunded Exposure Amount into the Unfunded Exposure Account. All funding requests associated with the Unfunded Exposure Amount shall be made from the Unfunded Exposure Account after the Reinvestment Period End Date. All uninvested amounts on deposit in the Unfunded Exposure Account shall be invested in Permitted Investments selected by the Servicer on each Payment Date (or pursuant to standing instructions provided by the Servicer).
(f)Eligible Currency.
(i)For purposes of Section 2.7 and Section 2.8, any Available Funds on deposit in the Interest Collection Account and the Principal Collection Account denominated in any Eligible Currency shall be applied on any Payment Date (i) first, to make payments in such Eligible Currency and (ii) second, to make payments in any other Eligible Currency (pro rata based on available amounts from each other Eligible Currency), as converted by the Servicer using the Applicable Exchange Rate; provided, that such payments shall be subject to availability of such funds pursuant to Section 2.7 and Section 2.8.
(ii)The Servicer shall instruct the Collateral Agent, on the Determination Date immediately preceding each Payment Date, to convert amounts on deposit in the Collection Account into Dollars to the extent necessary to make payments pursuant to Section 2.7 or Section 2.8, as applicable (as determined by the Servicer using the Applicable Exchange Rate).
(iii)Any Available Funds on deposit in the Principal Collection Account denominated in an Eligible Currency may be converted by the Servicer into another Eligible Currency on any Business Day (other than a Payment Date) using the Applicable Exchange Rate ~~so long as (i) the Borrower is in compliance with each Borrowing Base both prior to and after giving effect to such conversion, and (ii) the converted amounts are used solely for purposes of acquiring a Loan denominated in such other Eligible Currency pursuant to Section 2.17~~. The Servicer shall provide prior written notice to the Administrative Agent and the Collateral Agent of any such conversion.
SECTION 2.11.Payments, Computations, Etc.
(a)All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 2:00 p.m. on the day when due in lawful money of the United States or in such other Eligible Currency in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Borrower or the Servicer, as applicable, shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at 2.0% per annum above the Base Rate (other than with respect to any Advances Outstanding, which shall accrue at the Interest Rate), payable on demand; provided that, such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of the applicable Secured Party. Any Aggregate Unpaids hereunder shall not be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any
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other Person for any reason. All computations of interest and other fees hereunder shall be made on the basis of a year consisting of 360 days (other than calculations with respect to (x) Term CORRA or SONIA, which shall be based on a year consisting of 365 days or (y) the Base Rate, which shall be based on a year consisting of 365 or 366 days, as applicable) for the actual number of days elapsed.
(b)Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be. For avoidance of doubt, to the extent that Available Funds are insufficient on any Payment Date to satisfy the full amount of any Increased Costs pursuant to Section 2.7(4) and Section 2.8(a)(1), such unpaid amounts shall remain due and owing and shall accrue interest as provided in Section 2.11(a) until repaid in full.
(c)If any Advance requested by the Borrower is not effectuated as a result of the Borrower’s actions or failure to fulfill any condition under Section 3.2, as the case may be, on the date specified therefor, the Borrower shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by the applicable Lender (other than any such loss, cost or expense solely due to the gross negligence or willful misconduct or failure to fund such Advance on the part of the Lenders, the Administrative Agent or an Affiliate thereof), including, without limitation, any loss (including cost of funds and reasonable and documented out-of-pocket expenses), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain such Advance. Any such Lender shall provide to the Borrower documentation setting forth the amounts of any loss, cost or expense referred to in the previous sentence, such documentation to be conclusive absent manifest error.
SECTION 2.12.Collateral Assignment of Agreements.
The Borrower hereby assigns to the Collateral Agent, for the benefit of the Secured Parties hereunder, all of the Borrower’s right, title and interest in and to, but none of its obligations under, the Underlying Instruments related to each Loan, all other agreements, documents and instruments evidencing, securing or guaranteeing any Loan and all other agreements, documents and instruments related to any of the foregoing but excluding any Excluded Amounts or Retained Interest (the “Assigned Documents”). The Borrower confirms that until the Collection Date the Collateral Agent, on behalf of the Secured Parties, shall have the sole right to enforce the Borrower’s rights and remedies under any UCC financing statements filed under or in connection therewith for the benefit of the Secured Parties. The parties hereto agree that such collateral assignment to the Collateral Agent, for the benefit of the Secured Parties, shall terminate upon the Collection Date.
SECTION 2.13.Fees.
(a)Commitment Fee. On each applicable Payment Date to and including the Reinvestment Period End Date, the Borrower shall pay, in accordance with Sections 2.7, 2.8 and 2.9, pro rata to each Lender, a commitment fee (the “Commitment Fee”) payable in arrears for each Accrual Period, equal to the sum of the products for each day during
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such Accrual Period of (i) one divided by 360, (ii) the applicable Commitment Fee Rate, and (iii) (x) the aggregate Commitments minus (y) the Advances Outstanding on such day (such amount, the “Unused Portion”).
(b)Facility Margin. On each Payment Date, the Borrower shall pay, in accordance with Sections 2.7, 2.8 and 2.9, pro rata to each Lender, a facility margin (the “Facility Margin”) payable in arrears for each Accrual Period equal to the sum of the products for each day during such Accrual Period of (a) one divided by 360, (b) the applicable Facility Margin Rate for Advances (or portions thereof) funded at the Applicable Reference Rate and (c) the Advances Outstanding on such date funded at the Interest Rate.
(c)The Servicer shall be entitled to the Servicing Fee in accordance with Section 2.7(2), Section 2.8(a)(1) and Section 2.9(2), as applicable.
(d)The Collateral Agent and the Collateral Custodian shall be entitled to receive the Collateral Agent and Portfolio Administration Fee in accordance with Section 2.7(1), Section 2.8(a)(1) and Section 2.9(1), as applicable.
(e)The Borrower shall pay to Cadwalader, Wickersham & Taft LLP as counsel to the Administrative Agent, on the Closing Date, its reasonable estimated fees and documented out-of-pocket expenses and shall pay all additional reasonable fees and out-of-pocket expenses of Cadwalader, Wickersham & Taft LLP required to be paid by the Borrower hereunder on the next Payment Date after the date that is thirty (30) Business Days after receiving an invoice for such amounts.
SECTION 2.14.Increased Costs; Capital Adequacy; Illegality.
(a)If either (i) the introduction of or any change following the Closing Date (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by an Affected Party with any guideline or request following the Closing Date from any central bank or other Governmental Authority (whether or not having the force of law), shall (a) subject an Affected Party to any Tax, duty or other charge with respect to its interest in the Collateral, or any right or obligation to make Advances hereunder, or on any payment made hereunder, (b) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (c) impose any other condition affecting the security interest in the Collateral conveyed to the Lenders hereunder or any Affected Party’s rights hereunder or under any other Transaction Document, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, under any other Transaction Document, then on the next Payment Date after demand by such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such increased costs or reduced payments; provided
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that, the amounts payable under this Section 2.14 shall not include any Indemnified Taxes or Excluded Taxes.
(b)If either (i) the introduction of or any change following the Closing Date in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Affected Party with any law, guideline, rule, regulation, directive or request following the Closing Date from any central bank or other governmental authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, on the next Payment Date after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction. For the avoidance of doubt, if the issuance of Interpretation No. 46 (and/or any amendment or supplement thereto or to Statement of Financial Accounting Standards No. 140) by the Financial Accounting Standards Board or any other change in accounting standards or the issuance of any other pronouncement, release or interpretation, causes or requires the consolidation of all or a portion of the assets and liabilities of the Equityholder, the Borrower or any Lender with the assets and liabilities of the Administrative Agent, any Lender or shall otherwise impose any loss, cost, expense, reduction of return on capital or other loss, such event shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.14.
(c)If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.14, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then within ten (10) days after demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.
(d)In determining any amount provided for in this Section 2.14, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.14 shall submit to the Servicer a written description setting forth in reasonable detail the basis for and the computations of such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent manifest error.
(e)If a Currency Disruption Event with respect to any Lender has occurred and is continuing on any date prior to the occurrence of a Benchmark Transition Event, the applicable Lender shall in turn so notify the Borrower, whereupon all Advances Outstanding of the affected Lender denominated in the affected Eligible Currency shall accrue Interest at the Base Rate plus the Facility Margin Rate; provided that such Lender
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or the Administrative Agent shall notify the Borrower promptly when the Currency Disruption Event is no longer continuing and interest on such Advances Outstanding on and after the date of such notice with respect to such Lender shall accrue interest at the applicable Benchmark plus the Facility Margin Rate.
(f)Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation; provided that each Affected Party will notify the Borrower promptly after it has received official notice of any event occurring after the Closing Date which will entitle such Affected Party to such additional amounts as compensation pursuant to this Section 2.14. Such additional amounts shall accrue from the date as to which such Affected Party becomes subject to such additional costs as a result of such event (or, if such Affected Party’s demand for compensation relating to such event is not given to the Borrower by such Affected Party within six months after such Affected Party received such official notice of such event, from the date which is six months prior to the date such demand for compensation is given to the Borrower by such Affected Party).
(g)If at any time the Borrower shall be liable for the payment of any additional amounts in accordance with this Section 2.14, then the Borrower shall have the option to terminate this Agreement (in accordance with the provisions of Section 2.3 but without the payment of any Prepayment Penalty); provided that such option to terminate shall in no event relieve the Borrower of paying any amounts owing pursuant to this Section 2.14 in accordance with the terms hereof.
(h)Notwithstanding anything to the contrary herein, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Applicable Law for purposes of clause (a) above, regardless of the date enacted, adopted or issued.
SECTION 2.15.Taxes.
(a)All payments made by the Borrower or made by the Servicer on behalf of the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, except as required by Applicable Law. If any Indemnified Taxes are required to be withheld from any amounts payable to any Secured Party, then the amount payable to such Person will be increased (the amount of such increase, the “Additional Amount”) such that every net payment made under this Agreement after withholding for or on account of any Indemnified Taxes (including, without limitation, such deductions and withholdings applicable to Additional Amounts payable under this Section 2.15) is not less than the amount that would have been paid had no such deduction or withholding been made. The foregoing obligation to pay Additional Amounts with respect to payments required to be made by the Borrower or Servicer on behalf of the Borrower under this Agreement will not, however, apply with respect to (1) Taxes imposed on or measured by net income, franchise Taxes, or branch
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profits Taxes, in each case imposed on any Secured Party by a taxing jurisdiction (x) in which any such Person is organized or in which its applicable lending office is located or (y) as a result of a present or former connection between such Secured Party and the relevant jurisdiction (other than any such connection arising from such Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced this Agreement); (2) with respect to a Lender, any U.S. federal withholding tax that is imposed on amounts payable such Lender at the time such Lender acquires an interest in an Advance or Commitment or designates a new lending office, except to the extent that such Secured Party was otherwise entitled, at the time of designation of a new lending office, to receive additional amounts from the Borrower or the Servicer with respect to such withholding tax pursuant to this Section 2.15; (3) any tax is attributable to a Secured Party’s failure to comply with Sections 2.15(d), (e), (f), (g) and (h); and (4) any tax that is imposed under FATCA (collectively, “Excluded Taxes”).
(b)The Borrower will indemnify each Secured Party within ten (10) days after demand therefor, for the full amount of (i) any Indemnified Taxes that are payable or paid by such Secured Party, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; (ii) any unpaid Additional Amount that is required to be paid pursuant to Section 2.15(a); and (iii) any reasonable expenses arising therefrom or with respect thereto. A certificate as to the amount of such payment or liability delivered to the Borrower by a Secured Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Secured Party, shall be conclusive absent manifest error.
(c)Within thirty (30) days after the date of any payment by the Borrower or by the Servicer on behalf of the Borrower of any Indemnified Taxes, the Borrower or the Servicer, as applicable, will furnish to the Administrative Agent and the Lenders at the applicable address set forth on Annex A to this Agreement, appropriate evidence of payment thereof.
(d)Each Secured Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Borrower, with a copy to the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, each Secured Party, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Secured Party is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.15(e), (f), and (g) below) shall not be required if in the Secured Party’s reasonable judgment such completion, execution or submission would subject such Secured Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Secured Party.
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(e)To the extent legally entitled to do so under Applicable Law, each Secured Party that is not a United States person (within the meaning of Section 7701(a)(30) of the Code) shall deliver to the Borrower, with a copy to the Administrative Agent, at the time it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two (or such other number as may from time to time be prescribed by Applicable Law) duly completed copies of IRS Form W-8BEN, Form W-8BEN-E, Form W-8IMY or Form W-8ECI, as appropriate, to permit the Borrower or the Servicer to make payments hereunder for the account of such Secured Party without deduction or withholding of United States federal income or similar Taxes. Upon the obsolescence of, or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.15(e), such Secured Party shall update such form or certificate or notify the Borrower and the Administrative Agent of its legal inability to do so.
(f)Each Secured Party that is a United States person (within the meaning of Section 7701(a)(30) of the Code) shall deliver to the Borrower, with a copy to the Administrative Agent, at the time it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two (or such other number as may from time to time be prescribed by Applicable Law) duly completed copies of IRS Form W-9 to permit the Borrower or the Servicer to make payments hereunder for the account of such Secured Party without deduction or withholding of United States federal backup withholding Taxes. Upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.15(f), such Secured Party shall update such form or certificate or notify the Borrower and the Administrative Agent of its legal inability to do so.
(g)If a payment made to a Secured Party under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Secured Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Secured Party shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Secured Party has complied with such Secured Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(h)Each Secured Party that is not a United States person (within the meaning of Section 7701(a)(30) of the Code) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such
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supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made. Upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.15(h), such Secured Party shall update such form or certificate or notify the Borrower and the Administrative Agent of its legal inability to do so.
(i)If any Indemnified Party determines, in its sole discretion, that it has received a refund in respect of any Taxes as to which indemnification or Additional Amounts have been paid to it by the Borrower or the Servicer pursuant to this Section 2.15, it shall promptly remit to the Borrower or the Servicer an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that, the Borrower or the Servicer, upon the request of the Indemnified Party, agree promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority (including any interest or penalties). Notwithstanding anything to the contrary in this paragraph (i), in no event will the Indemnified Party be required to pay any amount to an Indemnifying Party pursuant to this paragraph (i) the payment of which would place the Indemnified Party in a less favorable net after-Tax position than the Indemnified Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or Additional Amounts with respect to such Tax had never been paid. Nothing in this Section 2.15(i) shall interfere with the right of an Indemnified Party to arrange its tax affairs in whatever manner it thinks fit nor oblige any Indemnified Party to claim any tax refund or to make available its tax returns or other confidential information or disclose any information relating to its tax affairs or any computations in respect thereof or require any Indemnified Party to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
(j)The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(k)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (1) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or Servicer on behalf of the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (2) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.16 relating to the maintenance of a Participant Register and (3) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off
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and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (k).
(l)Without prejudice to the survival of any other agreement of the Borrower and the Servicer hereunder, the agreements and obligations of the Borrower and the Servicer contained in this Section 2.15 shall survive the termination of this Agreement.
SECTION 2.16.Affiliate Transactions.
The Servicer (or an Affiliate thereof) shall not reacquire from the Borrower and, other than pursuant to a Permitted Securitization (with the consent of the Administrative Agent in its sole discretion), a Permitted Refinancing (with the consent of the Administrative Agent in its sole discretion), a Discretionary Sale, the distribution of a Lien Release Dividend or in connection with a substitution under Section 2.17, the Borrower shall not transfer to the Servicer or to Affiliates of the Servicer, and none of the Servicer nor any Affiliates thereof will have a right or ability to purchase, the Loans without the prior written consent of the Administrative Agent.
SECTION 2.17.Substitution and Transfer of Loans.
(a)Substitution of Loans. On any day when no Termination Event shall have occurred and be continuing (and after the earlier to occur of the Reinvestment Period End Date or the Termination Date at the sole discretion of the Administrative Agent), the Borrower may, subject to the conditions set forth in this Section 2.17 and subject to the other restrictions contained herein, replace any Loan with one or more Eligible Loans (each, a “Substitute Loan”); provided that, no such replacement shall occur unless each of the following conditions is satisfied as of the date of such replacement and substitution (as certified to the Collateral Agent by the Borrower):
(i)the Borrower or Servicer has recommended to the Administrative Agent (with a copy to the Collateral Custodian and the Collateral Agent) in writing that the Loan to be replaced should be replaced (each a “Replaced Loan”);
(ii)each Substitute Loan is an Eligible Loan on the date of substitution;
(iii)after giving effect to any such substitution, no Borrowing Base Deficiency exists;
(iv)solely in the case of substitutions pursuant to Section 2.17(b), the sum of the Adjusted Balances of such Substitute Loans shall be equal to or greater than the sum of the Adjusted Balances of the Replaced Loans;
(v)all representations and warranties contained in Section 4.1, Section 4.2 and Section 4.3 shall be true and correct as of the date of substitution of any such Substitute Loan;
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(vi)the inclusion of any Substitute Loan does not cause a Termination Event or Unmatured Termination Event to occur;
(vii)each Loan that is replaced pursuant to the terms of this Section 2.17 shall be substituted only with another Loan that meets the foregoing conditions;
(viii)in the selection of each Replaced Loan or each Substitute Loan, no selection procedures were employed which are intended to be adverse to the interests of the Administrative Agent, the Lenders, the Collateral Agent or the Secured Parties;
(ix)the Borrower shall agree to pay the reasonable and documented legal fees and expenses of the Administrative Agent, the Collateral Agent, each Lender, the Collateral Custodian and the other Secured Parties in connection with any such substitution (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, and any other party having an interest in the Loan in connection with such sale, substitution or repurchase);
(x)the Borrower shall give five (5) Business Days’ notice of such substitution to the Administrative Agent;
(xi)the Borrower shall notify the Administrative Agent of any amount to be deposited into the Collection Account in connection with any such substitution; and
(xii)the Borrower shall deliver to the Administrative Agent on the date of such substitution a certificate of a Responsible Officer certifying that each of the foregoing is true and correct as of such date.
In addition, the Borrower shall in connection with such substitution deliver to the Collateral Custodian the related Required Loan Documents. On the date any such substitution is completed (the “Substitution Date”), the Collateral Agent, for the benefit of the Secured Parties, shall, automatically and without further action, release and transfer to the Borrower, free and clear of any Lien created pursuant to this Agreement, all of the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under such Replaced Loan, but without any representation and warranty of any kind, express or implied.
(b)Transfer or Substitution of Warranty Loans. If on any day a Loan is (or becomes) a Warranty Loan, no later than ten (10) Business Days following the earlier of knowledge by the Borrower of such Loan becoming a Warranty Loan or receipt by the Borrower from the Administrative Agent or the Servicer of written notice thereof, the Borrower shall:
(i)make a deposit to the Collection Account (for allocation pursuant to Section 2.7, Section 2.8 or Section 2.9, as applicable) in immediately available funds in an amount equal to the Purchase Price of such Loan, less any principal payments received by the Borrower in respect of such Loan since the Cut-Off Date by the Borrower, plus any accrued and unpaid interest thereon (collectively, the “Retransfer Price”); provided that, the Administrative Agent shall have the right to determine whether the amount so deposited is sufficient to satisfy the foregoing requirements; provided further that, no
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such repayment shall be required to be made with respect to such Warranty Loan (and such Loan shall cease to be a Warranty Loan) if the Administrative Agent determines in its sole discretion that such Warranty Loan can be (and such Warranty Loan is) cured or brought into compliance, as applicable, on or before the expiration of such ten (10) Business Day period; or
(ii)with the prior written consent of the Administrative Agent, subject to the satisfaction of the conditions in Section 2.17(a), substitute for such Warranty Loan a Substitute Loan; or
(iii)sell such Warranty Loan in accordance with the provisions set forth in Section 2.19.
The Borrowing Base shall be reduced by the Adjusted Balance of each such Warranty Loan and, if applicable, increased by the Adjusted Balance of each Substitute Loan that is replacing a Warranty Loan. Upon confirmation of the deposit of such Retransfer Price or proceeds from such Discretionary Sale into the Collection Account or the delivery by the Borrower of a Substitute Loan for each Warranty Loan (the date of such confirmation or delivery, the “Retransfer Date”), such Warranty Loan shall be removed from the Collateral and, as applicable, the Substitute Loan shall be included in the Collateral. On the Retransfer Date of each Warranty Loan, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to transfer, assign and set-over to the Borrower (or the Servicer, as applicable), without recourse, representation or warranty, all the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties in, to and under such Warranty Loan and all future monies due or to become due with respect thereto, the Related Property, all Proceeds of such Warranty Loan, and Recoveries relating thereto, all rights to security for any such Warranty Loan, and all Proceeds and products of the foregoing. The Collateral Agent, for the benefit of the Secured Parties, shall, at the sole expense of the Borrower, execute such documents and instruments of transfer as may be prepared by the Servicer, on behalf of the Borrower, and take other such actions as shall reasonably be requested by the Borrower to effect the transfer of such Warranty Loan pursuant to this Section 2.17.
SECTION 2.18.Optional Sales.
(a)So long as no Unmatured Termination Event or Termination Event shall have occurred and be continuing, on any Optional Sale Date, the Borrower shall have the right to prepay all or a portion of the Advances Outstanding in connection with the transfer and assignment of all or a portion of the Loans, as the case may be in connection with a Permitted Securitization or a Permitted Refinancing (each, an “Optional Sale”), subject to the following terms and conditions:
(i)The Servicer, on behalf of the Borrower, shall have given the Administrative Agent (with a copy to the Collateral Custodian and the Collateral Agent) at least ten (10) Business Days’ prior written notice of its intent to effect an Optional Sale in connection with a Permitted Securitization or a Permitted Refinancing, and the Administrative Agent shall have delivered to the Borrower its prior written consent (in its sole discretion) to such Optional Sale, unless such ten (10) Business Days’ notice requirement is waived or reduced by the Administrative Agent; provided that, no such
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consent will be required for any Optional Sale of any Loan at a price equal to or greater than the Adjusted Balance of such Loan as of the date of the Optional Sale;
(ii)Unless an Optional Sale is to be effected on a Payment Date (in which case the relevant calculations with respect to such Optional Sale shall be reflected on the applicable Servicing Report), the Servicer, on behalf of the Borrower, shall deliver to the Administrative Agent (with a copy to the Collateral Custodian and the Collateral Agent) a certificate and evidence to the reasonable satisfaction of the Administrative Agent (which evidence may consist solely of a certificate from the Servicer) that the Borrower shall have sufficient funds on the related Optional Sale Date to effect the contemplated Optional Sale in accordance with this Agreement. In effecting an Optional Sale, the Borrower may use the Proceeds of dispositions of the Loans to repay all or a portion of the Aggregate Unpaids;
(iii)After giving effect to the Optional Sale and the assignment to the Borrower of all or a portion of the Loans, as the case may be, on any Optional Sale Date, (a) no Borrowing Base Deficiency exists, (b) the representations and warranties contained in Sections 4.1, 4.2 and 4.3 hereof shall continue to be correct, except to the extent relating to an earlier date and (c) neither an Unmatured Termination Event nor a Termination Event shall have resulted from the Optional Sale;
(iv)On the related Optional Sale Date, the Administrative Agent, each Lender, the Collateral Custodian and the Collateral Agent, as applicable, shall have received, as applicable, in immediately available funds, an amount sufficient to reduce the Advances Outstanding in accordance with Section 2.3(b);
(v)On or prior to each Optional Sale Date, the Servicer, on behalf of the Borrower, shall have delivered to the Administrative Agent a list specifying all Loans to be sold and assigned pursuant to such Optional Sale; and
(vi)In the selection of the Loans to be sold and assigned pursuant to such Optional Sale, no selection procedures were employed which are intended to be adverse to the interests of the Administrative Agent, the Lenders, the Collateral Agent or the Secured Parties.
(a)In connection with any Optional Sale, following receipt by the Administrative Agent, the Collateral Agent, the Lenders, the Collateral Custodian and the Secured Parties, as applicable, of the amounts referred to in clause (a)(iv) above, there shall be transferred and assigned to or at the direction of the Borrower without recourse, representation or warranty all of the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties in, to and under the portion of the Collateral subject to such Optional Sale and such portion of the Collateral so transferred shall be released from the Lien of this Agreement (subject to the requirements of clauses (ii) and (iii) above).
The Borrower hereby agrees to pay the reasonable and documented legal fees and expenses of the Administrative Agent, the Collateral Agent, each Lender, the Collateral Custodian and the other Secured Parties in connection with any Optional Sale (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent,
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on behalf of the Secured Parties, and any other party having an interest in the Collateral in connection with such Optional Sale).
In connection with any Optional Sale, on the related Optional Sale Date, the Collateral Agent, on behalf of the Secured Parties, shall, at the expense of and at the direction of the Borrower (i) execute such instruments of release in favor of or at the direction of the Borrower with respect to the portion of the Collateral to be retransferred to or at the direction of the Borrower, as the Borrower may reasonably request (in recordable form if necessary), (ii) deliver any portion of the Collateral to be retransferred to or at the direction of the Borrower in its possession to or at the direction of the Borrower and (iii) otherwise take such actions, and cause or permit the Collateral Custodian to take such actions, as are necessary and appropriate to release the Lien of the Collateral Agent, on behalf of the Secured Parties, on the portion of the Collateral to be retransferred to or at the direction of the Borrower and release and deliver to the Borrower such portion of the Collateral to be retransferred to the Borrower.
SECTION 2.19.Discretionary Sales.
On any Discretionary Sale Date, the Borrower shall have the right to sell, transfer or assign (and, at the Borrower’s discretion, may prepay all or a portion of the Advances Outstanding in connection with such sale, transfer or assignment) to (x) an Affiliate of the Borrower, Servicer or Equityholder for an amount not less than the higher of (i) the fair market value and (ii) the related Adjusted Balance or (y) any other Person, in each case on an arms-length basis by the Borrower of, and the release of any related Lien by the Collateral Agent over, one or more Loans (each, a “Discretionary Sale”), subject to the following terms and conditions:
(i)At least two (2) Business Days prior to each Discretionary Sale Date, the Servicer, on behalf of the Borrower, shall have given the Administrative Agent (with a copy to the Collateral Custodian and the Collateral Agent) written notice of its intent to effect a Discretionary Sale (each such notice a “Discretionary Sale Notice”), specifying the Discretionary Sale Date and including a list of all Loans to be sold and assigned pursuant to such Discretionary Sale, and a revised Borrowing Base Certificate; provided that, prior written consent of Administrative Agent, in its sole discretion, will be required for any Discretionary Sale of any Loan at a price less than the Adjusted Balance of such Loan as of the date of the Discretionary Sale; provided, further that no such Discretionary Sale Notice shall be required in connection with a primary syndication of a Loan;
(ii)Any Discretionary Sale shall be made by the Borrower (or the Servicer on behalf of the Borrower) to (x) an Affiliate of the Borrower, Servicer or Equityholder for an amount not less than the higher of (i) the fair market value and (ii) the related Adjusted Balance multiplied by the applicable Advance Rate for such Loan or (y) any other Person, in each case on an arms-length basis in a transaction (i) in accordance with the Servicing Standard and (ii) in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party to the Discretionary Sale (other than as customary for sales of such type, including that the Borrower has good title thereto, free and clear of all Liens and has the right to sell the related Loan);
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(iii)The Servicer shall deliver to the Administrative Agent (with a copy to the Collateral Agent) a completed Borrowing Base Certificate and other evidence to the reasonable satisfaction of the Administrative Agent that the Borrower shall have sufficient funds on the related Discretionary Sale Date to effect the contemplated Discretionary Sale in accordance with this Agreement (unless a Discretionary Sale is to be effected on a Payment Date, in which case there must be sufficient Available Funds to effect the contemplated Discretionary Sale in accordance with the terms of this Agreement);
(iv)After giving effect to the Discretionary Sale and the assignment to the Borrower of the Collateral on any Discretionary Sale Date, (a) the Maximum Facility Amount is greater than or equal to zero, (b) the representations and warranties contained in Section 4.1, 4.2 and 4.3 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date and (c) neither an Unmatured Termination Event nor a Termination Event shall have resulted; provided, further, that during the existence of an Unmatured Termination Event or a Termination Event, the Borrower may make Discretionary Sales (A) with the prior written consent of the Administrative Agent in its sole discretion or (B) in order to settle the sale of any Loan for which the trade date occurred prior to the occurrence of such Unmatured Termination Event or Termination Event; provided, further, that during the existence of an Unmatured Termination Event, the Borrower may make Discretionary Sales (x) to reduce or cure any Borrowing Base Deficiency or (y) to the extent required pursuant to the terms of the applicable Underlying Instruments or any related intercreditor agreement or agreement among lenders; and
(v)On the related Discretionary Sale Date, the proceeds from such Discretionary Sale have been sent directly into the Collection Account;

provided that, the Borrower may sell any Equity Security notwithstanding the foregoing restrictions so long as each such sale is for no less than fair market value.
(b)In connection with any Discretionary Sale, following receipt by the Administrative Agent, the Collateral Agent, the Lenders, the Collateral Custodian and the Secured Parties, as applicable, of the amounts referred to in clause (v) above, there shall be transferred and assigned to or at the direction of the Borrower (for further sale to a third party unaffiliated with the Borrower, the Equityholder or the Servicer) without recourse, representation or warranty all of the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties in, to and under the portion of the Collateral subject to such Discretionary Sale and such portion of the Collateral so transferred shall be released from the Lien of this Agreement (subject to the requirements of clauses (iii) and (iv) above).
(c)The Borrower hereby agrees to pay the reasonable and documented legal fees and expenses of the Administrative Agent, the Collateral Agent, each Lender, the Collateral Custodian and the other Secured Parties in connection with any Discretionary Sale (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, and any other party having an interest in the Collateral in connection with such Discretionary Sale).
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(d)In connection with any Discretionary Sale, on the related Discretionary Sale Date, the Collateral Agent shall, at the expense of the Borrower (i) execute such instruments of release with respect to the portion of the Collateral to be retransferred to the Borrower, in recordable form if necessary, in favor of the Borrower as the Borrower may reasonably request, (ii) deliver any portion of the Collateral to be retransferred to the Borrower in its possession to the Borrower and (iii) otherwise take such actions, and cause or permit the Collateral Agent to take such actions, as are necessary and appropriate to release the Lien of the Collateral Agent and the Secured Parties on the portion of the Collateral to be retransferred to the Borrower and release and deliver to the Borrower such portion of the Collateral to be retransferred to the Borrower.
(e)Notwithstanding any provision contained in this Agreement to the contrary, if no Termination Event has occurred and no Unmatured Termination Event exists, on a Lien Release Dividend Date, the Borrower may distribute to the Equityholder any Loan that was transferred by the Equityholder to the Borrower, or any portion thereof (each, a “Lien Release Dividend”), subject to the following terms and conditions, the satisfaction of which shall have been certified by the Borrower to the Administrative Agent, the Collateral Agent and the Collateral Custodian (upon which all such recipients may conclusively rely):
(i)The Borrower shall have given the Administrative Agent, with a copy to the Collateral Agent and the Collateral Custodian, at least five (5) Business Days prior written notice of its intent to effect a Lien Release Dividend, in the form of Exhibit M hereto (a “Notice and Request for Consent”), and the Administrative Agent shall have delivered to the Borrower prior written consent, which consent shall be given in the sole and absolute discretion of the Administrative Agent; provided that, if the Administrative Agent shall not have responded to the Notice and Request for Consent by 11:00 a.m. on the day that is one (1) Business Day prior to the proposed Lien Release Dividend Date, the Administrative Agent shall be deemed not to have given its consent;
(ii)On any Lien Release Dividend Date, no more than four Lien Release Dividends shall have been made during the 12-month period immediately preceding the proposed Lien Release Dividend Date;
(iii)After giving effect to the Lien Release Dividend on the Lien Release Dividend Date, (A) no Borrowing Base Deficiency, Termination Event or Unmatured Termination Event shall exist, (B) the representations and warranties contained in Sections 4.1 and 4.2 hereof shall continue to be correct in all material respects, except to the extent relating to an earlier date, (C) the eligibility of any Loan remaining as part of the Collateral after the Lien Release Dividend will be redetermined as of the Lien Release Dividend Date, (D) no claim shall have been asserted or proceeding commenced challenging the enforceability or validity of any of the Required Loan Documents and (E) there shall have been no material adverse change as to the Servicer or the Borrower;
(iv)Such Lien Release Dividend must be in compliance with Applicable Law and may not (A) be made with the intent to hinder, delay or defraud any creditor of the Borrower or (B) leave the Borrower, immediately after giving effect to the Lien Release Dividend, (x) insolvent, (y) with insufficient funds to pay its obligations as and when
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they become due or (z) with inadequate capital for its present and anticipated business and transactions;
(v)On or prior to the Lien Release Dividend Date, the Borrower shall have (A) delivered to the Administrative Agent, with a copy to the Collateral Agent and the Collateral Custodian, a list specifying all Loans or portions thereof to be transferred pursuant to such Lien Release Dividend and the Administrative Agent shall have approved same in its sole discretion and (B) obtained all authorizations, consents and approvals required to effectuate the Lien Release Dividend;
(vi)A portion of a Loan may be transferred pursuant to a Lien Release Dividend provided that (A) such transfer does not have an adverse effect on the portion of such Loan remaining as a part of the Collateral, any other aspect of the Collateral, the Lenders, the Administrative Agent or any other Secured Party and (B) a new promissory note (other than with respect to a Noteless Loan) for the portion of the Loan remaining as a part of the Collateral has been executed, and the original thereof has been endorsed to the Collateral Agent and delivered to the Collateral Custodian;
(vii)Each Loan, or portion thereof, as applicable, shall be transferred at a value equal to the outstanding principal balance thereof, exclusive of any accrued and unpaid interest or PIK Interest thereon;
(viii)The Borrower shall have paid in full an aggregate amount equal to the sum of all amounts due and owing to the Administrative Agent, the Lenders, the Collateral Agent and/or the Collateral Custodian, as applicable, under this Agreement and the other Transaction Documents, to the extent accrued to such date with respect to the Loans to be transferred pursuant to such Lien Release Dividend and incurred in connection with the transfer of such Loans pursuant to such Lien Release Dividend; and
(ix)The Borrower shall pay the reasonable legal fees and expenses of the Administrative Agent, the Lenders, the Collateral Agent and the Collateral Custodian in connection with any Lien Release Dividend (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, and any other party having an interest in the Loans in connection with such Lien Release Dividend).
SECTION 2.20.Limitations on Sales, Substitutions and Repurchases.
(a)Affiliates. The sum of the OLB of all Loans (other than Warranty Loans) which were sold or contributed to the Borrower by the Equityholder and then sold by the Borrower to the Equityholder (or any Controlled Affiliate thereof) in connection with a substitution under Section 2.17 or a Discretionary Sale shall not exceed 20% of the Net Purchased Loan Balance; provided that not more than 10% of the Net Purchases Loan Balance shall be Defaulted Loans at the time of the sale.
(b)Third Parties. The sum of the OLB of all Loans (other than Warranty Loans) which are sold by the Borrower to Persons other than Affiliates of the Borrower in connection with a substitution under Section 2.17 or a Discretionary Sale during any 12-month rolling period shall not exceed, collectively, 30% of the Facility Amount as of the
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start of such 12-month period (or such lesser number of months as shall have elapsed as of such date); provided that the limitation set forth in this clause (b) shall not apply (1) with respect to (w) any such substitution or Discretionary Sale of a Loan with an Assigned Value of zero, any REO Asset or Loan that will become an REO Asset or any Equity Security, (x) Discretionary Sales of Loans certified by the Servicer to the Administrative Agent to be to existing collateralized loan obligation facilities managed by the Servicer or any Affiliate of the Servicer and (y) Discretionary Sales of Broadly Syndicated Loans and (z) any assignment or transfer of the Borrower’s position in such Collateral Loan in lieu of the repayment of such position or (2) if the Administrative Agent has agreed in its sole discretion to waive such limitation.
SECTION 2.21.Instructions to the Collateral Agent.
All instructions and directions given to the Collateral Agent by the Servicer, the Borrower or the Administrative Agent pursuant to Sections 2.7, 2.8 and 2.9 shall be in writing (including instructions and directions transmitted to the Collateral Agent by facsimile or e-mail), and such written instructions and directions shall be delivered with a written certification that such instructions and directions are in compliance with the provisions of Sections 2.7, 2.8 and 2.9. The Servicer and the Borrower shall immediately transmit to the Administrative Agent by facsimile or e-mail a copy of all instructions and directions given to the Collateral Agent by such party pursuant to Sections 2.7, 2.8 and 2.9. The Administrative Agent shall promptly transmit to the Servicer and the Borrower by facsimile or e-mail a copy of all instructions and directions given to the Collateral Agent by the Administrative Agent, pursuant to Sections 2.7, 2.8 and 2.9. If either the Administrative Agent or Collateral Agent disagrees with the computation of any amounts to be paid or deposited by the Borrower or the Servicer under Sections 2.7, 2.8 and 2.9 or otherwise pursuant to this Agreement, or upon their respective instructions, the Administrative Agent shall so notify the Borrower, the Servicer and the Collateral Agent in writing and in reasonable detail to identify the specific disagreement. If such disagreement cannot be resolved within five (5) Business Days, the determination of the Administrative Agent as to such amounts shall be conclusive and binding on the parties hereto absent manifest error. In the event the Collateral Agent receives instructions from the Servicer or the Borrower which conflict with any instructions received from the Administrative Agent, the Collateral Agent shall rely on and follow the instructions given by the Administrative Agent.
SECTION 2.22.Borrowing Base Deficiency Payments.
(a)In addition to any other obligation of the Borrower to cure any Borrowing Base Deficiency pursuant to the terms of this Agreement, if, on any day prior to the Collection Date, any Borrowing Base Deficiency exists, then the Borrower shall have either (i) five (5) Business Days or (ii) to the extent that (x) the Borrower shall provide to the Administrative Agent within two (2) Business Days of the occurrence of such Borrowing Base Deficiency both (I) a written certification that the Equityholder intends to cure such event and (II) evidence in the form of a capital call notice demonstrating that sufficient capital has been called from the investors in the Equityholder to cure such event and (y) no Material Modification specified in clause (f) of the definition thereof occurred within twelve (12) Business Days of the occurrence of such Borrowing Base Deficiency, twelve (12) Business Days (which period shall include the two (2) Business Days permitted for delivery of such plan) to eliminate such Borrowing Base Deficiency in its entirety by effecting one or more (or any combination thereof) of the following
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actions in order to eliminate such Borrowing Base Deficiency as of such date of determination: (i) deposit cash in Dollars or the applicable Eligible Currency into the Principal Collection Account, (ii) repay Advances (together with any Breakage Fees, any Hedge Breakage Costs and all accrued and unpaid costs and expenses of the Agent and the Lenders, in each case in respect of the amount so prepaid), (iii) subject to the approval of the Agent, in its sole discretion (and the Agent shall use reasonable efforts to give such approval in a timely fashion), Pledge additional Eligible Loans; provided that the amount of any reduction of a Borrowing Base Deficiency pursuant to any such Pledge shall be the Adjusted Balance of such Eligible Loans and/or (iv) sell one or more Loans.
(b)No later than 2:00 p.m. (i) on the Business Day of the proposed repayment of Advances and (ii) on the Business Day prior to the proposed Pledge of additional Eligible Loans, in each case pursuant to Section 2.22(a), the Borrower (or the Servicer on its behalf) shall deliver (x) to the Administrative Agent (with a copy to the Trustee and the Collateral Custodian), notice of such repayment or Pledge and a duly completed Borrowing Base Certificate, updated to the date such repayment or Pledge is being made and giving pro forma effect to such repayment or Pledge, and (y) to the Administrative Agent, if applicable, a description of any Eligible Loan and each Obligor of such Eligible Loan to be Pledged and added to the updated Loan Tape. Any notice pertaining to any repayment or any Pledge pursuant to this Section 2.22 shall be irrevocable.
SECTION 2.23.Defaulting Lenders.
(a)Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 13.1.
(ii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts owing by that Defaulting Lender hereunder; third, as the Borrower may request (so long as no Unmatured Termination Event or Termination Event exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Advances under this Agreement; fifth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Unmatured Termination Event or Termination Event exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a
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result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a payment of the principal amount of any Advances in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.23 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)For any period during which that Lender is a Defaulting Lender, that Defaulting Lender shall not be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).
(b)If the Administrative Agent agrees in writing in its sole discretion (subject to the consent of the Borrower, not to be unreasonably withheld, delayed or conditioned) that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.23(a)(iii) above), whereupon that Lender will cease to be a Defaulting Lender; provided that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. For the avoidance of doubt, no Breakage Costs shall be payable to any Lender under this Section 2.23(b).
SECTION 2.24.Mitigation Obligations.
If any Lender requests compensation under Section 2.14, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.15, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
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SECTION 2.25.Replacement of Lenders
If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender is a Defaulting Lender hereunder, or if any Lender does not consent to any amendment or modification (including in the form of a consent or waiver) pursuant to Section 13.1 and such Lender’s consent is required for such amendment or modification (so long as at the time of such replacement, each such replacement Lender consents to such amendment or modification), then the Borrower may, within 90 days of such Lender’s request for compensation, such Lender’s becoming a Defaulting Lender or such Lender’s withholding of such consent required pursuant to Section 13.1, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender (other than the Designated Lender as to which the terms of this Section 2.25 which relate to such Lender not consenting to any amendment or modification shall not apply) to (x) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.5), all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or (y) terminate all of its interests, rights and obligations under this Agreement and the Transaction Documents and reduce the aggregate Commitments outstanding; provided that:
(a)(i) if such Lender’s Commitments have been assigned pursuant to clause (x) above, such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) or (ii) if such Lender’s Commitments have been terminated pursuant to clause (y) above, such Lender shall have received payment of all such amounts payable to it hereunder from the Borrower;
(b)in the case of any such assignment, delegation or termination resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.15, such assignment, delegation or termination will result in a reduction in such compensation or payments thereafter; and
(c)such assignment, delegation or termination does not conflict with Applicable Law.
ARTICLE III

CONDITIONS TO CLOSING ADVANCES
SECTION 3.1.Conditions to Closing and Initial Advance.
No Lender shall be obligated to make any Advance hereunder on the occasion of the initial Advance, and the Lenders, the Administrative Agent, the Collateral Agent and the Collateral Custodian shall not be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied or waived in writing by the Administrative Agent (in each case in its sole and absolute discretion):
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(a)This Agreement, the Sale and Contribution Agreement, the Securities Account Control Agreement, the UBS Fee Letter and the CA & CC Fee Letter shall have been duly executed by, and delivered to, the parties thereto, and the Administrative Agent and each Lender shall have received such other documents, instruments, agreements and legal opinions as the Administrative Agent and each Lender shall reasonably request in connection with the transactions contemplated by this Agreement, including, without limitation, all those specified in the schedule of condition precedent documents attached hereto as Schedule I, each in form and substance satisfactory to the Administrative Agent and each Lender;
(b)The Borrower shall have paid all fees required and documented to be paid, including all fees required hereunder and under the applicable Lender Fee Letters and, without duplication of Section 2.13(e), shall have reimbursed the Lenders, the Administrative Agent and each Lender for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the reasonable and documented attorney fees and any other legal and document preparation costs incurred by the Lenders, the Administrative Agent and each Lender;
(c)Any and all information submitted pursuant to this Agreement and the other Transaction Documents to each Lender and the Administrative Agent by the Borrower or the Servicer or any of their Affiliates is true, accurate, complete in all material respects and not misleading in any material respect;
(d)Each Lender shall have received (x) all documentation and other information requested by such Lender in its sole discretion and/or required by regulatory authorities with respect to the Borrower, the Equityholder and the Servicer under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, all in form and substance reasonably satisfactory to each Lender and (y) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower;
(e)The results of each Lender’s financial, legal, tax and business due diligence relating to the Borrower, the Servicer, the Equityholder, the Eligible Loans and the transactions contemplated hereunder are satisfactory to each Lender (which, for the avoidance of doubt, shall include the review of the Equityholder’s governing documents) (it being understood that this clause (e) shall be deemed satisfied upon the occurrence of the Closing Date);
(f)The Administrative Agent and each Lender shall have received (i) satisfactory evidence that the Borrower, the Servicer and the Equityholder have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Transaction Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer’s Certificate from each of the Borrower, the Servicer and the Equityholder in form and substance satisfactory to the Administrative Agent and each Lender affirming that no such consents or approvals are required; it being understood that the acceptance of such evidence or Officer’s Certificate shall in no way limit the recourse of the Administrative Agent, each Lender or any
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Secured Party against the Servicer, the Borrower or the Equityholder for a breach of such Person’s representation or warranty that all such consents and approvals have, in fact, been obtained;
(g)The Borrower, the Servicer and the Equityholder shall each be in compliance in all material respects with all Applicable Law and shall have delivered to the Collateral Agent, the Administrative Agent and each Lender as to this and other closing matters a certification in the form of Exhibits E-1, E-2 and E-3, as applicable;
(h)The Borrower and the Servicer shall have delivered to the Collateral Agent, the Administrative Agent and each Lender duly executed powers of attorney in the form of Exhibits F-1 and F-2, as applicable;
(i)The Borrower, the Servicer and the Equityholder shall each have delivered to the Collateral Agent, the Administrative Agent and each Lender a certificate as to solvency in the form of Exhibits D-1, D-2 and D-3, as applicable; and
(j)As of the Closing Date, the Equityholder has delivered evidence reasonably satisfactory to the Lender that the Equityholder has at least $150,000,000 in committed and subscribed capital.
By its execution and delivery of this Agreement, each of the Borrower and the Servicer hereby certifies that each of the conditions precedent to the effectiveness of this Agreement set forth in this Section 3.1 have been satisfied; provided that, with respect to conditions precedent that expressly require the consent or approval of the Administrative Agent or another party (other than the Borrower or the Servicer), the foregoing certification is only to the knowledge of the Borrower and the Servicer, as applicable, with respect to such consents or approvals.
SECTION 3.2.Conditions Precedent to All Advances.
(a)Each Advance under this Agreement, each reduction in Advances Outstanding pursuant to Section 2.3(b) and each reinvestment of Principal Collections pursuant to Section 2.8(b) (each, a “Transaction”) shall be subject to the further conditions precedent that:
(i)with respect to any Advance, the Borrower or the Servicer, as the case may be, shall have delivered a Borrowing Notice in the form of Exhibit A-1, a Borrowing Base Certificate, a Loan Tape, if applicable, a Servicing Report to the Administrative Agent (with a copy to the Collateral Custodian and the Collateral Agent) and an Approval Notice (for any Loan added to the Collateral on the related Funding Date) no later than the applicable time period set forth in Section 2.2(b);
(ii)with respect to any reduction in Advances Outstanding pursuant to Section 2.3(b), the Borrower or the Servicer, as the case may be, shall have delivered to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian), one (1) Business Day prior to any reduction of Advances Outstanding a Repayment Notice in the form of Exhibit A-2 and a Borrowing Base Certificate; and
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(iii)with respect to any reinvestment of Principal Collections permitted by Section 2.8(b), the Borrower or the Servicer, as the case may be, shall have delivered to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian), no later than 1:00 p.m. on the Business Day of any such reinvestment, a Borrowing Notice in the form of Exhibit A-3 (to the extent applicable), a Loan Tape and a Borrowing Base Certificate, executed by the Servicer and the Borrower;
(b)On the date of such Transaction each of the following (and in the case of any reduction of Advances Outstanding, each of clauses (ii), (vii) and (ix) only) shall be true and correct and the Borrower and the Servicer shall have certified in the related Borrowing Notice that all conditions precedent to the requested Advance have been satisfied and shall thereby be deemed to have certified that:
(iv)The representations and warranties contained in Section 4.1, Section 4.2 and Section 4.3 are true and correct in all material respects ((x) unless already qualified by “material” or “Material Adverse Effect” or similar, in which case such representations and warranties shall be true and correct in all respects and (y) except with respect to any Advance required pursuant to Section 2.2(f)) on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (other than any representation and warranty that is made as of a specific date);
(v)No event has occurred and is continuing, or would result from such Transaction or from the application of proceeds thereof, that constitutes a Termination Event or Unmatured Termination Event~~, and no Borrowing Base Deficiency (Currency) in the applicable Eligible Currency of such Transaction shall have occurred and be continuing~~;
(vi)No event has occurred and is continuing, or would result from such Transaction or from the application of proceeds thereof, which constitutes a Servicer Default or any event which, if it continues uncured, will, with notice or lapse of time, constitute a Servicer Default;
(vii)No Liens (other than Permitted Liens) exist in respect of Taxes which are prior to the lien of the Collateral Agent on the Eligible Loans to be pledged on such Funding Date or the date of each reinvestment of Principal Collections in connection therewith;
(viii)All terms and conditions required to be satisfied in connection with the assignment of each Eligible Loan being pledged hereunder on such Funding Date (and the Related Security related thereto), including, without limitation, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, without limitation, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loans and the Related Security related thereto and the proceeds thereof shall have been made, taken or performed;
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(ix)On and as of such day, and after giving effect to such Transaction, no Borrowing Base Deficiency with respect to the Borrowing Base (Aggregate) exists ~~or~~and, if such Transaction involves an Advance in an Eligible Currency other than Dollars, ~~no Borrowing Base Deficiency (Currency) exists~~the sum of all Advances Outstanding in Eligible Currencies other than Dollars does not exceed the Non-USD Advance Cap;
(x)On and as of such day, the Borrower and the Servicer each has performed all of the covenants and agreements contained in this Agreement to be performed by such Person on or prior to such day;
(xi)No Applicable Law shall prohibit or enjoin the making of such Advance by any Lender, the proposed reduction of Advances Outstanding, the proposed reinvestment of Principal Collections or any other transaction contemplated herein.
(c)In connection with Advances and reinvestments of Principal Collections, the Borrower shall have delivered to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian), no later than (i) with respect to all Advances denominated in Dollars, 2:00 p.m. on the related Funding Date, (ii) with respect to all Advances denominated in an Eligible Currency other than Dollars, 9:00 a.m. one (1) Business Day prior to the related Funding Date and (iii) with respect to reinvestments of Principal Collections, 1:00 p.m. on the Business Day of any such reinvestment, a faxed or e-mailed copy of the duly executed promissory notes of the Loans or, if any such promissory note is not issued in the name of the Borrower or is a Noteless Loan, an executed copy of each assignment and assumption agreement, transfer document or instrument relating to such Loan evidencing the assignment of such Loan from any prior third party owner thereof directly to the Borrower; provided that, notwithstanding the foregoing, unless the Administrative Agent shall (in its sole discretion) otherwise agree, the Borrower shall cause the Loan Checklist and the remaining Required Loan Documents to be in the possession of the Collateral Custodian within five (5) Business Days of any related Funding Date;
(d)The Reinvestment Period End Date or the Termination Date shall not have occurred;
(e)The Borrower and Servicer shall have delivered to the Administrative Agent all reports required to be delivered as of the date of such Transaction including, without limitation, all deliveries required by Section 2.2;
(f)The Borrower shall have paid all fees required and documented to be paid, including all fees required hereunder and under the applicable Lender Fee Letters and, without duplication of Section 2.13(e), shall have reimbursed the Lenders and the Administrative Agent for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the reasonable attorney fees and any other legal and document preparation costs incurred by the Lenders and the Administrative Agent; and
(g)In connection with Advances and reinvestments of Principal Collections, the Borrower shall have received a copy of an Approval Notice, executed by the
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Administrative Agent, evidencing the approval of the Administrative Agent, in its sole discretion in accordance with clause (a) of the definition of “Eligible Loan,” of the Loans to be added to the Collateral.
SECTION 3.3.Advances Do Not Constitute a Waiver.
No Advance made hereunder shall constitute a waiver of any condition to any Lender’s obligation to make such an advance unless such waiver is in writing and executed by such Lender.
SECTION 3.4.Custodianship; Transfer of Loans and Permitted Investments.
(a)The Collateral Custodian shall hold all Certificated Securities (whether Loans or Permitted Investments) and Instruments in physical form at the office of the Collateral Custodian in Minneapolis, Minnesota at the address of the Collateral Custodian located at DTCC Newport Office Center, 570 Washington Blvd, Jersey City, NJ 07310, Attn: 5th Floor/NY Window/Robert Mendez, FBO: State Street Bank & Trust for account XXXX (SSB Fund Number). Any successor Collateral Custodian shall be a state or national bank or trust company which is not an Affiliate of the Borrower and which is a Qualified Institution.
(b)Each time that the Borrower (or the Servicer on behalf of the Borrower) shall direct or cause the acquisition of any Loan or Permitted Investment, the Borrower shall (or the Servicer on behalf of the Borrower), if such Loan or Permitted Investment has not already been transferred in accordance with its Underlying Instruments (including obtaining any necessary consents) to the Collection Account, cause the transfer of such Loan or Permitted Investment in accordance with its Underlying Instruments (including obtaining any necessary consents) to the Collateral Custodian to be held in the Collection Account (in the case of Permitted Investments) for the benefit of the Collateral Agent, on behalf of the Secured Parties, in accordance with the terms of this Agreement. The security interest of the Collateral Agent, on behalf of the Secured Parties, in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Collateral Agent, be released. The security interest of the Collateral Agent, for the benefit of the Secured Parties shall nevertheless come into existence and continue in the Loan or Permitted Investment so acquired, including all rights of the Borrower in and to any contracts related to and proceeds of such Loan or Permitted Investment.
(c)The Borrower (or the Servicer on behalf of the Borrower) shall cause all Loans or Permitted Investments acquired by the Borrower to be transferred to the Collateral Custodian for credit to the appropriate Account (in the case of Permitted Investments), in each case for the benefit of the Collateral Agent, and shall cause all Loans and Permitted Investments acquired by the Borrower to be delivered to the Collateral Custodian for the benefit of the Collateral Agent by one of the following means (and shall take any and all other actions necessary to create in favor of the Collateral Agent a valid, perfected, first priority security interest in each Loan and Permitted Investment granted to the Collateral Agent under laws and regulations
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(including without limitation Articles 8 and 9 of the UCC, as applicable) in effect at the time of such grant):
(i)in the case of an Instrument or a Certificated Security represented by a Security Certificate in registered form by having it specially Indorsed to the Collateral Agent or in blank by an effective Indorsement or registered in the name of the Collateral Agent and by (A) delivering such Instrument or Security Certificate to the Collateral Custodian in Minneapolis, Minnesota and (B) causing the Collateral Custodian to maintain (on behalf of the Collateral Agent) continuous possession of such Instrument or Security Certificate in Minneapolis, Minnesota;
(ii)in the case of an Uncertificated Security that is not credited to an Account, by (A) causing the Collateral Agent to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective;
(iii)in the case of any Security Entitlement, by causing the Collateral Agent to have control over such Security Entitlement pursuant to the Securities Account Control Agreement; and
(iv)in the case of general intangibles (including any Loan or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Collateral Agent as secured party and describing the Loan or Permitted Investment (as the case may be) as the collateral at the filing office of the Secretary of State of the State of Delaware (it being agreed that an “all assets” financing statement will be sufficiently descriptive for this clause (iv)).
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
SECTION 4.1.Representations and Warranties of the Borrower.
The Borrower represents and warrants as follows as of the Measurement Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):
(a)Organization and Good Standing. The Borrower has been duly formed, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Collateral.
(b)Due Qualification. The Borrower is duly qualified to do business as a limited liability company, is in good standing as a limited liability company, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such
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qualifications, licenses or approvals, except where the failure to be qualified, licensed or approved would not reasonably be expected to have a Material Adverse Effect.
(c)Power and Authority; Due Authorization; Execution and Delivery. The Borrower (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the pledge and assignment of a security interest in the Collateral on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Borrower is a party have been duly executed and delivered by the Borrower.
(d)Binding Obligation. This Agreement and each other Transaction Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).
(e)No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Borrower’s organizational documents or any material Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Borrower’s properties pursuant to the terms of any such material Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law in any material respect.
(f)No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower or Borrower’s properties, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect.
(g)All Consents Required. All material approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Borrower of this Agreement and any other Transaction Document to which the Borrower is a party have been obtained.
(h)[Reserved].
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(i)Selection Procedures. In selecting the Loans to be pledged pursuant to this Agreement, no selection procedures were employed which are intended to be adverse to the interests of the Lenders.
(j)Solvency. The Borrower is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent and the Borrower shall deliver to the Administrative Agent, the Collateral Agent and each Lender on the Closing Date a certification in the form of Exhibit D-1. The Borrower is paying its debts as they become due (subject to any applicable grace period); and the Borrower, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.
(k)Pledge of Collateral. Except as otherwise expressly permitted by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person, other than as contemplated by Article II and the pledge of such Collateral to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms of this Agreement.
(l)No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party.
(m)Taxes. The Borrower has filed or caused to be filed all Tax returns that are required to be filed by it. The Borrower has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower), and no Tax lien (other than a Permitted Lien in respect of Taxes) has been filed and, to the Borrower’s knowledge, no claim is being asserted, with respect to any such Tax, fee, assessment or other charge.
(n)Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the pledge of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any Margin Stock or to extend “purpose credit” within the meaning of Regulation U. No proceeds from the Advances will be used to purchase Loans from a broker-dealer Affiliate of any Lender identified in writing to the Borrower.
(o)Security Interest.
(i)This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for
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Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;
(ii)the Collateral is comprised of “instruments,” “security entitlements,” “general intangibles,” “tangible chattel paper,” “accounts,” “certificated securities,” “uncertificated securities,” “deposit accounts” or “securities accounts” (each as defined in the applicable UCC) and/or such other category of collateral under the applicable UCC as to which the Borrower has complied with its obligations under this Section 4.1(o);
(iii)with respect to Collateral that constitute “security entitlements”:
(1)all of such security entitlements have been credited to one of the Accounts and the securities intermediary for each Account has agreed to treat all assets credited to such Account as “financial assets” within the meaning of the applicable UCC;
(2)the Borrower has taken all steps necessary to cause the securities intermediary to identify in its records the Collateral Agent, for the benefit of the Secured Parties, as the Person having a security entitlement against the securities intermediary in each of the Accounts; and
(3)the Accounts are not in the name of any Person other than the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties. The securities intermediary of any Account which is a “securities account” under the UCC has agreed to comply with the entitlement orders and instructions of the Borrower, the Servicer and the Collateral Agent (acting at the direction of the Administrative Agent) in accordance with the Transaction Documents, including causing cash to be invested in Permitted Investments; provided that, upon the delivery of a notice of exclusive control under the Securities Account Control Agreement by the Collateral Agent (acting at the direction of the Administrative Agent) following a Termination Event, the securities intermediary has agreed to only follow the entitlement orders and instructions of the Collateral Agent, on behalf of the Secured Parties, including with respect to the investment of cash in Permitted Investments.
(iv)(A) all Accounts constitute “securities accounts” or “deposit accounts” as defined in the applicable UCC and (B) with respect to any Account which constitutes a “deposit account” as defined in the applicable UCC, the Borrower, the Securities Intermediary and the Collateral Agent, on behalf of the Secured Parties, have entered into an account control agreement which permits the Collateral Agent on behalf of the Secured Parties to direct disposition of the funds in such deposit account;
(v)the Borrower owns and has good and marketable title to the Collateral free and clear of any Lien (other than Permitted Liens) of any Person; provided that, with respect to any Assigned Participation Interest purchased by the Borrower, the
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Borrower shall not be the record owner of the underlying Loan until the Elevation (as defined in the Sale and Contribution Agreement) of such Assigned Participation Interest;
(vi)the Borrower has received all consents and approvals required by the terms of any Loan to the granting of a security interest in the Loans hereunder to the Collateral Agent, on behalf of the Secured Parties;
(vii)the Borrower has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral and that portion of the Loans in which a security interest may be perfected by filing granted to the Collateral Agent, on behalf of the Secured Parties, under this Agreement;
(viii)other than as otherwise permitted by the terms of this Agreement and the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement (A) relating to the closing of a Permitted Securitization or a Permitted Refinancing contemplated by Section 2.18, or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the date hereof. The Borrower is not aware of the filing of any judgment or Tax lien filings (other than any Permitted Lien) against the Borrower;
(ix)all original executed copies of each underlying promissory note or copies of each Loan Register, as applicable, that constitute or evidence each Loan has been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;
(x)other than in the case of Noteless Loans, the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian or its bailee is holding the underlying promissory notes that constitute or evidence the Loans solely on behalf of the Collateral Agent, for the benefit of the Secured Parties;
(xi)none of the underlying promissory notes, or Loan Registers, as applicable, that constitute or evidence the Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties;
(xii)with respect to Collateral that constitutes a Certificated Security, such Certificated Security has been delivered to the Collateral Custodian on behalf of the Collateral Agent, for the benefit of the Secured Parties, and, if in registered form, has been specially Indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Borrower of such Certificated Security; and
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(xiii)with respect to Collateral that constitutes an Uncertificated Security that is not credited to an Account, the Borrower has caused the issuer of such Uncertificated Security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such Uncertificated Security.
(p)Reports Accurate. All Servicer’s Certificates or Servicing Reports (if prepared by the Borrower or to the extent that information contained therein is supplied by the Borrower) and Borrowing Notices, Repayment Notices, Borrowing Base Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Borrower to the Administrative Agent, the Collateral Agent or any Lender in connection with this Agreement (in each case, other than projections, forward-looking information, general economic data, industry information, information relating to third parties, information or documentation prepared by the Servicer or any of its Affiliates for internal use or consideration, or statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with a Loan or obligor) are, as of their respective delivery dates, (or in the case of reports, financial statements or similar information or records, the stated date thereof) true, complete and correct in all material respects and no such Servicer’s Certificate, Servicing Report, Borrowing Notice, Repayment Notice, Borrowing Base Certificate or other written or electronic information, exhibit, financial statement, document, book, record or report omits to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, solely with respect to written or electronic information furnished by the Borrower which was provided to the Borrower from an Obligor with respect to a Loan, such information need only be true, complete and correct to the knowledge of the Borrower.
(q)Location of Offices. The Borrower’s location (within the meaning of Article 9 of the UCC) is the State of Delaware. The office where the Borrower keeps all the Records is at the address of the Borrower referred to in Section 13.2 hereof (or at such other locations as to which the notice and other requirements specified in Section 5.2(g) shall have been satisfied). The Borrower’s Federal Employee Identification Number is correctly set forth on Exhibit E-1. Except in accordance with the terms of this Agreement, the Borrower has not changed its name (whether by amendment of its organizational documents, by reorganization or otherwise) or its jurisdiction of organization and has not changed its location within the four (4) months preceding the Closing Date.
(r)Collection Account. The Collection Account is the only account to which Collections on the Collateral are instructed to be sent. The Borrower has not granted any Person other than the Collateral Agent, for the benefit of the Secured Parties, an interest in the Collection Account.
(s)Tradenames. The Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business, in each case, except as disclosed to the Administrative Agent in writing.
(t)Value Given. The Borrower shall have given reasonably equivalent value to the applicable Equityholder or third party seller of Collateral in consideration for the
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transfer to the Borrower of the Collateral, no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
(u)Accounting. The Borrower accounts for its interests in the Collateral as assets on its balance sheet for financial accounting purposes, in each case consistent with GAAP and with the requirements set forth therein.
(v)Special Purpose Entity. The Borrower acknowledges that the Administrative Agent and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a legal entity that is separate from the Equityholder. Therefore, from and after the date of execution and delivery of this Agreement, the Borrower shall take all reasonable steps to maintain the Borrower’s separate legal identity and to make it manifest to third parties that the Borrower is a legal entity with assets and liabilities distinct from those of the Equityholder and not just a division thereof. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Borrower will not hold itself out to third parties as liable for the debts of the Equityholder. In addition, the Borrower shall comply at all times and in all respects with the limitations on its activities as set forth in its organizational documents.
(w)No Adverse Agreements. There are no agreements in effect adversely affecting the rights of the Borrower to make, or cause to be made, the grant of the security interest in the Collateral contemplated by Article IX.
(x)Termination Event/Unmatured Termination Event. Except as disclosed to the Administrative Agent in writing, no event has occurred which constitutes a Termination Event, and no event has occurred and is continuing which constitutes an Unmatured Termination Event.
(y)Servicing Standard. Each of the Loans was underwritten or acquired and is being serviced in conformance with the Servicing Standard.
(z)[Reserved].
(aa)Investment Company Act. The Borrower is not required to register as an “investment company” under the provisions of the 1940 Act.
(ab)ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, the present value of all benefits vested under each “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and maintained by the Borrower or any ERISA Affiliate of the Borrower, or to which the Borrower or any ERISA Affiliate of the Borrower contributes or has an obligation to contribute, or has any liability (each, a “Pension Plan”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions for funding such Pension Plan pursuant to Sections 412 and 430 of the Code for the applicable plan year. No prohibited transactions (within the meaning of Section 406(a) or
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(b) of ERISA or Section 4975 of the Code) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, failure to meet the minimum funding standard as set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan, withdrawal from a Pension Plan subject to Section 4063 of ERISA during a plan year in which the Borrower or an ERISA Affiliate of the Borrower was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), or a cessation of operations that is treated as a withdrawal under Section 4062(e) of ERISA or Reportable Events have occurred with respect to any Pension Plans, and neither the Borrower nor any ERISA Affiliate of the Borrower has incurred any withdrawal liability with respect to any Multiemployer Plan, that, in any case of the foregoing, would reasonably be expected to result in a Material Adverse Effect. No notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(c) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appointed a trustee to administer a Pension Plan and no event has occurred or condition exists that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, except, in any case of the foregoing, that would reasonably be expected to result in a Material Adverse Effect.
(ac)Compliance with Law. The Borrower has complied in all material respects with all Applicable Law to which it is subject, and no item of Collateral contravenes any Applicable Law in any material respect (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).
(ad)Collections. The Borrower acknowledges that all Collections received by it or its Affiliates with respect to the Collateral pledged hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two (2) Business Days after receipt as required herein.
(ae)Set-Off, etc. No Loan has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower or the Obligor thereof, and no Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower or the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Collateral otherwise permitted pursuant to Section 6.4(a) of this Agreement and in accordance with the Servicing Standard.
(af)[Reserved].
(ag)[Reserved].
(ah)Reaffirmation of Representations and Warranties. On each day that any Advance is made hereunder, the Borrower shall be deemed to have certified that all representations and warranties described in Section 4.1 and Section 4.2 are correct on
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and as of such day as though made on and as of such day, except for any such representations or warranties which are made as of a specific date.
(ai)Members of the Borrower. Each member of the Borrower is a “United States person” within the meaning of Section 7701(a)(30) of the Code.
(aj)Environmental. With respect to each item of Related Property as of the applicable Funding Date for the Loan related to such Related Property, to the actual knowledge of a Responsible Officer of the Borrower, in each case, except where any such failure would not reasonably be expected to have a Material Adverse Effect: (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. As of the applicable Funding Date for the Loan related to such Related Property, neither of the Borrower nor the Servicer has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Related Property, nor does any such Person have knowledge or reason to believe that any such notice will be received or is being threatened.
(ak)Sanctions None of the Borrower, any Person directly or (to the knowledge of the Borrower) indirectly Controlling the Borrower nor any Person directly or (to the knowledge of the Borrower) indirectly Controlled by the Borrower and, to the Borrower’s knowledge, no Affiliate of the foregoing (i) is a Sanctioned Person; (ii) is Controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Borrower’s knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; or (iv) will fund any repayment of the Aggregate Unpaids with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement, or, to the Borrower’s knowledge, any Related Party, to be in breach of any Sanctions. To the Borrower’s knowledge, no investor in the Borrower, any Person directly or indirectly Controlling the Borrower nor any Person directly or indirectly Controlled by the Borrower is a Sanctioned Person. The Borrower will notify each Lender and Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this section.
(al)Allocation of Charges. Other than as a result of the Borrower’s status as an entity disregarded from the Servicer, there is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.
(am)Instructions to Obligors. The Collection Account is the only account to which Obligors have been instructed by the Borrower, or the Servicer on the
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Borrower’s behalf, to send Principal Collections and Interest Collections on the Collateral. The Borrower has not granted any Person other than the Collateral Agent, on behalf of the Secured Parties, an interest in the Collection Account.
(an)Broker-Dealer. The Borrower is not a broker-dealer or subject to the Securities Investor Protection Act of 1970, as amended.
(ao)Plan Assets Status. The Borrower is not a Benefit Plan Investor and will not be a Benefit Plan Investor at any time during the term of this Agreement.
(ap)Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification is true and correct in all respects.
(aq)Sale and Contribution Agreement. The Sale and Contribution Agreement is the only agreement pursuant to which the Borrower purchases Collateral from the Equityholder.
SECTION 4.2.Representations and Warranties of the Borrower Relating to the Agreement and the Collateral.
The Borrower hereby represents and warrants, as of the Measurement Date and any date which Loans are pledged hereunder and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:
(a)Valid Transfer and Security Interest. This Agreement constitutes a grant of a security interest in all of the Collateral to the Collateral Agent, for the benefit of the Secured Parties, which upon the delivery of the Required Loan Documents to the Collateral Custodian, the crediting of Loans to the Accounts and the filing of the financing statements described in Section 4.1(o) and shall be a valid and first priority perfected security interest in the Loans forming a part of the Collateral and in that portion of the Collateral in which a security interest may be perfected by filing subject only to Permitted Liens. Neither the Borrower nor any Person claiming through or under the Borrower shall have any claim to or interest in the Collection Account or any other Account and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of the Borrower in such property as a debtor for purposes of the UCC.
(b)Eligibility of Collateral. (i) The Loan Tape and the information contained in each Borrowing Notice or each Repayment Notice, as applicable, delivered pursuant to Sections 2.2 or 2.3, as applicable, is an accurate and complete listing of all Collateral as of the related Funding Date and the information contained therein with respect to the identity of such Collateral and the amounts owing thereunder is true, correct and complete in all material respects (unless already qualified by “material” or “Material Adverse Effect” or similar, in which case such representations and warranties shall be true and correct in all respects) as of the related Funding Date, (ii) each such Loan designated on any Borrowing Base Certificate as an Eligible Loan and each Loan included as an Eligible Loan in any calculation of the Borrowing Base is an Eligible Loan, (iii) each such item of Collateral is free and clear of any Lien of any Person (other
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than Permitted Liens or in respect of current assets securing a super senior revolver) and in compliance with all Applicable Law and (iv) with respect to each such item of Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in connection with the pledge of a security interest in such Collateral to the Collateral Agent, for the benefit of the Secured Parties have been duly obtained, effected or given and are in full force and effect. For the avoidance of doubt, any inaccurate representation that a Loan is an Eligible Loan hereunder shall not constitute a Termination Event if the Borrower complies with Section 2.17(b) hereunder.
(c)No Fraud. To the knowledge of the Borrower, each Loan was originated or acquired without any fraud or material misrepresentation on the part of the Obligor.
SECTION 4.3.Representations and Warranties of the Servicer.
The Servicer represents and warrants as follows as of the Measurement Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:
(a)Organization and Good Standing. The Servicer has been duly formed and is validly existing as a limited liability company, in good standing under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties, conduct its business as such business is presently conducted and enter into and perform its obligations pursuant to this Agreement.
(b)Due Qualification. The Servicer is duly qualified to do business as a corporation, is in good standing as a limited liability company, and has obtained all necessary qualifications, licenses and approvals in all jurisdictions in which the ownership or lease of its property and or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or obtain such qualifications, licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(c)Power and Authority; Due Authorization; Execution and Delivery. The Servicer (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which the Servicer is a party have been duly executed and delivered by the Servicer.
(d)Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer, in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).
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(e)No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Servicer’s organizational documents or any Contractual Obligation of the Servicer (ii) result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law, except as would not reasonably be expected to have a Material Adverse Effect.
(f)No Proceedings. There is no litigation or administrative proceeding or investigation pending or, to the knowledge of the Servicer, threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Servicer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Servicer is a party or (iii) that would reasonably be expected to have a Material Adverse Effect.
(g)All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Servicer of this Agreement and any other Transaction Document to which the Servicer is a party have been obtained.
(h)Reports Accurate. All Servicer’s Certificates, Servicing Reports, Borrowing Notices, Repayment Notices, Borrowing Base Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Servicer to the Administrative Agent, the Collateral Agent or any Lender in connection with this Agreement (in each case, other than projections, forward-looking information, general economic data, industry information, information relating to third parties, information or documentation prepared by the Servicer or any of its Affiliates for internal use or consideration, or statements as to (or the failure to make a statement as to) the value of, collectability of, prospects of or potential risks or benefits associated with a Loan or obligor) are, as of their respective delivery dates, (or in the case of reports, financial statements or similar information or records, the stated date thereof) true, complete and correct in all material respects and no such Servicer’s Certificate, Servicing Report, Borrowing Notice, Repayment Notice, Borrowing Base Certificate or other written or electronic information, exhibit, financial statement, document, book, record or report omits to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, solely with respect to written or electronic information furnished by the Servicer which was provided to the Servicer from an Obligor with respect to a Loan, such information need only be true, complete and correct to the knowledge of the Servicer.
(i)Collections. The Servicer acknowledges that all Collections received by it or its Affiliates with respect to the Collateral pledged hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two (2) Business Days after receipt as required herein.
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(j)[Reserved].
(k)Solvency. The Servicer is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under this Agreement and any other Transaction Document to which the Servicer is a party do not and will not render the Servicer not Solvent and the Servicer shall deliver to the Administrative Agent, the Collateral Agent and each Lender on the Closing Date a certification in the form of Exhibit D-2.
(l)Taxes. The Servicer has filed or caused to be filed all tax returns that are required to be filed by it. The Servicer has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Servicer), and no Tax lien (other than a Permitted Lien in respect of Taxes) has been filed and, to the Servicer’s knowledge, no claim is being asserted, with respect to any such Tax, fee, assessment or other charge.
(m)Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the pledge of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.
(n)Security Interest. The Servicer will take all steps necessary to ensure that the Borrower has granted a security interest (as defined in the UCC) to the Collateral Agent, for the benefit of the Secured Parties, in the Collateral, which is enforceable in accordance with Applicable Law upon execution and delivery of this Agreement. Upon the filing of UCC-1 financing statements naming the Collateral Agent as secured party and the Borrower as debtor, the Collateral Agent, for the benefit of the Secured Parties, shall have a valid and first priority perfected security interest in the Loans and that portion of the Collateral in which a security interest may be perfected by filing (except for any Permitted Liens). All filings (including, without limitation, such UCC filings) as are necessary for the perfection of the Secured Parties’ security interest in the Loans and that portion of the Collateral in which a security interest may be perfected by filing (or prior to the applicable Advance) will be made; provided that filings in respect of real property shall not be required.
(o)ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, the present value of all benefits vested under each “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is, subject to Title IV of ERISA or Section 412 of the Code and maintained by the Servicer or any ERISA Affiliate of the Servicer, or to which the Servicer or any ERISA Affiliate of the Servicer contributes or has an obligation to contribute, or has any liability (each, a “Servicer Pension Plan”), does not exceed the value of the assets of the Servicer Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions for funding such Servicer Pension Plan pursuant to Sections 412 and 430 of the Code for the applicable plan year. No prohibited transactions (within the
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meaning of Section 406(a) or (b) of ERISA or Section 4975 of the Code) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, failure to meet the minimum funding standard as set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Servicer Pension Plan, withdrawal from a Servicer Pension Plan subject to Section 4063 of ERISA during a plan year in which the Servicer or an ERISA Affiliate of the Servicer was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), or a cessation of operations that is treated as a withdrawal under Section 4062(e) of ERISA or Reportable Events have occurred with respect to any Servicer Pension Plans, and neither the Servicer nor any ERISA Affiliate of the Servicer has incurred any withdrawal liability with respect to any Multiemployer Plan, that, in any case of the foregoing, would reasonably be expected to result in a Material Adverse Effect. No notice of intent to terminate a Servicer Pension Plan has been filed, nor has any Servicer Pension Plan been terminated under Section 4041(c) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Servicer Pension Plan and no event has occurred or condition exists that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Servicer Pension Plan, except, in any case of the foregoing, that would reasonably be expected to result in a Material Adverse Effect.
(p)Investment Company Act. The Servicer (i) is not required to register as an “investment company” under the 1940 Act and (ii) has elected to be regulated as a “business development company” for purposes of the 1940 Act.
(q)Collection Account. The Servicer has not permitted the Borrower to grant any Person other than the Collateral Agent an interest in the Collection Account, other than any such interest that has been terminated or fully and validly assigned to the Collateral Agent on or prior to the date hereof.
(r)Sanctions. None of the Servicer, any Person directly or (to the knowledge of the Servicer) indirectly Controlling the Servicer nor any Person directly or (to the knowledge of the Servicer) indirectly Controlled by the Servicer and, to the Servicer’s knowledge, no Affiliate of the foregoing (i) is a Sanctioned Person; (ii) is Controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Servicer’s knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; or (iv) will fund any repayment of the Aggregate Unpaids with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement, or to the Servicer’s knowledge, any Related Party, to be in breach of any Sanctions. To the Servicer’s knowledge, no investor in the Servicer, any person directly or indirectly Controlling the Servicer nor any Person directly or indirectly Controlled by the Servicer is a Sanctioned Person. The Servicer will notify each Lender and Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this section.
(s)Environmental. With respect to each item of Related Property, to the actual knowledge of a Responsible Officer of the Servicer, in each case, except where any such failure would not reasonably be expected to have a Material Adverse Effect: (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a
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federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. The Servicer has not received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Related Property, nor does the Servicer, have knowledge or reason to believe that any such notice will be received or is being threatened.
(t)No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Servicer’s performance of its obligations under this Agreement or any Transaction Document to which the Servicer is a party.
(u)Instructions to Obligors. The Collection Account is the only account to which Obligors have been instructed by the Servicer on the Borrower’s behalf to send Principal Collections and Interest Collections on the Collateral.
(v)Allocation of Charges. Other than as a result of the Borrower’s status as an entity disregarded from the Servicer, there is not any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.
(w)Servicer Default. Except as disclosed to the Administrative Agent in writing, no event has occurred which constitutes a Servicer Default.
(x)Broker-Dealer. The Servicer is not a broker-dealer or subject to the Securities Investor Protection Act of 1970, as amended.
(y)Compliance with Law. The Servicer has complied with all Applicable Law to which it is subject, and no Loan in the Collateral contravenes in any respect any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), in each case, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.
SECTION 4.4.Representations and Warranties of the Collateral Agent.
The Collateral Agent in its individual capacity and as Collateral Agent represents and warrants as follows:
(a)Organization; Power and Authority. It is a duly organized and validly existing trust company in good standing under the laws of the Commonwealth of Massachusetts. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Agent under this Agreement.
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(b)Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Agent, as the case may be.
(c)No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Agent is a party or by which it or any of its property is bound.
(d)No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law.
(e)All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Agent, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Agent of the transactions contemplated hereby and the fulfillment by the Collateral Agent of the terms hereof have been obtained.
(f)Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws or general principles of equity (whether considered in a suit at law or in equity).
SECTION 4.5.Representations and Warranties of the Collateral Custodian.
The Collateral Custodian in its individual capacity and as Collateral Custodian represents and warrants as follows:
(a)Organization; Power and Authority. It is a duly organized and validly existing trust company in good standing under the laws of the Commonwealth of Massachusetts. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement.
(b)Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Custodian, as the case may be.
(c)No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed
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of trust, or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound.
(d)No Violation. The execution and delivery of this Agreement, the performance of the Transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law.
(e)All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Custodian of the transactions contemplated hereby and the fulfillment by the Collateral Custodian of the terms hereof have been obtained.
(f)Validity, Etc. The Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity).
SECTION 4.6.Representations and Warranties of the Equityholder.
The Equityholder hereby represents and warrants, as of the Closing Date, each date the Borrower acquires any Collateral and as of each Funding Date:
(a)Eligibility of Collateral. The Equityholder has conducted the due diligence and other review it considered necessary with respect to each Loan acquired by the Borrower from the Equityholder. As of the Closing Date and each date the Borrower acquires any Collateral from the Equityholder, (i) each Loan included in the Borrowing Base is an Eligible Loan and (ii) each Loan included in the Collateral is free and clear of any Lien of any Person (other than Permitted Liens and any Lien which will be released contemporaneously with the acquisition thereof by the Borrower) and in compliance in all material respects with all Applicable Laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.
(b)No Fraud. Each Loan originated by an unaffiliated third party was, to the knowledge of a Responsible Officer of the Equityholder, originated without any fraud or material misrepresentation.
(c)Sanctions. None of the Equityholder, any Person directly or (to the knowledge of the Equityholder) indirectly Controlling the Equityholder nor any Person directly or (to the knowledge of the Equityholder) indirectly Controlled by the Equityholder and, to the Equityholder’s knowledge, no Affiliate of the foregoing (i) is a Sanctioned Person; (ii) is Controlled by or is acting on behalf of a Sanctioned Person; (iii) is, to the Equityholder’s knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions; or (iv) will fund any repayment of the Aggregate Unpaids with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement, or any Related Party, to be in breach of any Sanctions. To the Equityholder’s knowledge, no investor in the Equityholder, any person directly or
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indirectly Controlling the Equityholder nor any Person directly or indirectly Controlled by the Equityholder is a Sanctioned Person. The Equityholder will notify each Lender and Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this section.
(d)Transfer of the Collateral. Full legal and beneficial title to the Collateral has been sold, conveyed and transferred from the Equityholder (as transferor under the Sale and Contribution Agreement) to the Borrower (as transferee under the Sale and Contribution Agreement); provided that, with respect to any Assigned Participation Interest acquired by the Borrower, the Borrower shall not be the record owner of the underlying Loan until the Elevation (as defined in the Sale and Contribution Agreement) of such Assigned Participation Interest.
(e)Ownership of the Collateral. The Equityholder has no other interest of any kind in the Collateral that has not been contributed, conveyed and transferred to the Borrower (as transferee under the Sale and Contribution Agreement), pursuant to the Sale and Contribution Agreement; provided that, with respect to any Assigned Participation Interest acquired by the Borrower, the Borrower shall not be the record owner of the underlying Loan until the Elevation (as defined in the Sale and Contribution Agreement) of such Assigned Participation Interest.
ARTICLE V

GENERAL COVENANTS
SECTION 5.1.Affirmative Covenants of the Borrower.
From the date hereof until the Collection Date:
(a)Organizational Procedures and Scope of Business. The Borrower will observe all organizational procedures required by its organizational documents and the laws of its jurisdiction of formation. Without limiting the foregoing, the Borrower will limit the scope of its business to: (i) the acquisition of Eligible Loans and the ownership and management of the Related Security and the related assets in the Collateral; (ii) the sale, transfer or other disposition of Loans as and when permitted under the Transaction Documents; (iii) entering into and performing under the Transaction Documents; (iv) consenting or withholding consent as to proposed amendments, waivers and other modifications of the Underlying Instruments to the extent not in conflict with the terms of this Agreement or any other Transaction Document; (v) exercising any rights (including but not limited to voting rights and rights arising in connection with an Insolvency Event with respect to an Obligor or the consensual or non-judicial restructuring of the debt or equity of an Obligor) or remedies in connection with the Loans and participating in the committees (official or otherwise) or other groups formed by creditors of an Obligor to the extent not in conflict with the terms of this Agreement or any other Transaction Document; and (vi) engaging in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related to the foregoing and necessary, convenient or advisable to accomplish the foregoing.
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(b)Compliance with Law. The Borrower will comply with all Applicable Law in all material respects, including those with respect to the Collateral or any part thereof.
(c)Preservation of Company Existence. The Borrower will preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a limited liability company, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.
(d)Performance and Compliance with Collateral. The Borrower will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Collateral and all other agreements related to such Collateral.
(e)Keeping of Records and Books of Account. The Borrower will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary for the collection of all or any portion of the Collateral and the identification of the Collateral.
(f)Protection of Interest in Collateral. With respect to the Collateral acquired by the Borrower, the Borrower will (i) acquire such Collateral directly from the Obligor thereof or from an agent bank in the case of a primary syndication or from an agent bank or another lender in the case of a secondary market purchase or from the Equityholder in accordance with the Sale and Contribution Agreement, (ii) (at the Borrower’s expense) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (iii) permit the Administrative Agent or its respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable notice examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters no more than once in any fiscal year when no Termination Event is in existence; provided that after the occurrence of a Termination Event and during its continuance, there shall be no limit to the number of such visits and inspections, and after the resolution of such Termination Event, the number of visits occurring in the current fiscal quarter shall be deemed to be zero, and (iv) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.
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(g)Deposit of Collections.
(i)The Borrower shall promptly (but in no event later than two (2) Business Days after receipt and identification) deposit all Collections received by the Borrower in respect of the Collateral into the applicable Collection Account.
(ii)The Borrower shall, or shall cause the Servicer to, identify any available Collections received in any Eligible Currency as being on account of Principal Collections and Interest Collections no later than the Determination Date related to the Payment Date immediately following such Accrual Period, and direct the Collateral Agent and Securities Intermediary to transfer the same to the Principal Collection Account and the Interest Collection Account, respectively.
(h)Special Purpose Entity. The Borrower shall be in compliance with the special purpose entity requirements set forth in Section 4.1(v).
(i)Termination Events. No later than three (3) Business Days following the Borrower’s knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event, the Borrower will provide the Administrative Agent, the Collateral Agent and each Lender with written notice of the occurrence of such Termination Event or Unmatured Termination Event of which the Borrower has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.
(j)Taxes. The Borrower will file and pay any and all Taxes due and payable by it under Applicable Law; provided that, it shall not be required to pay any such Taxes if the validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate reserves therefore have been established in its books in accordance with GAAP.
(k)Obligor Notification Forms. The Borrower shall furnish the Collateral Agent and the Administrative Agent with an appropriate power of attorney to send (at the Administrative Agent’s discretion on the Collateral Agent’s behalf, after the occurrence of a Termination Event) Obligor notification forms to give notice to the Obligors of the Collateral Agent’s interest in the Collateral and the obligation to make payments as directed by the Administrative Agent on the Collateral Agent’s behalf.
(l)Adverse Claims. The Borrower will not create, or participate in the creation of, or permit to exist, any Liens in relation to the Collection Account other than as disclosed to the Administrative Agent, the Collateral Agent and each Lender prior to the Closing Date.
(m)Notices. The Borrower will furnish to the Administrative Agent, the Collateral Agent and each Lender:
(i)Income Tax Liability. Within ten (10) Business Days after the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of the Borrower itself in an
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amount equal or greater than $500,000 in the aggregate, telephonic or facsimile notice (confirmed in writing within five (5) Business Days) specifying the nature of the items giving rise to such adjustments and the amounts thereof;
(ii)Auditors’ Management Letters. Promptly after the receipt thereof, any auditors’ management letters that are received by the Borrower or by its accountants;
(iii)Representations and Warranties under this Agreement. Promptly after receiving knowledge or notice of the same, the Borrower shall notify the Administrative Agent and each Lender if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent, the Collateral Agent and each Lender a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent, the Collateral Agent and each Lender in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of the Borrower which would render any of the said representations and warranties untrue as of such Funding Date;
(iv)ERISA. Promptly after receiving notice of any Reportable Event with respect to any Pension Plan, a copy of such notice;
(v)Proceedings. The Borrower will furnish to the Administrative Agent within three (3) Business Days after the Borrower receives notice, or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Collateral, or the Borrower or the Servicer or any of their Subsidiaries or Portfolio Subsidiaries.
(vi)Notice of Material Events. Promptly upon becoming aware thereof, notice of any other event or circumstances that, in the reasonable judgment of the Borrower, is reasonably likely to have a Material Adverse Effect;
(vii)Value Adjustment Events. Within five (5) Business Days after becoming aware of the existence thereof, notice of any Value Adjustment Event with respect to any Loan; and
(viii)Accounting Changes. Within three (3) Business Days after becoming aware of the effective date thereof, notice of any material change in the accounting policies of the Borrower.
(n)Contest Recharacterization. The Borrower shall in good faith contest the treatment of any Loans acquired from a third party seller as property of the bankruptcy estate of such third party seller.
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(o)Disclosure of Purchase Price. The Borrower shall disclose to the Administrative Agent and the Lender the Purchase Price for each Loan proposed to be transferred to the Borrower.
(p)Obligor Defaults and Insolvency Events. The Borrower shall give, or shall cause the Servicer to give, notice to the Administrative Agent and the Lender within five (5) Business Days of the Borrower’s or the Servicer’s actual knowledge of the occurrence of (i) any default by an Obligor or other event under any Loan, in each case, that causes such Loan to be a “Defaulted Loan” hereunder, (ii) the occurrence of any event or circumstance with respect to any Loan or the related Obligor that constitutes a Value Adjustment Event or (iii) any Insolvency Event with respect to any Obligor under any Loan.
(q)Required Loan Documents. The Borrower shall deliver to the Collateral Custodian a copy of the Required Loan Documents (which may be by electronic means) and the Loan Checklist pertaining to each Loan within five (5) Business Days of the Funding Date pertaining to such Loan.
(r)Proper Records. The Borrower shall at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP and set aside on its books from its earning for each fiscal year all such proper reserves in accordance with GAAP.
(s)Satisfaction of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.
(t)Equity Securities. The Borrower shall exercise commercially reasonable efforts to sell or otherwise dispose of any Equity Security as soon as practicable; provided that it shall not be deemed commercially unreasonable for the Borrower to decline to sell an asset for less than the then fair market value thereof as determined by the Servicer in accordance with the Servicing Standard.
(u)Tax Treatment. The Borrower and the Lenders shall treat the Advances advanced hereunder as indebtedness of the Borrower (or, so long as the Borrower is treated as a disregarded entity for U.S. federal income tax purposes, as indebtedness of the entity of which is considered to be a part) for U.S. federal income tax purposes and to file any and all tax forms in a manner consistent therewith.
(v)Reserved.
(w)Disregarded Entity. The Borrower will be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b), and neither the Borrower nor any other Person on its behalf shall make an election, or take any other action that would cause the Borrower, to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).
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(x)Other. The Borrower will promptly furnish to the Administrative Agent, the Collateral Agent and each Lender such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise of the Borrower or the Servicer as the Administrative Agent, the Collateral Agent and each Lender may from time to time reasonably request in order to (x) protect the interests of the Administrative Agent, the Collateral Agent, each Lender or the Secured Parties under or as contemplated by this Agreement or (y) comply with the Beneficial Ownership Regulation, in each case, to the extent actually in the possession of, or reasonably available to without undue burden or expense, the Borrower and not subject to applicable obligations of confidentiality.
(y)Plan Assets Notice. The Borrower shall promptly notify the Administrative Agent and each Lender in the event that the Borrower at any time becomes a Benefit Plan Investor and, in such event, shall provide such additional information and representations as the Lenders may reasonably request relating to compliance with the prohibited transaction provisions of ERISA Section 406 and Code Section 4975.
(z)Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Borrower shall, each Person directly or (to the knowledge of the Borrower) indirectly Controlling the Borrower and each Person directly or (to the knowledge of the Borrower) indirectly Controlled by the Borrower and, to the Borrower’s knowledge, any Affiliate of the foregoing shall: (i) comply with all applicable Anti–Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure that it does not use any of the credit hereunder in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not fund any repayment of the Aggregate Unpaids in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.
SECTION 5.2.Negative Covenants of the Borrower.
From the date hereof until the Collection Date:
(a)Other Business. The Borrower will not (i) engage in any business other than (A) entering into and performing its obligations under the Transaction Documents and other activities contemplated by the Transaction Documents or incidental thereto, (B) the acquisition, ownership and management of the Collateral, (C) the sale or disposition of Loans or other Collateral as permitted hereunder and (D) business incidental to the activities specified in the foregoing clauses (A), (B) and (C), (ii) incur any Indebtedness of any kind other than pursuant to this Agreement or as otherwise expressly permitted hereunder, or (iii) form any Subsidiary (other than a Portfolio Subsidiary) or make any Investment (other than Permitted Investments) in any other Person; provided that, the
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Borrower may incur contingent obligations, including in respect of Revolving Loans or Delayed Draw Loans, in respect of funding additional loans for any Obligor.
(b)Collateral not to be Evidenced by Instruments. The Borrower will take no action to cause any Loan that is not, as of the related Funding Date, evidenced by an Instrument (other than the equity interests in any Portfolio Subsidiary formed to hold an REO Asset, which shall at all times be evidenced by a Certificated Security), to be so evidenced except in connection with the enforcement or collection of such Loan or unless such Instrument is promptly (but in no event later than three (3) Business Days) delivered to the Administrative Agent, together with an Indorsement in blank, as collateral security for such Loan.
(c)Security Interests. Except as otherwise permitted herein and in respect of any Optional Sale in connection with a Permitted Securitization or Permitted Refinancing, Discretionary Sale, Lien Release Dividend or Replaced Loan, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Collateral, whether now existing or hereafter transferred hereunder, or any interest therein, and (other than any transfer of REO Assets to a Portfolio Subsidiary pursuant to Section 6.5) the Borrower will not sell, pledge, assign or suffer to exist any Lien (except for Permitted Liens) on its interest in the Collateral. The Borrower will promptly notify the Administrative Agent and each Lender of the existence of any Lien on any Collateral and the Borrower shall defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Collateral against all claims of third parties; provided that, nothing in this Section 5.2(c) shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any of the Collateral.
(d)Mergers, Acquisitions, Sales, etc. The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire any of the assets (other than Eligible Loans in accordance with the terms hereof) or any stock of any class of, or any partnership or joint venture interest in, any other Person (excluding receipt of Equity Securities in the ordinary course of collection of a debt previously contracted in good faith or as otherwise expressly permitted hereunder), or sell, transfer, convey or lease any of its assets, or sell or assign with or without recourse any Collateral or any interest therein (other than as permitted pursuant to this Agreement, and other than with respect to any REO Asset).
(e)[Reserved].
(f)Restricted Junior Payments. The Borrower shall not make any Restricted Junior Payment other than (i) from amounts the Borrower receives in accordance with Section 2.7, Section 2.8, Section 2.9, (ii) amounts that would have otherwise been used to purchase an Eligible Loan that instead were contributed as equity, (iii) pursuant to any other provision of any Transaction Document which expressly requires or permits payments to be made by or amounts to be reimbursed by the Borrower, in each case, subject to any restrictions and conditions therein, (iv) with the proceeds of Advances, (v) after the occurrence and during the continuation of a Termination Event or Unmatured Termination Event, the Borrower may make Restricted Junior Payments that constitute Permitted RIC Distributions, so long as (I) no Borrowing Base Deficiency (Aggregate)
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has occurred and is continuing or would result therefrom (unless otherwise consented to by the Administrative Agent in its sole discretion), (II) the Borrower provides no less than one (1) Business Day’s prior written notice, which may be via email, to the Collateral Agent (with a copy to the Administrative Agent), (III) the aggregate amount of Permitted RIC Distributions shall not exceed $1,500,000 in any 90 calendar day period during which such Termination Event or Unmatured Termination Event shall have occurred and/or be continuing (unless otherwise consented to by the Administrative Agent in its sole discretion) and (IV) the Borrower and the Administrative Agent have confirmed in writing, which may be by email, to the Collateral Agent that the conditions to a Permitted RIC Distribution set forth herein are satisfied; provided that, if the Administrative Agent does not respond within five (5) Business Days of a written request, then its confirmation shall be deemed and (vi) any amount requested to be made by the Borrower that would otherwise constitute a Restricted Junior Payment provided such amount is consented to by the Administrative Agent in its sole discretion.
(g)Change of Name or Location of Required Loan Documents or Servicing Files. The Borrower shall not (x) change its name, move the location of its principal place of business and registered office, change the offices where it keeps the Records from the location referred to in Section 13.2, or change the jurisdiction of its formation, or (y) move or, without the prior consent of the Administrative Agent, consent to the Collateral Custodian or the Servicer moving, the Required Loan Documents or the Servicing Files, as applicable, from the location thereof (as set forth in Section 5.7(c) of this Agreement) on the Closing Date, unless the Borrower has given at least ten (10) days’ (or such shorter period as consented to by the Administrative Agent in its sole discretion) written notice to the Administrative Agent and the Collateral Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral.
(h)Accounting of Purchases. Other than for tax and financial accounting purposes, the Borrower will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by this Agreement in any manner other than as a sale of the Collateral to the Borrower.
(i)ERISA Matters. Except in each case as would not reasonably be expected to result in a Material Adverse Effect, the Borrower will not (a) engage in any prohibited transaction (within the meaning of ERISA Section 406(a) or (b) or Code Section 4975) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, assuming the Lenders are not using “plan assets” (as defined in Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA) to make the Loans (b) fail, and will exercise its reasonable best efforts not to permit any ERISA Affiliate to fail, to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with reasonable respect to any Pension Plan other than a Multiemployer Plan, (c) fail, and will exercise its reasonable best efforts not to permit any ERISA Affiliate to fail, to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate, and will exercise its reasonable best efforts not to permit any ERISA Affiliate to terminate, any Pension Plan so as to result, directly or indirectly in any
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liability to the Borrower, (e) permit, and will exercise its reasonable best efforts not to permit any ERISA Affiliate to permit, to exist any occurrence of any Reportable Event with respect to any Pension Plan, or (f) constitute the assets of any Benefit Plan Investor or other person subject to Title I of ERISA or Section 4975 of the Code.
(j)Organizational Documents. The Borrower will not amend, modify, waive or terminate any provision of its organizational documents in a manner materially adverse to the interests of the Lenders without the prior written consent of the Administrative Agent.
(k)Changes in Payment Instructions to Obligors. The Borrower will not make any change, or permit the Servicer to make any change, in its instructions to Obligors regarding payments to be made to the applicable Collection Account with respect to the Collateral, unless the Administrative Agent has consented to such addition, termination or change (which consent shall not be unreasonably withheld).
(l)Extension or Amendment of Collateral. The Borrower will not, except as otherwise permitted in Section 6.4(a), extend, amend or otherwise modify the terms of any Loan (including the Related Security).
(m)[Reserved].
(n)Use of Proceeds. The Borrower shall not use the proceeds of any Advance other than (i) to fund or pay for the acquisition of Collateral (including Permitted Investments) acquired by the Borrower in accordance with the terms and conditions set forth herein, including as a distribution in respect of a contributed Loan (it being understood that the Borrower may request an Advance to fund the acquisition of one or more Loans either on the Cut-Off Date or at a later time during the Reinvestment Period), (ii) to fund additional extensions of credit under Revolving Loans and Delayed Draw Loans acquired in accordance with the terms of this Agreement, (iii) to fund the Unfunded Exposure Account pursuant to this Agreement, (iv) to make distributions not otherwise prohibited hereunder, including Permitted RIC Distributions and (v) to pay fees and expenses related to the foregoing.
(o)Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral (and, to the extent applicable, any Retained Interest and Excluded Amounts).
(p)Tax Treatment. The Borrower shall not elect to be treated as a corporation for U.S. federal income tax purposes and shall take all reasonable steps necessary to avoid being treated as a corporation for U. S. federal income tax purposes.
(q)Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.
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(r)Members of the Borrower. The Borrower shall not permit any Person which is not a “United States person” within the meaning Section 7701(a)(30) of the Code to own any membership interests of the Borrower.
(s)Compliance with Sanctions. None of the Borrower, any Person directly or (to the knowledge of the Borrower) indirectly Controlling the Borrower nor any Person directly or (to the knowledge of the Borrower) indirectly Controlled by the Borrower and, to the Borrower’s knowledge, no Affiliate of the foregoing will, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. Each such Person shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. The Borrower will notify each Lender and the Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this section.
SECTION 5.3.Affirmative Covenants of the Servicer.
From the date hereof until the Collection Date:
(a)Compliance with Law. The Servicer will comply with all Applicable Law, including those with respect to managing and servicing the Collateral or any part thereof, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.
(b)Preservation of Company Existence. The Servicer will preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a limited liability company, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or would reasonably be expected to have, a Material Adverse Effect.
(c)Obligations and Compliance with Collateral. The Servicer shall, in accordance with the Servicing Standard, duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each item of Collateral and will do nothing to impair the rights of the Collateral Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Collateral; provided that, without limiting the foregoing (and, for the avoidance of doubt, the Servicer’s indemnification obligations hereunder), it is understood and agreed that the Servicer will not act as a guarantor with respect to any obligation of the Borrower hereunder.
(d)Keeping of Records and Books of Account.
(i)The Servicer, on behalf of the Borrower, will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Collateral in the event of the destruction of the
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originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all or any portion of the Collateral and the identification of the Collateral.
(ii)The Servicer shall permit the Administrative Agent or its agents or representatives, who may be joined by each Lender and/or its respective agents or representatives, to visit the offices of the Servicer during normal office hours and upon reasonable notice and examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Servicer having knowledge of such matters no more than once in any fiscal year when no Termination Event is in existence; provided that after the occurrence of a Termination Event and during its continuance, there shall be no limit to the number of such visits and inspections, and after the resolution of such Termination Event, the number of visits occurring in the current fiscal quarter shall be deemed to be zero.
(iii)The Servicer will, on or prior to the date hereof, mark its books and records in a manner that accurately ensures all assets which constitute Collateral are clearly marked as being held in the Borrower’s name.
(e)Preservation of Security Interest. The Servicer (at its own expense, on behalf of the Borrower) will file or cause to be filed such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected security interest (subject to Permitted Liens) of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Loans and that portion of the Collateral in which a security interest may be perfected by filing.
(f)Termination Events. No later than three (3) Business Days following the Servicer’s knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event, the Servicer will provide the Administrative Agent, the Collateral Agent and each Lender with written notice of the occurrence of such Termination Event and such Unmatured Termination Event of which the Servicer has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the Servicer setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.
(g)Taxes. The Servicer will file and pay any and all Taxes due and payable by it under the applicable law; provided that, it shall not be required to pay any such Taxes if the validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate reserves therefore have been established in its books in accordance with GAAP.
(h)Other. The Servicer will promptly furnish to the Administrative Agent, the Collateral Agent and each Lender such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Borrower or the Servicer as the Administrative Agent, the Collateral Agent and each Lender may from time to time reasonably request in order to protect the interests of the Administrative Agent, the Collateral Agent, each Lender or Secured Parties under or as
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contemplated by this Agreement, in each case, to the extent actually in the possession of, or reasonably available to without undue burden or expense, the Servicer and not subject to applicable obligations of confidentiality.
(i)Proceedings. The Servicer will furnish to the Administrative Agent within three (3) Business Days after any executive officer of the Servicer receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or the Borrower or the Servicer or any of their Subsidiaries or Portfolio Subsidiaries, in each case, to the extent the foregoing would reasonably be expected to have a Material Adverse Effect.
(j)Deposit of Collections. The Servicer shall, and shall cause the Borrower to, no later than two (2) Business Days after receipt and identification thereof, deposit all Collections received thereby into the applicable Collection Account.
(k)Change of Control. Upon the occurrence of a Change of Control, the Servicer shall provide the Administrative Agent, each Lender and the Collateral Agent with notice of such Change of Control within thirty (30) days after completion of the same.
(l)[Reserved.]
(m)Accounting Changes. Within three (3) Business Days after becoming aware of the effective date thereof, the Servicer will provide to the Administrative Agent notice of any material change in the accounting policies of the Servicer.
(n)Compliance with Legal Opinions. The Servicer shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Servicer and the Borrower, issued on the Closing Date in connection with the Transaction Documents, in each case, solely to the extent the such factual assumptions are necessary to support the conclusions therein.
(o)Instructions to Agents and Obligors. The Servicer shall direct any agent or administrative agent for any Loan to remit all payments and collections with respect to such Loan, and, if applicable, to direct the Obligor with respect to such Loan to remit all such payments and collections with respect to such Loan directly to the Collection Account. Unless otherwise expressly required or permitted herein, the Borrower and the Servicer shall take commercially reasonable steps to ensure that only funds constituting payments and collections relating to Loans shall be deposited into the Collection Account.
(p)Capacity as Servicer. The Servicer will ensure that, at all times when it is dealing with or in connection with the Loans in its capacity as Servicer, it holds itself out as Servicer, and not in any other capacity.
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(q)Insurance Policies. The Servicer has caused, and will cause, to be performed any and all acts reasonably required to be performed to preserve the rights and remedies of the Collateral Agent and the Secured Parties in any Insurance Policies applicable to Loans (to the extent the Servicer or an Affiliate of the Servicer is the agent or servicer under the applicable Underlying Instrument) including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Collateral Agent and the Secured Parties; provided that, unless the Borrower is the sole lender under such Underlying Instrument, the Servicer shall only take such actions that are customarily taken by or on behalf of a lender in a syndicated loan facility to preserve the rights of such lender.
(r)Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Servicer, each Person directly or (to the knowledge of the Servicer) indirectly Controlling the Servicer and each Person directly or (to the knowledge of the Servicer) indirectly Controlled by the Servicer and, to the Servicer’s knowledge, any Affiliate of the foregoing shall: (i) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering Laws and Anti-Corruption Laws; (ii) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, including with respect to the legitimacy of any applicable investor and the origin of the assets used by such investor to purchase the property in question, and will maintain sufficient information to identify any applicable investor for purposes of the Anti-Money Laundering Laws; (iii) ensure that it does not use any of the credit hereunder in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws; and (iv) ensure it does not fund any repayment of the Aggregate Unpaids in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.
(s)Sanctions. The Servicer shall promptly, but no later than five (5) Business Days after becoming aware thereof, notify the Administrative Agent and the Lenders in writing of any breach of any representation, warranty or covenant relating to Sanctions or Sanctioned Persons by itself or by the Borrower.
(t)Equity Securities. The Servicer shall exercise commercially reasonable efforts to cause the Borrower to sell or otherwise dispose of any Equity Security as soon as practicable; provided that it shall not be deemed commercially unreasonable for the Borrower to decline to sell an asset for less than the then fair market value thereof as determined by the Servicer in accordance with the Servicing Standard.
SECTION 5.4.Negative Covenants of the Servicer.
From the date hereof until the Collection Date.
(a)[Reserved].
(b)Mergers, Acquisition, Sales, etc. The initial Servicer will not consolidate with or merge into any other Person or convey or transfer its properties and assets
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substantially as an entirety to any Person; provided that, unless the initial Servicer is the surviving entity thereof:
(i)the initial Servicer has delivered to the Administrative Agent and each Lender an Officer’s Certificate and, upon request, an Opinion of Counsel each stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.4 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Servicer and such other matters as the Administrative Agent may reasonably request;
(ii)the initial Servicer shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent and each Lender; and
(iii)after giving effect thereto, no Termination Event or Servicer Default or event that with notice or lapse of time would constitute either a Termination Event or a Servicer Default shall have occurred.
(c)Change of Name or Location of Required Loan Documents and Servicing Files. The Servicer shall not (x) change its name, move the location of its principal place of business and chief executive office, change the offices where it keeps the Records from the location referred to in Section 13.2, or change the jurisdiction of its formation, or (y) move or, without the prior consent of the Administrative Agent, consent to the Collateral Custodian moving, the Required Loan Documents or Servicing Files, as applicable, from the location thereof (as set forth in Section 5.7(c) of this Agreement) on the Closing Date, unless the Servicer has given at least ten (10) Business Days’ (or such shorter period as consented to by the Administrative Agent in its sole discretion) written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral.
(d)Change in Payment Instructions to Obligors. The Servicer will not make any change, or permit the Borrower to make any change, in its instructions to Obligors regarding payments to be made to the applicable Collection Account with respect to the Collateral, unless the Administrative Agent has consented to such addition, termination or change (which consent shall not be unreasonably withheld).
(e)Extension or Amendment of Loans. The Servicer will not, except as otherwise permitted in Section 6.4(a), extend, amend or otherwise modify the terms of any Loan (including any Related Security).
(f)Allocation of Charges. There will not be any agreement or understanding between the Servicer and the Borrower (other than as expressly set forth herein or as consented to by the Administrative Agent), providing for the allocation or sharing of obligations to make payments or otherwise in respect of any Taxes, fees, assessments or other governmental charges.
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(g)[Reserved].
(h)Special Purpose Entity Requirements. The Servicer shall not, and shall not permit the Borrower to, take any action that would cause the Borrower to not be in compliance with the special purpose entity requirements set forth in Section 4.1(v).
(i)Disregarded Entity. The Servicer shall not, and shall not permit the Borrower to, take any action that would cause the Borrower to not be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b) and shall not permit either the Borrower or any other Person on its behalf to make an election, or to take any other action that would cause the Borrower, to be treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).
(j)Collection Account. The Servicer shall not, and shall not permit the Borrower to, grant the right to take dominion and control of the Collection Account to any Person, except to the Collateral Agent as contemplated by this Agreement.
(k)Compliance with Sanctions. None of the Servicer, any Person directly or (to the knowledge of the Servicer) indirectly Controlling the Servicer nor any Person directly or (to the knowledge of the Servicer) indirectly Controlled by the Servicer and, to the Servicer’s knowledge, no Affiliate of the foregoing will, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. Each such Person shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. The Servicer will notify each Lender and the Administrative Agent in writing not more than five (5) Business Days after becoming aware of any breach of this section.
SECTION 5.5.Affirmative Covenants of the Collateral Agent.
From the date hereof until the Collection Date:
(a)Compliance with Law. The Collateral Agent will comply in all material respects with all Applicable Law.
(b)Preservation of Existence. The Collateral Agent will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.
SECTION 5.6.Negative Covenants of the Collateral Agent.
From the date hereof until the Collection Date the Collateral Agent will not make any changes to the Collateral Agent and Portfolio Administration Fee set forth in the CA & CC Fee Letter without the prior written approval of the Administrative Agent and the Borrower.
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SECTION 5.7.Affirmative Covenants of the Collateral Custodian.
From the date hereof until the Collection Date:
(a)Compliance with Law. The Collateral Custodian will comply in all material respects with all Applicable Law.
(b)Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.
(c)Location of Required Loan Documents. Subject to Section 8.8, the Required Loan Documents shall remain at all times in the possession of the Collateral Custodian at the address of the Collateral Custodian in Massachusetts or at DTCC Newport Office Center, 570 Washington Blvd, Jersey City, NJ 07310, Attn: 5th Floor/NY Window/Robert Mendez, FBO: State Street Bank & Trust for account XXXX (SSB Fund Number), unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Required Loan Documents to be released to the Servicer on a temporary basis in accordance with the terms hereof, except as such Required Loan Documents may be released pursuant to this Agreement.
SECTION 5.8.Negative Covenants of the Collateral Custodian.
From the date hereof until the Collection Date:
(a)Required Loan Documents. The Collateral Custodian will not dispose of any documents constituting the Required Loan Documents in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral except as contemplated by this Agreement.
(b)No Changes to Collateral Agent and Portfolio Administration Fee. From the date hereof until the Collection Date the Collateral Custodian will not make any changes to the Collateral Agent and Portfolio Administration Fee set forth in the CA & CC Fee Letter without the prior written approval of the Administrative Agent and the Borrower.
ARTICLE VI

ADMINISTRATION AND SERVICING OF CONTRACTS
SECTION 6.1.Designation of the Servicer.
(a)Initial Servicer. The servicing, administering and collection of the Collateral shall be conducted by the Person designated as the Servicer hereunder from time to time in accordance with this Section 6.1. Until the Administrative Agent gives to
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SL Investment Fund II LLC a Servicer Termination Notice, SL Investment Fund II LLC is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and responsibilities of, a Servicer pursuant to the terms hereof. The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations taken by the Servicer hereunder.
(b)Successor Servicer. Upon the Servicer’s receipt of a Servicer Termination Notice from the Administrative Agent pursuant to Section 6.12, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to a successor Servicer, and the successor Servicer shall assume each and all of the Servicer’s obligations to service and administer the Collateral, on the terms and subject to the conditions herein set forth, and the Servicer shall use its best efforts to assist the successor Servicer in assuming such obligations.
(c)Subcontracts. The Servicer may, with the prior written consent of the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Collateral; provided that, (i) the Servicer shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to such person, (ii) the Servicer shall not be relieved of, and shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement, and (iii) any such subcontract shall be terminable upon the occurrence of a Servicer Default.
(d)Servicing Programs. In the event that the Servicer uses any software program in servicing the Collateral that it licenses from a third party, the Servicer shall use its best efforts to obtain, either before the Closing Date or as soon as possible thereafter, whatever licenses or approvals are necessary to allow the Administrative Agent or the Servicer to use such program and to allow the Servicer to assign such licenses to any Successor Servicer appointed as provided in this Agreement.
(e)Waiver. The Borrower acknowledges that the Administrative Agent or any of its Affiliates may act as the Collateral Agent and/or the Servicer, and the Borrower waives any and all claims against the Administrative Agent, each Lender or any of their respective Affiliates, the Collateral Agent and the Servicer (other than claims relating to such party’s gross negligence or willful misconduct) relating in any way to the custodial or collateral administration functions having been performed by the Administrative Agent or any of its Affiliates in accordance with the terms and provisions (including the standard of care) set forth in the Transaction Documents.
SECTION 6.2.Duties of the Servicer.
(a)Duties. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral from time to time, all in accordance with Applicable Law and the Servicing Standard. Without limiting the foregoing, the duties of the Servicer shall include the following:
(i)supervising the Collateral, including communicating with Obligors, negotiating and executing on behalf of the Borrower amendments, restatements,
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supplements and other modifications (including, without limitation, in respect of restructuring agreements, prepackaged plans and other documents related to restructuring arrangements), negotiating and providing on behalf of the Borrower consents and waivers, enforcing and collecting on the Collateral and otherwise managing the Collateral on behalf of the Borrower;
(ii)preparing and submitting claims to, and acting as post-billing liaison with, Obligors on each Loan (for which no administrative or similar agent exists);
(iii)maintaining all necessary servicing records with respect to the Collateral and providing such reports to the Administrative Agent and each Lender (with a copy to the Collateral Agent and the Collateral Custodian) in respect of the servicing of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent or each Lender may reasonably request;
(iv)maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate servicing records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;
(v)promptly delivering to the Administrative Agent, each Lender, the Collateral Agent or the Collateral Custodian, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent, each Lender, the Collateral Agent or the Collateral Custodian may from time to time reasonably request;
(vi)identifying each Loan clearly and unambiguously in its servicing records to reflect that such Loan is owned by the Borrower and that the Borrower is pledging a security interest therein to the Secured Parties pursuant to this Agreement;
(vii)notifying the Administrative Agent and each Lender of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Loan (or portion thereof) of which it has knowledge or has received notice; or (2) that would reasonably be expected to have a Material Adverse Effect;
(viii)using its commercially reasonable efforts to maintain the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral;
(ix)maintaining the Servicing File(s) with respect to Loans included as part of the Collateral; provided that, so long as the Servicer is in possession of any originals of the documents in the Servicing File, the Servicer will hold such originals in a fireproof safe or fireproof file cabinet; provided further that, upon the occurrence of a Termination Event or the occurrence and continuation of an Unmatured Termination Event, the Administrative Agent may request the Servicing File(s) to be sent to the Administrative Agent or its designee;
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(x)with respect to each Loan included as part of the Collateral, making the Servicing File available for inspection by the Administrative Agent, upon reasonable advance notice, at the offices of the Servicer during normal business hours (no more than once in any fiscal year when no Termination Event is in existence);
(xi)directing the Collateral Agent to make payments pursuant to the terms of the Servicing Report in accordance with Section 2.7, Section 2.8 and Section 2.9;
(xii)directing the sale or substitution of Collateral in Section 2.17, Section 2.18 and Section 2.19;
(xiii)providing assistance to the Borrower with respect to the acquisition and sale of and payment for the Loans;
(xiv)instructing the Obligors and the administrative agents on the Loans to make payments directly into the Collection Account;
(xv)directing the Collateral Agent to convert amounts denominated in any Eligible Currency to any other Eligible Currency for any permitted purpose hereunder; and
(xvi)complying with such other duties and responsibilities as may be required of the Servicer by this Agreement.
It is acknowledged and agreed for purposes of this Article VI (including Section 6.5 hereof) that in circumstances in which a Person other than the Borrower or the Servicer acts as lead agent with respect to any Loan, the Servicer shall perform its servicing duties hereunder only to the extent that, as a lender under the related loan syndication Underlying Instruments, it has the right to do so.
(b)Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, the Collateral Agent, each Lender and the Secured Parties of their rights hereunder shall not release the Servicer or the Borrower from any of their duties or responsibilities with respect to the Collateral. The Secured Parties, the Administrative Agent, each Lender, the Collateral Agent and the Collateral Custodian shall not have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.
(c)Any payment by an Obligor in respect of any Indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
SECTION 6.3.Authorization of the Servicer.
(a)Each of the Borrower, the Administrative Agent and each Lender hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable
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steps in its name (or in the name of a Portfolio Subsidiary with respect to any REO Asset) and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the pledge of the Collateral by the Borrower to the Collateral Agent, on behalf of the Secured Parties, hereunder, to collect all amounts due under any and all Collateral, including, without limitation, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Servicer could have done if it had continued to own such Collateral. The Borrower and the Collateral Agent, on behalf of the Secured Parties, shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral. In no event shall the Servicer be entitled to make the Secured Parties, the Collateral Custodian, the Collateral Agent, the Administrative Agent or the Lender a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any foreclosure or similar collection procedure) without the Administrative Agent’s and each Lender’s consent.
(b)After the declaration of the Termination Date and the expiration of the Servicer Purchase Right Period, at the direction of the Administrative Agent and to the extent permitted under and in compliance with Applicable Law, the Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral; provided that, the Administrative Agent may, at any time that a Termination Event has occurred and is continuing, notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Collateral Agent, on behalf of the Secured Parties, and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Collateral Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.
SECTION 6.4.Collection of Payments; Accounts.
(a)Collection Efforts, Modification of Collateral. The Servicer will use its commercially reasonable efforts, on behalf of the Borrower, to collect or cause to be collected all payments called for under the terms and provisions of the Loans included in the Collateral as and when the same become due in accordance with the Servicing Standard. The Servicer may not waive, modify or otherwise vary any provision of an item of Collateral in a manner that would impair the collectability of the Collateral in any manner contrary to the Servicing Standard.
(b)Taxes and other Amounts. The Servicer will use its commercially reasonable efforts, on behalf of the Borrower, to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan to the extent required to be paid to the Borrower for such application under the Underlying
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Instrument and remit such amounts to the appropriate Governmental Authority or insurer as required by the Underlying Instruments.
(c)Payments to Collection Account. On or before the applicable Funding Date, with respect to any Loan being acquired by the Borrower on such Funding Date, the Servicer shall have instructed all Obligors to make all payments in respect of the Collateral directly to the Collection Account; provided that, the Servicer will transfer to the applicable Collection Account (in accordance with Section 2.10) any payments received by it directly from any Obligor no later than two (2) Business Days after receipt thereof.
(d)Accounts. Each of the parties hereto hereby agrees that (i) each Account is intended to be a “securities account” or “deposit account” within the meaning of the UCC and (ii) except as otherwise expressly provided herein and subject to the terms of the Securities Account Control Agreement, the Borrower shall be exclusively entitled to exercise the rights that comprise each Financial Asset held in each Account which is a securities account and have the right to direct the disposition of funds in any Account which is a deposit account. Each of the parties hereto hereby agrees to cause the Collateral Custodian or any other Securities Intermediary that holds any money or other property for the Borrower in an Account to agree with the parties hereto that (A) any property other than cash (subject to Section 6.4(e) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset under Article 8 of the UCC, (B) all cash shall be credited to the applicable deposit account and (C) the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) for that purpose shall be the state of New York. All securities or other property underlying any Financial Assets credited to the Accounts in the form of securities or instruments shall be registered in the name of the Securities Intermediary or if in the name of the Borrower or the Collateral Agent, Indorsed to the Securities Intermediary, Indorsed in blank, or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any Financial Asset credited to the Accounts be registered in the name of the Borrower, payable to the order of the Borrower or specially Indorsed to the Borrower, except to the extent the foregoing have been specially Indorsed to the Securities Intermediary or Indorsed in blank.
(e)Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Custodian nor any Securities Intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the grant by the Borrower to the Collateral Agent, of any Loan in the nature of a loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). The Collateral Custodian shall hold any Instrument delivered to it evidencing any Loan granted to the Collateral Agent hereunder as custodial agent for the Collateral Agent in accordance with the terms of this Agreement.
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(f)Establishment of the Collection Account. The Servicer shall cause to be established, on or before the Closing Date, with the Collateral Custodian, and maintained in the name of the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties, the accounts and/or sub-accounts designated as the “Collection Account”, the “AUD Collection Account,” the “CAD Collection Account”, the “EUR Collection Account” and the “GBP Collection Account” under the Securities Account Control Agreement (collectively, the “Collection Account”), and the Servicer shall further cause to be maintained the accounts and/or sub-accounts designated as the “Principal Collection Account”, the “CAD Principal Collection Account”, the “EUR Principal Collection Account” and the “GBP Principal Collection Account” or the “Interest Collection Account,” the “AUD Interest Collection Account,” the “CAD Interest Collection Account”, the “EUR Interest Collection Account” and the “GBP Interest Collection Account” under the Securities Account Control Agreement linked to and constituting part of the Collection Account for the purpose of segregating, within two (2) Business Days of the receipt of any Collections, Principal Collections (collectively, the “Principal Collections Account”) and Interest Collections (collectively, the “Interest Collections Account”), respectively, over which the Collateral Agent, for the benefit of the Secured Parties, shall have control and from which none of the Servicer nor the Borrower shall have any right of withdrawal except in accordance with the terms hereof. For the avoidance of doubt, a separate Collection Account shall be established for each Eligible Currency, as more particularly described in the Securities Account Control Agreement.
(g)Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Loan and such Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.
(h)Establishment of the Unfunded Exposure Account. The Servicer shall cause to be established, on or before the Closing Date, with the Collateral Custodian, and maintained in the name of the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties, the accounts and/or sub-accounts designated as the “Unfunded Exposure Account”, the “CAD Unfunded Exposure Account”, the “AUD Unfunded Exposure Account,” the “EUR Unfunded Exposure Account” and the “GBP Unfunded Exposure Account” under the Securities Account Control Agreement (collectively, the “Unfunded Exposure Account”). For the avoidance of doubt, a separate Unfunded Exposure Account shall be established for each Eligible Currency, as more particularly described in the Securities Account Control Agreement. Funds on deposit in the Unfunded Exposure Account as of any date of determination may be withdrawn to fund draw requests of the relevant Obligors under any Revolving Loan or Delayed Draw Loan; provided that, until the earlier to occur of the Reinvestment Period End Date or the Termination Date, the amount withdrawn to fund such draw request shall not cause a Borrowing Base Deficiency. Any such draw request made by an Obligor, along with wiring instructions for the applicable Obligor, shall be forwarded by the Borrower or the Servicer to the Administrative Agent, and the Administrative Agent shall instruct the
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Collateral Custodian to fund such draw request in accordance with the Underlying Instrument pertaining to such Revolving Loan or Delayed Draw Loan. As of any date of determination, any amounts on deposit in the Unfunded Exposure Account that exceed (i) the aggregate of all Unfunded Exposure Equity Amounts prior to the earlier to occur of the Reinvestment Period End Date or the Termination Date and (ii) the aggregate of all Exposure Amounts following the earlier to occur of the Reinvestment Period End Date or the Termination Date, in each case shall be transferred into the Principal Collection Account as Principal Collections.
SECTION 6.5.Realization Upon Certain Loans.
(a)Foreclosure. The Servicer may, in its discretion and consistent with the Servicing Standard and the Underlying Instruments, foreclose upon or repossess, as applicable, or otherwise comparably convert the ownership of any Related Property relating to a Loan that has become subject to any default and as to which no satisfactory arrangements can be made for collection of delinquent payments. The Servicer will comply with the Servicing Standard and Applicable Law in realizing upon such Related Property and employ practices and procedures including reasonable efforts consistent with the Servicing Standard to enforce all obligations of Obligors by foreclosing upon, repossessing and causing the sale of such Related Property at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, the Servicer may cause the sale of any such Related Property to the Servicer or its Affiliates for a purchase price equal to the then fair market value thereof in accordance with the Servicing Standard. In any case in which any such Related Property has suffered damage, the Servicer will not expend funds in connection with any repair or toward the foreclosure or repossession of such Related Property except in accordance with the Servicing Standard. The Servicer will remit to the Collection Account the Recoveries received by the Servicer on behalf of the Borrower in connection with the sale or disposition of Related Property relating to any Loan hereunder.
(b)Management of REO Assets.
(i)If, in the reasonable business judgment of the Servicer, it becomes necessary to convert any Loan into an REO Asset in accordance with Section 6.5(a), the Servicer shall first cause the Borrower to transfer and assign such Loan (or the portion thereof owned by the Borrower) to a Portfolio Subsidiary using a contribution agreement reasonably acceptable to the Administrative Agent. Any equity interests of the Portfolio Subsidiary acquired by the Borrower shall immediately become a part of the Collateral and be subject to the grant of a security interest under Section 9.1 and shall be promptly delivered to the Collateral Custodian, each undated and duly Indorsed in blank. The Portfolio Subsidiary shall be formed and operated pursuant to organizational documents reasonably acceptable to the Administrative Agent. After execution thereof, the Servicer shall prevent the Portfolio Subsidiary from agreeing to any amendment or other modification of the Portfolio Subsidiary organizational documents in a manner materially adverse to the Lenders without first obtaining the written consent of the Administrative Agent. The Servicer shall manage each Portfolio Subsidiary (i) in accordance with Applicable Law, (ii) with reasonable care and diligence, (iii) in accordance with the applicable Portfolio Subsidiary’s organizational, constitutional or registration documents, (iv) in accordance with the Servicing Standard and (v) with a view toward maximizing
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Recoveries on the applicable REO Asset (collectively, the “REO Management Standard”). The Servicer will cause all “Distributable Cash” (or any comparable definition set forth in the Portfolio Subsidiary’s organizational documents) to be deposited into the Collection Account within two (2) Business Days of receipt thereof.
(ii)In the event that title to any Related Property is acquired on behalf of a Portfolio Subsidiary for the benefit of its equity owners in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of such Portfolio Subsidiary. The Servicer shall use commercially reasonable efforts to cause each REO Asset to be managed, conserved, protected and operated solely for the purpose of its prompt disposition and sale.
(iii)Notwithstanding any provision to the contrary contained in this Agreement, the Borrower or the Servicer shall not (and shall not permit the Portfolio Subsidiary to) obtain title to any Related Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership interest in any Obligor pledged pursuant to a pledge agreement and thereby be the beneficial owner of Related Property, have a receiver of rents appointed with respect to, and shall not otherwise acquire possession of, or take any other action with respect to, any Related Property if, as a result of any such action, the Portfolio Subsidiary would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Related Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable state or local Environmental Law, unless the Servicer has previously determined in accordance with the REO Management Standard, based on an updated Phase I environmental assessment report generally prepared in accordance with the ASTM Phase I Environmental Site Assessment Standard E 1527-05 or similar standards, as may be amended or, with respect to residential property, a property inspection and title report, that, in each case except as would not reasonably be expected to have a Material Adverse Effect:
(1)such Related Property is in compliance in all material respects with applicable Environmental Laws; and
(2)there are no circumstances present at such Related Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would reasonably be expected to be required by the owner, occupier or operator of the Related Property under applicable federal, state or local law or regulation.
In the event that the Phase I or other environmental assessment first obtained by the Servicer with respect to Related Property indicates that such Related Property may not be in compliance with applicable Environmental Laws or that hazardous materials may be present but does not definitively establish such fact, and such finding would reasonably be expected to have a Material Adverse Effect, then, the Servicer shall cause the Borrower to use commercially reasonable efforts to promptly sell the related Loan in accordance with Section 2.19.
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SECTION 6.6.Servicing Compensation.
As compensation for its servicing activities hereunder and reimbursement for its expenses, the Servicer or its designee shall be entitled to receive the Servicing Fee to the extent of funds available therefor pursuant to the provisions of Section 2.7(2), Section 2.8(a)(1) and Section 2.9(2), as applicable.
SECTION 6.7.Payment of Certain Expenses by Servicer.
The Servicer shall be required to pay its expenses (excluding Liquidation Expenses incurred as a result of activities contemplated by Section 6.5(a), which shall be reimbursed by the Borrower; provided that, for avoidance of doubt, to the extent Liquidation Expenses relate to a Retained Interest with respect to a Loan, such Liquidation Expenses shall be allocated pro rata among the Borrower and the other holders of indebtedness evidenced by the Underlying Instruments) for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.
SECTION 6.8.Reports.
(a)Borrowing or Repayment Notice. On each Funding Date, on any termination in whole or reduction in part of the Facility Amount pursuant to Section 2.3(a), on each reduction of Advances Outstanding pursuant to Section 2.3(b) and on each reinvestment of Principal Collections pursuant to Section 2.8(b), the Borrower (or the Servicer on its behalf) will provide a Borrowing Notice or a Repayment Notice, as applicable, and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent and each Lender (with a copy to the Collateral Agent). For the avoidance of doubt, a Borrowing Base Certificate will be delivered by the Borrower (or the Servicer on its behalf) on each other Measurement Date.
(b)Servicing Report. On each Reporting Date (beginning on the Reporting Date in November 2024) and each Funding Date, the Servicer will provide, on behalf of the Borrower, to the Administrative Agent, each Lender and the Collateral Agent, a monthly statement including (i) a Borrowing Base calculated as of the most recent Determination Date, (ii) the Loan Tape calculated as of the most recent Determination Date, (iii) in connection with any month in which a Payment Date occurs, amounts to be remitted pursuant to Section 2.7, Section 2.8 or Section 2.9 to the applicable parties (which shall include any applicable wiring instructions of the parties receiving payment), and (iv) any other information the Servicer may deem relevant with respect to any Loan (such monthly statement, a “Servicing Report”). Each Servicing Report shall be signed by a Responsible Officer of the Servicer and the Borrower and shall be substantially in the form of Exhibit C. Each Borrowing Base Certificate delivered pursuant to this Section 6.8(b) shall further include the Applicable Exchange Rate as of such date.
(c)Reserved.
(d)Financial Statements. The Servicer will submit to the Administrative Agent, each Lender and the Collateral Agent, (i) within sixty (60) days after the end of each of its fiscal quarters (excluding the fiscal quarter ending on the date for which consolidated audited financial statements are delivered pursuant to clause (ii) below),
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commencing March 31, 2025, unaudited financial statements of the Equityholder for the most recent fiscal quarter, and (ii) within one hundred and twenty (120) days after the end of each fiscal year, commencing with the fiscal year ending on December 31, 2024, consolidated audited financial statements of the Equityholder, audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year; provided that the financial statements required to be delivered pursuant to this clause (d) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Equityholder’s quarterly report on Form 10-Q or annual report on Form 10-K, as applicable, shall be deemed delivered to the applicable parties on the date such documents are made available.
(e)Obligor Financial Statements; Valuation Reports; Other Reports. With respect to each Eligible Loan (other than any Broadly Syndicated Loan), the Servicer will post on a password protected website maintained by the Servicer to which the Administrative Agent will have access or deliver via email to the Administrative Agent, with respect to each Obligor, (i) to the extent received by the Borrower and/or the Servicer pursuant to the Underlying Instruments, the complete financial reporting package with respect to such Obligor and with respect to each Loan for such Obligor (including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Loan for such Obligor) provided to the Borrower and/or the Servicer quarterly or annually, as the case may be, by such Obligor, which delivery shall be made within ten (10) Business Days after receipt by the Borrower and/or the Servicer as specified in the Underlying Instruments, and (ii) the annual budget (along with subsequent changes thereto) with respect to such Obligor and provided to the Borrower and/or the Servicer by such Obligor, which delivery shall be made within ten (10) Business Days after receipt by the Borrower and/or the Servicer as specified in the Underlying Instruments. Upon demand by the Administrative Agent, the Servicer will provide such other information as the Administrative Agent may reasonably request with respect to any Obligor, including with respect to any Broadly Syndicated Loan, to the extent such information is actually in the possession of the Borrower or the Servicer (or obtainable thereby without undue burden or expense) and is not subject to any applicable obligation of confidentiality.
(f)Amendments to Loans. The Servicer will post on a password protected website maintained by the Servicer to which the Administrative Agent will have access or deliver via email to the Administrative Agent (x) with respect to any amendment, restatement, supplement, waiver or other modification to the Underlying Instruments of any Loan that constitutes a Material Modification, a copy of such amendment, restatement, supplement, waiver or other modification (along with a summary of the material terms thereof prepared by the Borrower or the Servicer and provided to its investment committee in connection therewith, in each case, solely if such material is produced) within five (5) Business Days after the date on which the Borrower acquires actual knowledge of the effectiveness thereof, and (y) with respect to any other material amendment, restatement, supplement, waiver or other modification to the Underlying Instruments of any Loan, on a monthly basis, a summary of all such amendments, restatements, supplements, waivers or other modifications (along with a summary of the material terms thereof prepared by the Borrower or the Servicer and provided to its
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investment committee in connection therewith) that, to the actual knowledge of the Servicer, were made effective in the preceding calendar month.
(g)Information sharing with Lenders. To the extent that a Lender requests, the Administrative Agent shall promptly forward to such Lender all such information, notices, certificates, valuation reports or any other documents it receives from the Collateral Custodian, the Collateral Agent, the Servicer, Borrower, Equityholder or any other Person with respect to the transactions contemplated hereunder, or that it delivers to the Collateral Custodian, the Collateral Agent, the Account Bank, the Servicer, Borrower, Equityholder or any other Person with respect to the transactions contemplated hereunder, in each case, as so requested by such Lender. The Administrative Agent shall promptly deliver to each Lender any information relating to or requiring action on the part of the Lenders (including, without limitation, any borrowing notice and prepayment notice).
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SECTION 6.9.Annual Statement as to Compliance. The Servicer will provide to the Administrative Agent, the Collateral Agent and each Lender, within ninety (90) days following the end of each fiscal year of the Servicer, commencing with respect to the fiscal year ending on December 31, 2025, a fiscal report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Default has occurred or, if any such Servicer Default has occurred a statement describing the nature thereof and the steps being taken to remedy such Servicer Default.
SECTION 6.10.Annual Independent Public Accountant’s Review of Servicing Reports. The Servicer will cause Protiviti, Inc. or a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish to the Administrative Agent, each Lender, the Collateral Custodian and the Collateral Agent, (x) within ninety (90) days following the fiscal year of the Servicer ending on December 31, 2025 and (y) within one hundred and fifty (150) days (or, if such extension is consented to by the Required Lenders in their respective sole discretion, one hundred and eighty (180) days) following the end of each subsequent fiscal year of the Servicer, commencing with the fiscal year ending on December 31, 2025: (i) a report relating to such fiscal year to the effect that (a) such firm has reviewed certain documents and records relating to the servicing of the Collateral, and (b) based on such examination, such firm is of the opinion that the Servicing Reports for such year were prepared in compliance with this Agreement, except for such exceptions as it believes to be immaterial and such other exceptions as will be set forth in such firm’s report and (ii) a report covering such fiscal year to the effect that such accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Schedule IV, it being understood that the Servicer and the Administrative Agent will provide an updated Schedule IV reflecting any further amendments to such Schedule IV prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Schedule IV) to certain documents and records relating to the Collateral under any Transaction Document, compared the information contained in the Servicing Reports and the Servicer’s Certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Article VI, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In the event such independent public accountants require the Collateral Custodian to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 6.10, the Servicer shall direct the Collateral Custodian in writing to so agree; it being understood and agreed that the Collateral Custodian will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Collateral Custodian has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.
SECTION 6.11.The Servicer Not to Resign.
The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s good faith determination in consultation with counsel that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii)
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there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by a description of the circumstances giving rise to such determination delivered to the Administrative Agent and each Lender. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 6.2.
SECTION 6.12.Servicer Defaults.
If any one of the following events (a “Servicer Default”) shall occur and the related Servicer Purchase Right Period expires:
(a)any failure by the Servicer to make any payment, transfer or deposit into the Collection Account or Unfunded Exposure Account (including, without limitation, with respect to bifurcation and remittance of Interest Collections and Principal Collections) as required by this Agreement which continues unremedied for a period of three (3) Business Days;
(b)any failure on the part of the Servicer duly to (i) observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or the other Transaction Documents to which the Servicer is a party (including, without limitation, any material delegation of the Servicer’s duties that is not permitted by Section 6.1) or (ii) comply in any material respect with the Servicing Standard regarding the servicing of the Collateral Portfolio and in each case the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent or any Lender and (ii) the date on which a Responsible Officer of the Servicer acquires actual knowledge thereof;
(c)the failure of the Servicer to make any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party in an aggregate amount in excess of $10,000,000, individually or in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such recourse debt or other obligations, whether or not waived;
(d)an Insolvency Event shall occur with respect to the Servicer;
(e)SL Investment Fund II LLC or an Affiliate thereof shall cease to be the Servicer or SL Investment Fund II LLC shall assign its rights or obligations as “Servicer” hereunder to any Person other than an Affiliate without the consent of each Lender and the Administrative Agent;
(f)any failure by the Servicer to deliver any required Servicing Report or other Required Reports hereunder on or before the date occurring five (5) Business Days after the date such report is required to be made or given, as the case may be, under the terms of this Agreement;
(g)the rendering against the Servicer of one or more final judgments, decrees or orders for the payment of money in excess of $5,000,000 (net of any insurance
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proceeds), individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution;
(h)any Change of Control of the Servicer without the prior written consent of the Required Lenders;
(i)any representation, warranty or certification made by the Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a Material Adverse Effect on the Agent or any of the Secured Parties and continues to be unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent or any Lender and (ii) the date on which a Responsible Officer of the Servicer acquires knowledge thereof; or
(j)at the end of any fiscal quarter, the Equityholder fails to maintain the Asset Coverage Ratio at greater than or equal to 1.50:1.00;
(k)the Equityholder shall fail to maintain (i) shareholder’s equity (determined without any deductions at the end of the most recently ended fiscal quarter of the Equityholder and reflected in the Equityholder’s most recent SEC Form 10-Q or Form 10-K) in an amount equal to $150,000,000 plus 50% of the net proceeds of the sale of equity interests in the Equityholder received by the Equityholder after the Closing Date minus 100% of the shares redeemed or repurchased by the Equityholder and (ii) its status as a “business development company” under the 1940 Act;
then, at the election of the Administrative Agent, by written notice to the Borrower (with a copy to the Collateral Custodian and the Collateral Agent) (a “Servicer Direction Notice”), the Borrower shall (i) not permit the Servicer to (x) consent to modifications to Loans, (y) consent to any acquisition or disposition of Loans or (z) take any other action with respect to the Borrower, the Collateral or the Transaction Documents specified by the Administrative Agent (or its representative) to the Servicer in its sole discretion from time to time (each, a “Specified Transaction”), (ii) cause the Servicer to have the prior written consent of the Administrative Agent in its sole discretion prior to directing the Borrower to enter into any Specified Transaction and (iii) seek to sell, or cause the Servicer to seek to sell, in each case at the direction of the Administrative Agent, the Loan Assets for fair value on commercially reasonable terms and conditions. After the delivery of a Servicer Direction Notice, if the Servicer violates in any material respect any of the covenants specified in this paragraph, then, notwithstanding anything herein to the contrary, the Administrative Agent may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement upon delivery of a Servicer Termination Notice thereby.
Notwithstanding anything in this Section 6.12 to the contrary, upon the occurrence of either (i) a Cause Event or (ii) the thirtieth (30th) day (or such longer time as consented to by the Administrative Agent in its sole discretion (not to be unreasonably withheld, conditioned or delayed)) after the occurrence and during the continuance of a Servicer Default and the acceleration of the Aggregate Unpaids in accordance with Section 10.2(a) (and for the avoidance of doubt, without regard to any applicable Servicer Purchase Right Period as a result of such
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acceleration), the Administrative Agent may, by written notice to the Servicer (with a copy to the Collateral Custodian and Collateral Agent) (a “Servicer Termination Notice”), terminate all of the rights and obligations of the Servicer as Servicer under this Agreement.
SECTION 6.13.Appointment of Successor Servicer.
(a)On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to Section 6.12, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer and the Administrative Agent and shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.7, Section 2.8 or Section 2.9, as applicable, the Servicing Fee therefor until such date. The Administrative Agent may, following the direction of the Required Lenders, at any time following delivery of a Servicer Termination Notice in its sole discretion, appoint a successor servicer (the “Successor Servicer”) (which successor, if not UBS or an Affiliate of the Servicer which regularly, and as its ordinary course of business, services or manages similarly composed portfolio of assets, has been reasonably approved by the Required Lenders), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Administrative Agent and each Lender. In the event that a Successor Servicer has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Administrative Agent shall petition a court of competent jurisdiction to appoint any established financial institution or asset manager, having a net worth of not less than United States $50,000,000 and whose regular business includes the servicing of Collateral, as the Successor Servicer hereunder.
(b)Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer to the Borrower with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer; provided that, the Successor Servicer shall have (i) no liability with respect to any action performed by the terminated Servicer prior to the date that the Successor Servicer becomes the successor to the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to pay any taxes required to be paid by the Servicer (provided that, the Successor Servicer shall pay any income taxes for which it is liable), (iii) no obligation to pay any of the fees and expenses of any other party to the transactions contemplated hereby, and (iv) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer, including the original Servicer. The indemnification obligations of the Successor Servicer upon becoming a Successor Servicer, are expressly limited to those arising on account of its failure to act in good faith and with reasonable care under the circumstances. In addition, the Successor Servicer shall have no liability relating to the representations and warranties of the Servicer contained in Article IV.
(c)All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of this Agreement and shall pass to and be vested in the Borrower and, without limitation, the Borrower is hereby authorized
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and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Borrower in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing of the Collateral.
(d)Notwithstanding anything contained in this Agreement to the contrary, a Successor Servicer is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Servicer relating to the Loans (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and such Successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Successor Servicer making or continuing any Errors (collectively, “Continued Errors”), such Successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; provided that, such Successor Servicer agrees to use its best efforts to prevent further Continued Errors. In the event that the Successor Servicer becomes aware of Errors or Continued Errors, it shall, with the prior consent of the Administrative Agent, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors.
(e)Notwithstanding any provision of this Agreement to the contrary, in no event shall the Administrative Agent deliver a Servicer Termination Notice except after the expiration of the Servicer Purchase Right Period.
ARTICLE VII

THE COLLATERAL AGENT
SECTION 7.1.Designation of the Collateral Agent.
(a)Initial Collateral Agent. Each of the Borrower, the Lenders and the Administrative Agent hereby designate and appoint the Collateral Agent to act as its agent for the purposes of perfection of a security interest in the Collateral and hereby authorizes the Collateral Agent to take such actions on its behalf and on behalf of each of the Secured Parties and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. The Collateral Agent hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement, until its resignation or removal as Collateral Agent pursuant to the terms hereof.
(b)Successor Collateral Agent. Upon the Collateral Agent’s receipt of Collateral Agent Termination Notice from the Administrative Agent of the designation of a successor Collateral Agent pursuant to the provisions of Section 7.5, the Collateral Agent agrees that it will terminate its activities as Collateral Agent hereunder.
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(c)Secured Party. The Administrative Agent and the Lenders hereby appoint State Street, in its capacity as Collateral Agent hereunder, as their agent for the purposes of perfection of a security interest in the Collateral. State Street, in its capacity as Collateral Agent hereunder, hereby accepts such appointment and agrees to perform the duties set forth in Section 7.2(b).
SECTION 7.2.Duties of the Collateral Agent.
(a)Appointment. The Borrower, the Lenders and the Administrative Agent, as agent for the Secured Parties, each hereby appoints State Street to act as Collateral Agent, for the benefit of the Secured Parties, as from time to time designated pursuant to Section 7.1. The Collateral Agent hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.
(b)Duties. From the Closing Date, and until its removal pursuant to Section 7.5, the Collateral Agent shall perform, on behalf of the Administrative Agent and the Secured Parties, the following duties and obligations.
(i)The Collateral Agent shall re-calculate (based solely on information provided to the Collateral Agent by the Servicer) amounts to be remitted pursuant to Sections 2.7, 2.8 and 2.9 to the applicable parties and notify the Servicer and the Administrative Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Servicing Report (such dispute to be resolved in accordance with Section 2.21); and
(ii)The Collateral Agent shall make payments pursuant to the terms of the Servicing Report or as otherwise directed in accordance with Sections 2.7, 2.8 and 2.9.
(iii)In no instance shall the Collateral Agent be under any duty or obligation to take any action on behalf of the Servicer in respect of the exercise of any voting or consent rights, or similar actions, unless it receives specific written instructions from the Servicer, prior to the occurrence of a Termination Event or the Administrative Agent, after the occurrence of a Termination Event, in which event the Collateral Agent shall vote, consent or take such other action in accordance with such instructions.
(c) (i)    The Administrative Agent, each Lender and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or
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any of the Loans now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 7.2(c) shall be deemed to relieve the Borrower or the Servicer of their respective obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral in accordance with Section 5.1(f) and Section 5.3(e).
(ii)The Administrative Agent may direct the Collateral Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that, the Collateral Agent shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Agent, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Agent to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Agent requests the consent of the Administrative Agent and the Collateral Agent does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.
(iii)Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement (x) unless and until (and to the extent) expressly so directed by the Administrative Agent or (y) prior to the Termination Date (and upon such occurrence, the Collateral Agent shall act in accordance with the written instructions of the Administrative Agent pursuant to clause (x)). The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including a Termination Event, unless a Responsible Officer of the Collateral Agent has actual knowledge of such matter or written notice thereof is received by the Collateral Agent. Notice or knowledge of any matter by UBS in its capacity as Administrative Agent or Lender and other publicly filed information shall not constitute actual knowledge of a Responsible Officer of the Collateral Agent or notice to the Collateral Agent.
(d)If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, the Collateral Agent may request written instructions from the Administrative Agent as to the course of action desired by it. If the Collateral Agent does not receive such instructions within two (2) Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action
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inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.
(e)Concurrently herewith, the Administrative Agent directs the Collateral Agent and the Collateral Agent is authorized to enter into the Securities Account Control Agreement. For the avoidance of doubt, all of the Collateral Agent’s rights, protections and immunities provided herein shall apply to the Collateral Agent for any actions taken or omitted to be taken under the Securities Account Control Agreement in such capacity.
(f)The parties hereto acknowledge that, in accordance with the Customer Identification Program requirements under the USA PATRIOT Act and its implementing regulations, the Collateral Agent in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Agent. The Borrower hereby agrees that it shall provide the Collateral Agent with such information as it may request, including the Borrower’s name, physical address, tax identification number and other information, that will help the Collateral Agent to identify and verify the Borrower’s identity (and, in certain circumstances, the beneficial owners thereof), such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.
SECTION 7.3.Merger or Consolidation.
Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Agent substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Agent hereunder, shall be the successor to the Collateral Agent under this Agreement without further act on the part of any of the parties to this Agreement provided such Person is organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), and (a) has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent.
SECTION 7.4.Collateral Agent Compensation.
As compensation for its Collateral Agent activities hereunder, the Collateral Agent shall be entitled to receive the Collateral Agent and Portfolio Administration Fee to the extent of funds available therefor pursuant to Section 2.7(1), Section 2.8(a)(1) and Section 2.9(1), as applicable. The Collateral Agent’s entitlement to receive the Collateral Agent and Portfolio Administration Fee shall cease (excluding any unpaid outstanding amounts as of that date) on the earliest to occur of: (i) its removal as Collateral Agent pursuant to Section 7.5, (ii) its resignation as Collateral Agent pursuant to Section 7.7 or (iii) the termination of this Agreement.
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SECTION 7.5.Collateral Agent Removal.
The Collateral Agent may be removed, with or without cause, by the Administrative Agent by thirty (30) days’ notice given in writing to the Collateral Agent, the Servicer and the Borrower (the “Collateral Agent Termination Notice”); provided that, notwithstanding its receipt of a Collateral Agent Termination Notice, the Collateral Agent shall continue to act in such capacity until a successor Collateral Agent has been appointed and has agreed to act as Collateral Agent hereunder; provided further that, the Collateral Agent shall continue to receive compensation of its fees and expenses in accordance with Section 7.4 above while so serving as the Collateral Agent prior to a successor Collateral Agent being appointed.
SECTION 7.6.Limitation on Liability.
(a)The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (i) the written instructions of any designated officer of the Administrative Agent or (ii) the verbal instructions of the Administrative Agent.
(b)The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(c)The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.
(d)The Collateral Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact (in each case, prior to the occurrence and continuation of a Termination Event, that are not Prohibited Transferees), and shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.
(e)The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Agent shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.
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(f)The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent.
(g)The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.
(h)It is expressly agreed and acknowledged that the Collateral Agent is not overseeing or guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.
(i)Subject in all cases to the last sentence of Section 2.21, in case any reasonable question arises as to its duties hereunder, the Collateral Agent may, prior to the occurrence of a Termination Event or the Termination Date, request instructions from the Servicer and may, after the occurrence of a Termination Event or the Termination Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Agent shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(j)The Collateral Agent shall not be liable for the acts or omissions of the Collateral Custodian under this Agreement and shall not be required to monitor the performance of the Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Agent shall have no duty to perform any of the duties of the Collateral Custodian under this Agreement.
(k)It is expressly acknowledged by the parties hereto that application and performance by the Collateral Agent of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Servicer, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party with respect to the Loan, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate).
(l)In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Agent as contemplated by this Agreement.
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SECTION 7.7.Collateral Agent Resignation.
The Collateral Agent may resign at any time by giving not less than ninety (90) days written notice thereof to the Administrative Agent and the Servicer and with the consent of the Administrative Agent, which consent shall not be unreasonably withheld. Upon receiving such notice of resignation, the Administrative Agent and, so long as no Termination Event has occurred and is continuing, the Servicer shall promptly appoint a successor collateral agent or collateral agents by written instrument, in duplicate, executed by the Administrative Agent, one copy of which shall be delivered to the Collateral Agent so resigning and one copy to the successor collateral agent or collateral agents, together with a copy to each of the Borrower, Servicer and Collateral Custodian. If no successor collateral agent shall have been appointed and an instrument of acceptance by a successor Collateral Agent shall not have been delivered to the Collateral Agent within forty-five (45) days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Agent may not resign prior to a successor Collateral Agent being appointed.
ARTICLE VIII

THE COLLATERAL CUSTODIAN
SECTION 8.1.Designation of Collateral Custodian.
(a)Initial Collateral Custodian. The role of Collateral Custodian with respect to the Required Loan Documents shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 8.1. Each of the Borrower, the Lenders and the Administrative Agent hereby designates and appoints the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof.
(b)Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 8.5, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder.
SECTION 8.2.Duties of Collateral Custodian.
(a)Appointment. The Borrower, the Lenders and the Administrative Agent each hereby appoints State Street to act as Collateral Custodian, for the benefit of the Secured Parties. The Collateral Custodian hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto set forth herein.
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(b)Duties. From the Closing Date, and until its removal pursuant to Section 8.5, the Collateral Custodian shall perform, on behalf of the Administrative Agent and the Secured Parties, the following duties and obligations:
(i)The Collateral Custodian shall take and retain custody of the Required Loan Documents in electronic form delivered by the Borrower pursuant to Section 3.2 hereof in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties. Within five (5) Business Days of its receipt of any Required Loan Documents and the related Loan Checklist, the Collateral Custodian shall review the Required Loan Documents to confirm that (A) the Obligor name matches the Loan Checklist, (B) such Required Loan Documents, if applicable, have been executed by the parties thereto (either the original or a copy, as indicated on the Loan Checklist) and have no missing or mutilated pages, (C) each item listed in the Loan Checklist has been provided to the Collateral Custodian, and (D) the related original Loan balance (based on a comparison to the note or assignment agreement, as applicable), is greater than or equal to the loan balance listed on the related Loan Tape (such items (A) through (D) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Required Loan Documents hereunder to the Collateral Custodian, the Servicer shall provide to the Collateral Custodian a hard copy (which may be preceded by an electronic copy, as applicable) of the related Loan Checklist which contains the Loan information with respect to the Required Loan Documents being delivered, identification number and the name of the Obligor with respect to each Loan. Notwithstanding anything herein to the contrary, the Collateral Custodian’s obligation to review the Required Loan Documents shall be limited to reviewing such Required Loan Documents based on the information provided on the Loan Checklist. If, at the conclusion of such review, the Collateral Custodian is unable to confirm clauses (A) or (D) of the Review Criteria, the Collateral Custodian shall notify the Administrative Agent and the Servicer of such discrepancy within one (1) Business Day, or (2) any other Review Criteria is not satisfied, the Collateral Custodian shall within one (1) Business Day notify the Servicer of such determination and provide the Servicer with a list of the non-complying Loans and the applicable Review Criteria that they fail to satisfy. The Servicer shall have ten (10) Business Days to correct any non-compliance with any Review Criteria. If after the conclusion of such time period the Servicer has still not cured any non-compliance by a Loan with any Review Criteria, the Collateral Custodian shall promptly notify the Borrower and the Administrative Agent of such determination by providing a written report to such persons identifying, with particularity, each Loan and each of the applicable Review Criteria that such Loan fails to satisfy. In addition, if requested in writing in the form of Exhibit G by the Servicer and approved by the Administrative Agent within ten (10) Business Days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return any Loan which fails to satisfy a Review Criteria to the Borrower. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Required Loan Documents.
(ii)In taking and retaining custody of the Required Loan Documents, the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that, the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Required Loan Documents or the instruments therein; provided further that, the Collateral Custodian’s duties shall be limited to those expressly contemplated herein.
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(iii)All original Required Loan Documents delivered to the Collateral Custodian, if any, shall be kept in fire resistant vaults, rooms or cabinets at the address of the Collateral Custodian located in Massachusetts or at DTCC Newport Office Center, 570 Washington Blvd, Jersey City, NJ 07310, Attn: 5th Floor/NY Window/Robert Mendez, FBO: State Street Bank & Trust for account XXXX (SSB Fund Number), or at such other office as shall be specified to the Administrative Agent and the Servicer by the Collateral Custodian in a written notice delivered at least thirty (30) days prior to such change. All Required Loan Documents shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. The Collateral Custodian shall clearly segregate the Required Loan Documents on its inventory system and will not commingle the physical Required Loan Documents with any other files of the Collateral Custodian other than those, if any, relating to SL Investment Fund II LLC and its Affiliates and its Subsidiaries; provided that, the Collateral Custodian shall segregate any commingled files upon written request of the Administrative Agent and the Borrower.
(iv)On each Reporting Date, the Collateral Custodian shall provide a written report to the Administrative Agent and the Servicer (in a form mutually agreeable to the Administrative Agent and the Collateral Custodian) identifying each Loan for which it holds Required Loan Documents and the applicable Review Criteria that any Loan fails to satisfy.
(v)Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Custodian shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Custodian. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Custodian shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.
(vi)If, in performing its duties under this Agreement, the Collateral Custodian is required to decide between alternative courses of action, the Collateral Custodian may request written instructions from the Servicer as to the course of action desired by the Servicer; provided that if a Termination Event or Unmatured Termination Event occurs and is continuing, the Collateral Custodian shall request written instructions from the Administrative Agent. If the Collateral Custodian does not receive such instructions within two (2) Business Days after it has requested them, the Collateral Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Custodian shall act in accordance with instructions received after such two (2) Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions. The Collateral Custodian shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.
(c) (i)    The Collateral Custodian agrees to cooperate with the Administrative Agent and the Collateral Agent and deliver any Required Loan
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Documents to the Collateral Agent or Administrative Agent (pursuant to a written request in the form of Exhibit G), as applicable, as requested in order to take any action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including any rights arising with respect to Article X. In the event the Collateral Custodian receives instructions from the Collateral Agent, the Servicer or the Borrower which conflict with any instructions received by the Administrative Agent, the Collateral Custodian shall rely on and follow the instructions given by the Administrative Agent.
(ii)The Administrative Agent may direct the Collateral Custodian to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Collateral Custodian hereunder, the Collateral Custodian shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Administrative Agent; provided that, the Collateral Custodian shall not be required to take any action hereunder at the request of the Administrative Agent, any Secured Party or otherwise if the taking of such action, in the reasonable determination of the Collateral Custodian, (x) shall be in violation of any Applicable Law or contrary to any provisions of this Agreement or (y) shall expose the Collateral Custodian to liability hereunder or otherwise (unless it has received indemnity which it reasonably deems to be satisfactory with respect thereto). In the event the Collateral Custodian requests the consent of the Administrative Agent and the Collateral Custodian does not receive a consent (either positive or negative) from the Administrative Agent within ten (10) Business Days of its receipt of such request, then the Administrative Agent shall be deemed to have declined to consent to the relevant action.
(iii)The Collateral Custodian shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Custodian, or the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder, including a Termination Event, unless a Responsible Officer of the Collateral Custodian has actual knowledge of such matter or written notice thereof is received by the Collateral Custodian. Notice or knowledge of any matter by UBS in its capacity as Administrative Agent or Lender and other publicly filed information shall not constitute actual knowledge of a Responsible Officer of the Collateral Custodian or notice to the Collateral Custodian.
(iv)The parties hereto acknowledge that, in accordance with the Customer Identification Program requirements under the USA PATRIOT Act and its implementing regulations, the Collateral Custodian in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Custodian. The Borrower hereby agrees that it shall provide the Collateral Custodian with such information as it may request, including the Borrower’s name, physical address, tax identification number and other information, that will help the Collateral Custodian to identify and verify the Borrower’s identity (and, in certain circumstances, the beneficial owners thereof), such as organizational documents,
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certificate of good standing, license to do business, or other pertinent identifying information.
SECTION 8.3.Merger or Consolidation.
Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement.
SECTION 8.4.Collateral Custodian Compensation.
As compensation for its collateral custodian activities hereunder, the Collateral Custodian shall be entitled to a Collateral Agent and Portfolio Administration Fee pursuant to the provision of Section 2.7(1), Section 2.8(a)(1) or Section 2.9(1), as applicable. The Collateral Custodian’s entitlement to receive the Collateral Agent and Portfolio Administration Fee shall cease (excluding any unpaid outstanding amounts as of that date) on the earlier to occur of: (i) its removal as Collateral Custodian pursuant to Section 8.5, (ii) its resignation as Collateral Custodian pursuant to Section 8.7 or (iii) the termination of this Agreement.
SECTION 8.5.Collateral Custodian Removal.
The Collateral Custodian may be removed, with or without cause, by the Administrative Agent by thirty (30) days’ notice given in writing to the Collateral Custodian, the Servicer and the Borrower (the “Collateral Custodian Termination Notice”); provided that, notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until a successor Collateral Custodian has been appointed, has agreed to act as Collateral Custodian hereunder, and has received all Required Loan Documents held by the previous Collateral Custodian.
SECTION 8.6.Limitation on Liability.
(a)The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the verbal instructions of the Administrative Agent.
(b)The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(c)The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or
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law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.
(d)The Collateral Custodian may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact (in each case, prior to the occurrence and continuation of a Termination Event, that are not Prohibited Transferees), and shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.
(e)The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.
(f)The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian.
(g)The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder.
(h)The Collateral Custodian shall not be liable for the acts or omissions of the Collateral Agent under this Agreement and shall not be required to monitor the performance of the Collateral Agent. Notwithstanding anything herein to the contrary, the Collateral Custodian in such capacity shall have no duty to perform any of the duties of the Collateral Agent under this Agreement.
(i)It is expressly agreed and acknowledged that the Collateral Custodian is not overseeing or guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.
(j)Subject in all cases to the last sentence of Section 8.2(c)(i), in case any reasonable question arises as to its duties hereunder, the Collateral Custodian may, prior to the occurrence of a Termination Event or the Termination Date, request instructions from the Servicer and may, after the occurrence of a Termination Event or the Termination Date, request instructions from the Administrative Agent, and shall be entitled at all times to refrain from taking any action unless it has received instructions from the Servicer or the Administrative Agent, as applicable. The Collateral Custodian shall in all events have no liability, risk or cost for any action taken pursuant to and in compliance with the instruction of the Administrative Agent. In no event shall the Collateral Custodian be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the
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Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action.
(k)It is expressly acknowledged by the parties hereto that application and performance by the Collateral Custodian of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information, and notices provided to it by the Servicer, the Administrative Agent, the Borrower and/or any related bank agent, obligor or similar party, and the Collateral Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such Persons and shall be entitled to update its records (as it may deem necessary or appropriate).
(l)In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, or regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement.
SECTION 8.7.The Collateral Custodian Resignation.
The Collateral Custodian may resign and be discharged from its duties or obligations hereunder, not earlier than ninety (90) days after delivery to the Administrative Agent and the Servicer of written notice of such resignation specifying a date when such resignation shall take effect. Upon the effective date of such resignation, or if the Administrative Agent gives Collateral Custodian written notice of an earlier termination hereof, Collateral Custodian shall (i) be reimbursed for any costs and expenses Collateral Custodian shall incur in connection with the termination of its duties under this Agreement and (ii) deliver all of the Required Loan Documents in the possession of Collateral Custodian to the Administrative Agent or to such Person as the Administrative Agent may designate to Collateral Custodian in writing upon the receipt of a request in the form of Exhibit G; provided that, the Borrower shall consent to any successor Collateral Custodian appointed by the Administrative Agent (such consent not to be unreasonably withheld). If no successor Collateral Custodian shall have been appointed and an instrument of acceptance by a successor Collateral Custodian shall not have been delivered to the Collateral Custodian within 45 days after the giving of such notice of resignation, the resigning Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor Collateral Custodian. Notwithstanding anything herein to the contrary, the Collateral Custodian may not resign prior to a successor Collateral Custodian being appointed.
SECTION 8.8.Release of Documents.
(a)Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from the Servicer of a request for release of documents and receipt in the form annexed hereto as Exhibit G, to release to the Servicer within two (2) Business Days of receipt of such request, the related Required Loan Documents or the documents set forth in such request and receipt to the Servicer. All documents so released to the
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Servicer shall be held by the Servicer in trust for the benefit of the Collateral Agent, on behalf of the Secured Parties in accordance with the terms of this Agreement. The Servicer shall return to the Collateral Custodian the Required Loan Documents or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the Servicer’s need therefor in connection with such foreclosure or servicing no longer exists, unless the Loan shall be liquidated, in which case, the Servicer shall deliver an additional request for release of documents to the Collateral Custodian and receipt certifying such liquidation from the Servicer to the Collateral Custodian, all in the form annexed hereto as Exhibit G.
(b)Limitation on Release. The foregoing provision with respect to the release to the Servicer of the Required Loan Documents and documents by the Collateral Custodian upon request by the Servicer shall be operative only to the extent that the Administrative Agent has consented to such release. Promptly after delivery to the Collateral Custodian of any request for release of documents, the Servicer shall provide notice of the same to the Administrative Agent. Any additional Required Loan Documents or documents requested to be released by the Servicer may be released only upon written authorization of the Administrative Agent. The limitations of this paragraph shall not apply to the release of Required Loan Documents to the Servicer pursuant to the immediately succeeding subsection.
(c)Release for Payment. Upon receipt by the Collateral Custodian of the Servicer’s request for release of documents and receipt in the form annexed hereto as Exhibit G (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account as provided in this Agreement), the Collateral Custodian shall promptly release the related Required Loan Documents to the Servicer; provided that, the Collateral Custodian shall release the Required Loan Documents related to any REO Asset to the Servicer in connection with the Servicer’s exercise of remedies thereon promptly upon the Servicer’s request.
SECTION 8.9.Return of Required Loan Documents.
The Borrower may require that the Collateral Custodian return each Required Loan Document (a) delivered to the Collateral Custodian in error, (b) for which a Substitute Loan has been substituted in accordance with Section 2.17, (c) as to which the related Loan has been repaid in full and the lien on the Related Property has been so released pursuant to Section 9.2, (d) that has been transferred to the Borrower pursuant to Section 2.17, (e) that has been the subject of an Optional Sale pursuant to Section 2.18, (f) that has been the subject of a Discretionary Sale or a Lien Release Dividend pursuant to Section 2.19 or (g) that is required to be redelivered to the Borrower in connection with the termination of this Agreement, in each case by submitting to the Collateral Custodian and the Administrative Agent a written request in the form of Exhibit G hereto (signed by the Borrower) specifying the Required Loan Documents to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower promptly, but in any event within five (5) Business Days, return the Required Loan Documents so requested to the Borrower.
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SECTION 8.10.Access to Certain Documentation and Information Regarding the Collateral; Audits.
The Collateral Custodian shall provide to the Administrative Agent and each Lender access to the Required Loan Documents and all other documentation regarding the Collateral including in such cases where the Administrative Agent and each Lender is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two (2) Business Days prior written request, (ii) during normal business hours and (iii) subject to the Servicer’s and Collateral Custodian’s normal security and confidentiality procedures. Prior to the Closing Date and periodically thereafter at the discretion of the Administrative Agent and each Lender, the Administrative Agent and each Lender may review the Servicer’s collection and administration of the Collateral in order to assess compliance by the Servicer with the Servicing Standard, as well as with this Agreement and may conduct an audit of the Collateral, and Required Loan Documents in conjunction with such a review (which audit (x) shall be coordinated by the Administrative Agent and (y) may take the form of a bank meeting); provided that, prior to the occurrence and continuation of a Termination Event or an Unmatured Termination Event, the Borrower shall be obligated to pay for only one (1) such audits per annum. Without limiting the foregoing provisions of this Section 8.10, from time to time on request of the Administrative Agent, the Collateral Custodian shall permit certified public accountants or other independent auditors acceptable to the Administrative Agent to conduct, at the Borrower’s expense, a review of the Required Loan Documents and all other documentation regarding the Collateral.
SECTION 8.11.Bailment.
The Collateral Custodian agrees that, with respect to any Required Loan Documents at any time or times in its possession or held in its name, the Collateral Custodian shall be the agent and bailee of the Collateral Agent, for the benefit of the Secured Parties, for purposes of perfecting (to the extent not otherwise perfected) the Collateral Agent’s security interest in the Collateral and for the purpose of ensuring that such security interest is entitled to first priority status under the UCC.
ARTICLE IX

SECURITY INTEREST
SECTION 9.1.Grant of Security Interest.
The parties to this Agreement intend that this Agreement constitute a security agreement and the transactions effected hereby constitute secured loans by the applicable Lenders to the Borrower under Applicable Law. For such purpose, the Borrower hereby pledges, collaterally assigns and grants as of the Closing Date to the Collateral Agent, for the benefit of the Secured Parties, a lien and continuing security interest in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all Collateral, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located, to secure the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Aggregate Unpaids arising in connection with this Agreement and each other Transaction Document, whether now or hereafter
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existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Aggregate Unpaids. The grant of a security interest under this Section 9.1 does not constitute and is not intended to result in a creation or an assumption by the Collateral Agent, the Collateral Custodian, the Administrative Agent, the Lenders or any of the Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent, on behalf of the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral and (iii) none of the Collateral Agent, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Collateral Agent, the Collateral Custodian, the Administrative Agent, the Lenders or any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
SECTION 9.2.Release of Lien on Collateral.
At the same time as (i) any Collateral expires by its terms and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account, (ii) such Loan is transferred or replaced in accordance with Section 2.17, (iii) such Loan has been the subject of an Optional Sale pursuant to Section 2.18, (iv) such Loan has been the subject of a Discretionary Sale or a Lien Release Dividend pursuant to Section 2.19 or (v) this Agreement terminates in accordance with Section 13.6, the Collateral Agent, on behalf of the Secured Parties will, to the extent requested by the Servicer, release its interest in such Collateral. In connection with any sale of such Collateral, the Collateral Agent, on behalf of the Secured Parties, will after the deposit by the Servicer of the Proceeds of such sale into the Collection Account, at the sole expense of the Servicer, execute and deliver to the Servicer any assignments, bills of sale, termination statements and any other releases and instruments as the Servicer may reasonably request in order to effect the release and transfer of such Collateral; provided that, the Collateral Agent, on behalf of the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such sale or transfer and assignment. Nothing in this section shall diminish the Servicer’s obligations pursuant to Section 6.5 with respect to the Proceeds of any such sale.
SECTION 9.3.Further Assurances.
The provisions of Section 13.12 shall apply to the security interest granted under Section 9.1 as well as to the Advances hereunder.
SECTION 9.4.Remedies.
Subject to the provisions of Section 10.2, upon the occurrence of a Termination Event, the Collateral Agent and Secured Parties shall have, with respect to the Collateral granted pursuant to Section 9.1, and in addition to all other rights and remedies available to the Collateral Agent and Secured Parties under this Agreement or other Applicable Law, all rights and remedies of a secured party upon default under the UCC.
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SECTION 9.5.Waiver of Certain Laws.
Each of the Borrower and the Servicer agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Servicer, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Collateral Agent or the Administrative Agent on its behalf or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Collateral Agent or such court may determine.
SECTION 9.6.Power of Attorney.
Each of the Borrower and the Servicer hereby irrevocably appoints each of the Collateral Agent and the Administrative Agent as its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement following the occurrence and during the continuance of a Termination Event, including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Servicer hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent, the Administrative Agent or a Lender, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent, the Administrative Agent or such Lender all proper bills of sale, assignments, releases and other instruments as may be designated in any such request.
ARTICLE X

TERMINATION EVENTS
SECTION 10.1.Termination Events.
The following events shall be Termination Events (“Termination Events”) hereunder:
(a)the failure of the Borrower or the Equityholder to make any payment when due under one or more agreements for borrowed money owing by it (other than, in the case of the Borrower, this Agreement) to which it is a party in an aggregate amount in excess of (i) with respect to the Borrower, $500,000, and (ii) with respect to the
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Equityholder, $10,000,000, in each case in excess of any amounts disputed in good faith by such Person and, in each case, such default is not cured within the applicable cure period, if any, provided for under such agreement; or
(b)any failure on the part of the Borrower or the Equityholder duly to observe or perform in any material respect any other covenants or agreements of such Person (other than those specifically addressed by a separate Termination Event), as applicable, set forth in this Agreement or the other Transaction Documents to which such Person is a party and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person and (ii) the date on which a Responsible Officer of such Person acquires knowledge thereof; or
(c)the occurrence of an Insolvency Event relating to the Borrower or the Equityholder; or
(d)the occurrence of a Servicer Default past any applicable notice or cure period provided in the definition thereof; or
(e)the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $500,000 (or $10,000,000 with respect to the Equityholder) against the Borrower or the Equityholder, and such Person shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; or
(f)the failure of the Borrower to qualify as a bankruptcy remote-entity based upon criteria set forth in Section 4.1(v), such that reputable counsel of national standing could no longer render a substantive non-consolidation opinion with respect thereto; or
(g) (1)    any Transaction Document, or any Lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or the Servicer,
(2)the Borrower, the Equityholder, the Servicer or any other Governmental Authority shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder, or
(3)any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest (subject only to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or
(h)a Borrowing Base Deficiency occurs and continues unremedied in excess of the applicable time period set forth under Section 2.22. During the period of time that
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such event remains unremedied, no additional Advances will be made under this Agreement; or
(i)failure on the part of the Borrower or the Equityholder to make any payment or deposit in an aggregate amount in excess of $500,000 (including, without limitation, with respect to bifurcation and remittance of Interest Collections and Principal Collections or any other payment or deposit required to be made by the terms of the Transaction Documents, including, without limitation, to any Secured Party, Affected Party or Indemnified Party) required by the terms of any Transaction Document (other than Section 2.3) within three (3) Business Days of the day such payment or deposit is required to be made; provided that if any such failure is solely due to an administrative error or omission by the Servicer, the Administrative Agent or the Collateral Agent, within five (5) Business Days of the day such payment or deposit is required to be made; or
(j)the Borrower, the pool of Collateral or the Equityholder shall become required to register as an “investment company” within the meaning of the 1940 Act (provided that it is understood that the Equityholder has elected to be regulated as a “business development company” for purposes of the 1940 Act); or
(k)the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower and such lien (other than for a Permitted Lien) shall not have been released within five (5) Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower and such lien shall not have been released within five (5) Business Days; or
(l)any representation, warranty or certification made by the Borrower or the Equityholder in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a Material Adverse Effect and which continues to be unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to such Person and (ii) the date on which a Responsible Officer of such Person acquires knowledge thereof; or
(m)failure to pay, on the Termination Date, the outstanding principal of all outstanding Advances, if any, and all Interest and all fees accrued and unpaid thereon together with all other Aggregate Unpaids, including, but not limited to, any Prepayment Penalty; or
(n)without limiting the generality of Section 10.1(i) above, failure of the Borrower to pay Interest within two (2) Business Days of any Payment Date or within two (2) Business Days of when otherwise due; or
(o)the Borrower ceases to have a valid, perfected ownership interest in all of the Collateral (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or
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(p)the Borrower, the Equityholder or the Servicer fails to observe or perform any agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral, and such failure is not cured within five (5) Business Days; or
(q)a Change of Control of the Borrower or the Equityholder occurs without the prior written consent of the Required Lenders; or
(r)(i) failure of the Borrower to maintain at least one Independent Director for more than seven days, (ii) the removal of any Independent Director of the Borrower without “cause” (as such term is defined in the organizational document of the Borrower) or without giving prior written notice to the Administrative Agent, each as required in the organizational documents of the Borrower or (iii) an Independent Director of the Borrower which is not provided by a nationally recognized service; or
(s)the Borrower makes any assignment or attempted assignment of their respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of each of the Lenders and the Administrative Agent, which consent may be withheld by any Lender or the Administrative Agent in the exercise of its sole and absolute discretion; or
(t)a breach of the representation in Section 4.1(oo).
SECTION 10.2.Remedies.
(a)Upon the occurrence of a Termination Event, (i) the Administrative Agent may, or (ii) the Administrative Agent, upon the direction of a Supermajority of the Lenders, shall, by notice to the Borrower, declare the Termination Date to have occurred; provided that, in the case of any event described in Section 10.1(c) or 10.1(d) (in the case of Section 10.1(d) due to the occurrence of an event described in Section 6.12(d)) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, (i) the Borrower shall cease purchasing Loans from any third party seller other than pursuant to binding commitments entered into prior to such time (provided that, (x) the Lenders shall have no obligation to advance any amounts hereunder in connection with the acquisition of such Loan and the Borrower shall not apply any amounts on deposit in the Principal Collections Account to the acquisition of such Loan, and (y) the Borrower shall not acquire such Loan if such action would worsen an existing Termination Event or cause the occurrence of a Termination Event), (ii) the Administrative Agent or all of the Lenders may declare the Advances to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) and any other Aggregate Unpaids to be immediately due and payable, and (iii) all proceeds and distributions in respect of the Related Security shall be distributed by the Collateral Agent (at the direction of the Administrative Agent) as described in Section 2.9 (provided that, the Borrower shall in any event remain liable to pay such Advances and all such amounts and Aggregate Unpaids immediately in accordance with Section 2.9). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, shall have, in addition to all other rights and remedies under this
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Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. Without limiting any obligation of the Servicer hereunder, the Borrower confirms and agrees that the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, (or any designee thereof, including, without limitation, the Servicer), following a Termination Event, shall, at its option, have the sole right to enforce the Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Administrative Agent, the Lenders or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document.
(b)Upon the declaration or occurrence of the Termination Date, the Reinvestment Period shall end and the Default Period shall commence. If, (i) upon the Administrative Agent’s or the Lenders’ declaration that the Advances made to the Borrower hereunder are immediately due and payable pursuant to this Section 10.2 upon the occurrence of a Termination Event, or (ii) on the Termination Date, in each case subject to the expiration of any related Servicer Purchase Right Period, the aggregate outstanding principal amount of the Advances, all accrued and unpaid fees and Interest and any other Aggregate Unpaids are not immediately paid in full, then the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent, in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lenders, to immediately sell (at the Servicer’s expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent may reasonably deem satisfactory, any or all of the Collateral and apply the proceeds thereof to the Aggregate Unpaids; provided that, during any Servicer Purchase Right Period, the Borrower, the Servicer or any Affiliate thereof may exercise its right of first refusal to repurchase the Collateral, in whole but not in part, prior to such sale at a purchase price that is not less than the amount of the Aggregate Unpaids.
(c)The parties recognize that it may not be possible to sell all of the Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the assets constituting the Collateral may not be liquid. Accordingly, the Administrative Agent may elect, in its sole discretion, the time and manner of liquidating any of the Collateral, and nothing contained herein shall obligate the Administrative Agent or the Collateral Agent (acting as directed by the Administrative Agent) to liquidate any of the Collateral on the date the Administrative Agent or all of the Lenders declare the Advances made to the Borrower hereunder to be immediately due and payable pursuant to this Section 10.2 or to liquidate all of the Collateral in the same manner or on the same Business Day.
(d)If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent proposes to sell the Collateral or any part thereof in one or more parcels at a public or private sale, at the request of the Collateral Agent or the Administrative Agent, as applicable, the Borrower and the Servicer shall make available to (i) the Administrative Agent, on a timely basis, all information (including any information that the Borrower and the Servicer is required by law or contract to be kept confidential, to the extent such information can be provided without violation of such laws; provided that (A) notwithstanding the foregoing, neither the Borrower nor the
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Servicer shall intentionally act or fail to act in a manner that causes a confidentiality restriction to exist or otherwise arise on any such information, (B) to the extent otherwise permissible under law, the Borrower and the Servicer shall provide the Administrative Agent written notice promptly (and in any event within one Business Day) after the earlier of obtaining actual knowledge or receiving written notice of the existence of confidentiality restriction which would preclude delivery of any information with respect to the Collateral, and (C) the Borrower and the Servicer shall undertake commercially reasonable efforts to remove any such confidentiality restrictions so that such information can be made available to the Administrative Agent) relating to the Collateral subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials reasonably requested by the Administrative Agent, and (ii) each prospective bidder, on a timely basis, all reasonable information relating to the Collateral subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant compliance certificates and any other materials reasonably requested by each such bidder; provided that with respect to this clause (ii), neither the Borrower nor the Servicer shall be required to disclose to each such bidder any information which it is required by law or contract to be kept confidential.
(e)Any amounts received from any sale or liquidation of the Collateral pursuant to this Section 10.2 in excess of the Aggregate Unpaids will be applied by the Collateral Agent (as directed by the Administrative Agent) in accordance with the provisions of Section 2.9, or as a court of competent jurisdiction may otherwise direct.
(f)Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Termination Event.
ARTICLE XI

INDEMNIFICATION
SECTION 11.1.Indemnities by the Borrower.
(a)Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Administrative Agent, the Lenders, the Collateral Agent, the Collateral Custodian, the Secured Parties, the Affected Parties and each of their respective Affiliates, assigns and officers, directors, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against or incurred by such Indemnified Party and other non-monetary damages of any such Indemnified Party or any of them arising out of or as a result of this Agreement or having an interest in the Collateral or in respect of any Loan included in the Collateral, excluding, however, any
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Indemnified Amounts to the extent resulting solely from (x) gross negligence or willful misconduct on the part of such Indemnified Party or (y) in respect of Taxes (other than those described in clause (xiii) of this Section 11.1(a) or Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim).
(b)Any amounts subject to the indemnification provisions of this Section 11.1 shall be paid by the Borrower to the Administrative Agent on behalf of the applicable Indemnified Party pursuant to Section 2.7 or 2.8, as applicable, on the Payment Date following such Person’s demand therefor (if given at least five (5) Business Days prior to such Payment Date, and, if not, on the next subsequent Payment Date) on behalf of the applicable Indemnified Party (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). The Administrative Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 11.1, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.
(c)If for any reason the indemnification provided above in this Section 11.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that, the Borrower shall not be required to contribute in respect of any Indemnified Amounts excluded in Section 11.1(a).
(d)If the Borrower has made any indemnity payments to the Administrative Agent, on behalf of an Indemnified Party, pursuant to this Section 11.1 and such payment fully indemnified such Indemnified Party and such Indemnified Party thereafter collects any payments from others in respect of such Indemnified Amounts, then such Indemnified Party will repay to the Borrower an amount equal to the amount it has collected from others in respect of such Indemnified Amounts.
(e)The obligations of the Borrower under this Section 11.1 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Servicer, the Collateral Agent or the Collateral Custodian and the termination of this Agreement.
(f)Notwithstanding anything contained in this Section 11.1 or otherwise in this Agreement or in any other Transaction Document, the Borrower shall not be liable to the Administrative Agent, the Lenders, any of the Secured Parties or any other Person for any consequential (including loss of profit), indirect, special or punitive damages under this Agreement or any other Transaction Document; provided that nothing contained in this sentence shall limit the Borrower's indemnification obligations hereunder to the extent such damages are included in a third party claim in connection with which an Indemnified Party is entitled to indemnification hereunder.
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SECTION 11.2.Indemnities by the Servicer.
(a)Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Indemnified Party by reason of any acts or omissions of the Servicer in connection with its obligations or duties under this Agreement, excluding however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of any Indemnified Party hereunder.
(b)Any amounts subject to the indemnification provisions of this Section 11.2 shall be paid by the Servicer to the Administrative Agent on behalf of the applicable Indemnified Party within thirty (30) days following receipt by the Servicer of the Administrative Agent’s written demand therefor on behalf of the applicable Indemnified Party (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). The Administrative Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 11.2, shall submit to the Servicer a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.
(c)If for any reason the indemnification provided above in Section 11.2 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Servicer shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that, the Servicer shall not be required to contribute in respect of any Indemnified Amounts excluded in Section 11.2(a).
(d)If the Servicer has made any indemnity payments to the Administrative Agent, on behalf of an Indemnified Party, pursuant to this Section 11.2 and such payment fully indemnified such Indemnified Party and such Indemnified Party thereafter collects any payments from others in respect of such Indemnified Amounts, then such Indemnified Party will repay to the Servicer an amount equal to the amount it has collected from others in respect of such Indemnified Amounts.
(e)The Servicer shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans.
(f)The obligations of the Servicer under this Section 11.2 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Collateral Agent or the Collateral Custodian and the termination of this Agreement.
(g)Any indemnification pursuant to this Section 11.2 shall not be payable from the Collateral.
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(h)The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.
(i)Notwithstanding anything contained in this Section 11.2 or otherwise in this Agreement or in any other Transaction Document, the Servicer shall not be liable to the Administrative Agent, the Lenders, any of the Secured Parties or any other Person for any consequential (including loss of profit), indirect, special or punitive damages under this Agreement or any other Transaction Document; provided that nothing contained in this sentence shall limit the Servicer’s indemnification obligations hereunder to the extent such damages are included in a third party claim in connection with which an Indemnified Party is entitled to indemnification hereunder. For the avoidance of doubt, the Servicer shall have no liability for making indemnification hereunder to the extent resulting solely from the performance or non-performance of the Loans (including without limitation any change in the market value of such Loan) or any loss in value of any Permitted Investment.
Each applicable Indemnified Party shall deliver to the Indemnifying Party under Section 11.1 and Section 11.2, within a reasonable time after such Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to the claim giving rise to the Indemnified Amounts. For the avoidance of doubt, this Section 11.2 shall not apply to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
SECTION 11.3.Legal Proceedings.
In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an “Action”) for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the “Indemnifying Party”) in writing of the nature and particulars of the Action; provided that, its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure has a Material Adverse Effect on the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action (subject to the exclusion in the first sentence of Section 11.1, the first sentence of Section 11.2 or Section 11.2(d), as applicable), the Indemnifying Party may assume the defense of the Action at its expense with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party after the Indemnifying Party has done so; provided that, if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified Party and the Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the reasonable legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party; provided further that, the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for such Indemnified Party, which firm (and local counsel, if any) shall be designated in writing to the
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Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that, the Indemnifying Party and its counsel shall, as reasonably requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action.
SECTION 11.4.After-Tax Basis.
Indemnification under Section 11.1 and Section 11.2 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity payment provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.
ARTICLE XII

THE ADMINISTRATIVE AGENT
SECTION 12.1.The Administrative Agent.
(a)Appointment. Each Lender and each Secured Party hereby appoints and authorizes the Administrative Agent as its agent and hereby further authorizes the Administrative Agent to appoint additional agents to act on its behalf and for the benefit of each of the Lenders and each Secured Party. Each Lender and each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Secured Party hereby appoints the Administrative Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may deem necessary or appropriate or that a Secured Party may reasonably request in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the
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Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact (in each case, prior to the occurrence and continuation of a Termination Event, that are not Prohibited Transferees) and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.
(c)Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Each Lender and each Secured Party hereby waives any and all claims against the Administrative Agent or any of its Affiliates for any action taken or omitted to be taken by the Administrative Agent or any of its Affiliates under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Servicer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made by any other Person in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower or the Servicer or to inspect the property (including the books and records) of the Borrower or the Servicer; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.
(d)Actions by Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Lenders; provided that, notwithstanding anything to the contrary
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herein, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action.
(e)Notice of Termination Event, Unmatured Termination Event or Servicer Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Termination Event, Unmatured Termination Event or Servicer Default, unless the Administrative Agent has received written notice from a Lender, the Borrower or the Servicer referring to this Agreement, describing such Termination Event, Unmatured Termination Event or Servicer Default and stating that such notice is a “Notice of Termination Event,” “Notice of Unmatured Termination Event” or “Notice of Servicer Default,” as applicable. The Administrative Agent shall (subject to Section 12.1(c)) take such action with respect to such Termination Event, Unmatured Termination Event or Servicer Default as may be requested by the Lenders acting jointly or as the Administrative Agent shall deem advisable or in the best interest of the Lenders.
(f)Credit Decision with Respect to the Administrative Agent. Each Lender and each Secured Party acknowledges that none of the Administrative Agent or any of its Affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Servicer or any of their respective Affiliates or review or approval of any of the Collateral, shall be deemed to constitute any representation or warranty by any of the Administrative Agent or its Affiliates to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender and Secured Party acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender and Secured Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party hereby agrees that the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Servicer or their respective Affiliates which may come into the possession of the Administrative Agent or any of its Affiliates.
(g)Indemnification of the Administrative Agent. Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Servicer), ratably in accordance the Pro Rata Share of its related Lender from and against
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any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder; provided that, the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct provided further that, no action taken in accordance with the directions of the Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Article XII. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with the Pro Rata Share of its related Lender promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Servicer.
(h)Successor Administrative Agent. The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least thirty (30) days’ written notice thereof to each Lender and the Borrower. Upon any such resignation or removal, the Required Lenders shall (provided that no Termination Event has occurred and is continuing, subject to the consent of the Borrower) appoint a successor Administrative Agent. Each Lender agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article XII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
(i)Payments by the Administrative Agent. Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with such Lender’s respective Pro Rata Share in the
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applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with such Lender’s most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.
SECTION 12.2.Reserved.
SECTION 12.3.Erroneous Payments.
(a)Each Lender, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent or the Collateral Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Secured Party (or any Affiliate of a Secured Party) or any other Person that the Administrative Agent or the Collateral Agent has determined in its sole discretion that such Person has received funds on behalf of a Lender, Secured Party or other Person (each such recipient, a “Payment Recipient”) from the Administrative Agent or the Collateral Agent or any of their Affiliates that were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent or the Collateral Agent (or any of their Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent or the Collateral Agent (or any of their Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent or the Collateral Agent (or any of their Affiliates) with respect to such payment, prepayment or repayment or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 12.3, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”) then such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent or the Collateral Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent or the Collateral Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly (and, in all events, within one (1) Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent or the Collateral Agent in writing of such occurrence.
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(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent or the Collateral Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent or the Collateral Agent, and upon demand from the Administrative Agent or the Collateral Agent such Payment Recipient shall (or, with respect to any Payment Recipient who received such funds on its behalf shall cause such Payment Recipient to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent or the Collateral Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent or the Collateral Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent or the Collateral Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent or the Collateral Agent for any reason, after demand therefor by the Administrative Agent or the Collateral Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent or the Collateral Agent and upon the Administrative Agent’s written notice to such Payment Recipient (i) such Payment Recipient shall be deemed to have assigned its Advances (but not its Commitments) to the Administrative Agent or the Collateral Agent or, at the option of the Administrative Agent or the Collateral Agent, the Administrative Agent’s or the Collateral Agent’s lending affiliate, in a principal amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent or the Collateral Agent may specify) (such assignment of the Advances (but not Commitments), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest, without further consent or approval of any party hereto and without any further payment by the Administrative Agent or the Collateral Agent or its lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment, and the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. As to any Erroneous Payment Deficiency Assignment, the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 13.16. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent or the Collateral Agent shall be subrogated to all the rights of such Payment Recipient with respect to such amount, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower (except to the extent that the funds used to make such Erroneous Payment were received from the Borrower as repayment of such Obligations, including any payments
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made from Collections for such purpose pursuant to Section 2.7 or 2.8) or any other Secured Party and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Aggregate Unpaids, the Aggregate Unpaids or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received (except to the extent that the funds used to make such Erroneous Payment were received from the Borrower as the repayment of such Obligations, including any payments made from Collections for such purpose pursuant to Section 2.7 or 2.8).
(f)Each Payment Recipient hereby authorizes the Administrative Agent or the Collateral Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Transaction Documents, or otherwise payable or distributable by the Administrative Agent or the Collateral Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent or the Collateral Agent under pursuant to this Section 12.3 or under the indemnification provisions of this Agreement.
(g)Each party’s obligations under this Section 12.3 shall survive the resignation or replacement of the Administrative Agent or the Collateral Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Transaction Document. Solely for purposes of this Section 12.3, each of the Collateral Agent and the Securities Intermediary are excluded from the definition of “Secured Party.”
ARTICLE XIII

MISCELLANEOUS
SECTION 13.1.Amendments and Waivers.
Except as provided in this Section 13.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Servicer, the Required Lenders and the Administrative Agent; provided that, no amendment, waiver or consent shall:
(a)increase the Commitment of any Lender or the amount of Advances of any Lender, in any case, without the written consent of such Lender;
(b)waive, extend or postpone any date fixed by this Agreement or any other Transaction Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitment hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby;
(c)reduce the principal of, or the rate of interest specified herein on, any Advance or Aggregate Unpaid, or any fees or other amounts payable hereunder or under
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any other Transaction Document without the written consent of each Lender directly and adversely affected thereby;
(d)change Sections 2.7, 2.8, 2.9 or any related definitions or provisions in a manner that would alter the order of application of proceeds or would alter the pro rata sharing of payments required thereby, in each case, without the written consent of each Lender directly and adversely affected thereby;
(e)change any provision of this Section or change the definitions of “Required Lenders,” “Supermajority” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;
(f)consent to the assignment or transfer by any party hereto of such Person’s rights and obligations under any Transaction Document to which it is a party (except as expressly permitted hereunder), in each case, without the written consent of each Lender;
(g)[reserved]; or
(h)release all or substantially all of the Collateral or release any Transaction Document (other than as specifically permitted or contemplated in this Agreement or the applicable Transaction Document) without the written consent of each Lender;
provided further that, (i) any amendment of this Agreement that is solely for the purpose of adding a Lender as contemplated hereby may be effected without the written consent of the Borrower or any Lender, (ii) no such amendment, waiver or modification materially adversely affecting the rights or obligations of the Collateral Agent or the Collateral Custodian shall be effective without the written agreement of such Person, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or any other Transaction Document, (iv) any amendment of the Agreement (a proposed copy of which shall be provided to the Borrower as soon as reasonably practicable prior to the execution thereof) that a Lender is advised by its legal or financial advisors (a copy of which advice, or reasonable summary thereof, shall be provided to the Borrower to the extent the Administrative Agent determines such information (x) is not proprietary, (y) can be provided without violation of law or contracts and (z) will not void any applicable privilege) to be necessary or desirable in order to avoid the consolidation of the Borrower with such Lender for accounting purposes may be effected without the written consent of the Borrower or any other Lender, and (v) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Transaction Documents (and such amendment shall become effective without any further action or consent of any other party to any Transaction Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
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Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 13.1 will occur prior to the applicable Benchmark Transition Start Date.
In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that the Administrative Agent provides prompt written notice of such amendment to the other parties hereto.
The Administrative Agent will promptly notify the Borrower, the Collateral Agent and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 13.1, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 13.1.
Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrower may revoke any pending request for an Advance to be made during any Benchmark Unavailability Period. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not available, the Base Rate shall be used instead of such Benchmark to calculate Interest.
SECTION 13.2.Notices, Etc.
All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by e-mail and facsimile copy) and mailed, e-mailed, faxed, transmitted or delivered, as to each party hereto, at its address set forth on Annex A to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a)
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notice by mail, five (5) days after being deposited in the United States mail, first class postage prepaid, (b) notice by e-mail, when sent, or (c) notice by facsimile copy, when sent.
SECTION 13.3.Ratable Payments.
If any Secured Party, whether by setoff or otherwise, has payment (whether voluntary, involuntary, through the exercise of any right or setoff, or otherwise) made to it with respect to any portion of the Aggregate Unpaids owing to such Secured Party (other than payments received pursuant to Section 11.1) in a greater proportion than that received by any other Secured Party, such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Aggregate Unpaids; provided that, if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and such Secured Party shall repay to the purchasing Secured Party the purchase price to the extent of such recovery together with an amount equal to such Secured Party’s ratable share (according to the proportion of (i) the amount of such Secured Party’s required repayment to (ii) the total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered.
SECTION 13.4.No Waiver; Remedies.
No failure on the part of the Administrative Agent, the Lenders, the Collateral Custodian, the Collateral Agent or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.
SECTION 13.5.Binding Effect; Benefit of Agreement.
This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, the Administrative Agent, the Lenders, the Collateral Agent, the Collateral Custodian, the Secured Parties and their respective successors and permitted assigns. Each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.
SECTION 13.6.Term of this Agreement.
This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Articles IV and V, and the Servicer’s representations, covenants and duties set forth in Articles VI, V and VI, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided that, the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Servicer pursuant to Articles IV and V the indemnification and payment provisions of Article XI and the provisions of Section 13.9, Section 13.10
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and Section 13.11, shall be continuing and shall survive any termination of this Agreement.
SECTION 13.7.Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue, Service of Process.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
Each of the Borrower and the Servicer agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Borrower or the Servicer, as applicable, at its address specified in Annex A to this Agreement or at such other address as the Administrative Agent shall have been notified in accordance herewith. Nothing in this Section 13.7 shall affect the right of the Lenders or the Administrative Agent to serve legal process in any other manner permitted by law.
SECTION 13.8.Waiver of Jury Trial.
TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
SECTION 13.9.Costs and Expenses.
(a)In addition to the rights of indemnification granted to the Indemnified Parties under Article XI hereof, the Borrower agrees to pay on demand all out-of-pocket costs and expenses of the Administrative Agent (on behalf of the Lenders), the Collateral Agent and the Collateral Custodian incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), syndication, renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent (on behalf of the Lenders), the Collateral Agent and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent (on behalf of the Lenders), the Collateral Agent and
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the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all invoiced out-of-pocket costs and expenses, if any (including reasonable and documented counsel fees and expenses), incurred by the Administrative Agent (on behalf of the Lenders), the Collateral Agent or the Collateral Custodian in connection with the enforcement or potential enforcement of this Agreement or any Transaction Document by such Person and the other documents to be delivered hereunder or in connection herewith; provided that the Borrower’s obligations with respect to legal fees and expenses hereunder shall be limited to the reasonable invoiced fees and out of pocket expenses of one external counsel for the Administrative Agent and the Lenders (taken as a whole) and one external counsel for each of the other Secured Parties (taken as a whole), and in each case, one additional firm of counsel in each applicable local jurisdiction with respect thereto.
(b)The Borrower shall pay on demand, and shall indemnify the Secured Parties against, any and all stamp, sales, excise and other similar Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement, the other Transaction Documents.
SECTION 13.10.No Proceedings. Each of the parties hereto (other than the Borrower) hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Insolvency Proceeding so long as there shall not have elapsed one (1) year and one (1) day (or such longer preference period as shall then be in effect and one (1) day) since the Collection Date.
SECTION 13.11.Recourse Against Certain Parties.
(a)No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Administrative Agent, the Lenders, any Secured Party, the Borrower, the Collateral Custodian or the Servicer as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, partner, employee or director of the Administrative Agent, the Lenders, any Secured Party, the Borrower, the Collateral Custodian or the Servicer by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Administrative Agent, the Lenders, any Secured Party, the Borrower, the Collateral Custodian or the Servicer contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Administrative Agent, the Lenders, any Secured Party, the Borrower, the Collateral Custodian or the Servicer, and that no personal liability whatsoever shall attach to or be incurred by the Administrative Agent, the Lenders, any Secured Party, the Borrower, the Collateral Custodian, the Servicer or any incorporator, stockholder, affiliate, officer, partner, employee or director of the Administrative Agent, the Lenders, any Secured Party, the Borrower, the Collateral Custodian or the Servicer under or by reason of any of the obligations, covenants or agreements of the Administrative Agent, the Lenders, any Secured Party, the Borrower, the Collateral
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Custodian or the Servicer contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Administrative Agent, the Lenders, any Secured Party, the Borrower, the Collateral Custodian or the Servicer and each incorporator, stockholder, affiliate, officer, partner, employee or director of the Administrative Agent, the Lenders, any Secured Party, the Borrower, the Collateral Custodian or the Servicer, or any of them, for breaches by the Administrative Agent, the Lenders, any Secured Party, the Borrower, the Collateral Custodian or the Servicer of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that, the foregoing non-recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, officer, employee or director of the Borrower, the Collateral Custodian or the Servicer to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person.
(b)Notwithstanding anything in this Agreement to the contrary, all amounts, payable or expressed to be payable by the Borrower on, under or in respect of its obligations and liabilities under this Agreement shall be recoverable only from and to the extent of sums in respect of, or calculated by reference to, the Collateral that are received by the Borrower pursuant to the terms and conditions thereof and the proceeds of any realization of enforcement of any Collateral, subject in any case to Section 2.7, Section 2.8 or Section 2.9. Upon final realization of such sums and proceeds, none of the parties hereto (other than the Borrower), nor any person acting on their behalf, shall be entitled to take any further steps against the Borrower to recover any sums due but still unpaid and all claims in respect of such sums due but still unpaid shall be extinguished.
(c)Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower or the Servicer or any other Person against the Collateral Agent, the Administrative Agent, the Collateral Custodian and the Secured Parties or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the Borrower and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected.
(d)No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Collateral Agent, the Administrative Agent, the Collateral Custodian, the Lenders and the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby.
(e)The provisions of this Section 13.11 shall survive the termination of this Agreement.
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SECTION 13.12.Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances.
(a)The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, and of the Secured Parties to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, hereunder to all property comprising the Collateral. The Servicer shall deliver to the Administrative Agent and the Collateral Agent file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Borrower shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 13.12(a).
(b)The Borrower agrees that from time to time, at its expense, it will promptly authorize, execute and deliver all instruments and documents, and take all actions, that the Collateral Agent or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Advances hereunder and the security interest granted in the Collateral, or to enable the Collateral Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document.
(c)If the Borrower or the Servicer fails to perform any of its obligations hereunder, then upon written notice to the Borrower and the Servicer, the Collateral Agent, or the Administrative Agent on its behalf, or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Collateral Agent’s, the Administrative Agent’s or such Secured Party’s costs and expenses incurred in connection therewith shall be payable by the Borrower as provided in Article XI. The Borrower irrevocably authorizes each of the Collateral Agent and the Administrative Agent and appoints the each of the Collateral Agent and the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in either of the Administrative Agent’s or the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral, including those that describe the Collateral as “all assets,” or words of similar effect, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as either of the Administrative Agent or the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.
(d)Without limiting the generality of the foregoing, the Borrower will, not earlier than six (6) months and not later than three (3) months prior to the fifth (5th) anniversary of the date of filing of the financing statement referred to in Section 3.1 or any other financing statement filed pursuant to this Agreement or in connection with any
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Advance hereunder, unless the Collection Date shall have occurred, authorize, execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement.
SECTION 13.13.Confidentiality.
(a)Each of the Administrative Agent, the Lenders, the Secured Parties, the Collateral Custodian and the Collateral Agent shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the business and beneficial ownership of the Borrower and the Servicer hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys, investors, prospective investors (provided that, prior to the occurrence and continuation of a Termination Event, such prospective investors would be permitted as investors in accordance with this Agreement) or other agents engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loans contemplated herein and the agents of such Persons (“Excepted Persons”); provided that, each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Lenders, the Secured Parties, the Servicer, the Collateral Custodian, the Collateral Agent and the Borrower that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 13.13(a) include, without limitation, all fees and other pricing terms, and all Termination Events, Servicer Defaults, Cause Events and priority of payment provisions.
(b)Each of the Borrower and the Servicer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and all information with respect to the other parties including all information in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) post any documentation to the SEC EDGAR website to the extent that such documentation is, as determined by the Borrower or the Servicer in good faith based on Applicable Law, required for a “business development company” under the 1940 Act, (ii) disclose such information to Excepted Persons; provided that each Excepted Person (other than external accountants, auditors, attorneys and other Excepted Persons governed by ethical obligations and requirements) shall, as a condition to any such disclosure, agree that such information shall be used solely in connection with such Excepted Person’s assistance with the Borrower’s or the Servicer’s evaluation of, or relationship with, the other parties hereto, (iii) disclose the existence of this Agreement, but not the financial terms thereof (subject to immediately
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preceding clause (i)), (iv) disclose such information as is required by Applicable Law and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 13.13(b) include, without limitation, all fees and other pricing terms, and all Termination Events, Cause Events, Servicer Defaults, and priority of payment provisions.
(c)Anything herein to the contrary notwithstanding, each of the Borrower and the Servicer hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Lenders, the Collateral Custodian, the Collateral Agent or the Secured Parties by each other, or (ii) by the Administrative Agent, the Lenders, the Collateral Custodian, the Collateral Agent and the Secured Parties to any prospective or actual assignee or participant of any of them provided that such Person would be permitted (absent any consent requirement) to be an assignee or participant pursuant to the terms hereof and such Person agrees to hold such information confidential in accordance with the terms hereof, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Secured Parties, the Administrative Agent, the Collateral Custodian, the Collateral Agent and the Lenders, may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law). Notwithstanding the foregoing, in no event shall information prepared internally by, or on behalf of, the Borrower, the Servicer, any investment advisor thereof or any Affiliate of the foregoing, including credit memoranda, analyses or similar materials, be disclosed to (A) any prospective Lender proposed to be made a party hereunder or any prospective participant hereunder unless such prospective Lender or participant is a Person to whom a Lender Assignment can be made in accordance with Section 13.16 (excluding any Prohibited Transferee, unless a Termination Event shall have occurred and the related Servicer Purchase Right Period shall have expired) and that either (a) does not require the Borrower’s consent in accordance with Section 13.16 or (b) has received the consent of the Borrower in accordance with Section 13.16 or (B) with respect to any Lender that would be a Prohibited Transferee but for the proviso to the definition thereof, an Affiliate or its related Lender Agent of such Lender that is a Prohibited Transferee; provided that, this clause (B) shall not be interpreted to prevent any disclosure permitted by the foregoing clause (A).
(d)Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (a) if required to do so by any applicable statute, law, rule or regulation, (b) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Administrative Agents’, the Lenders’, the Secured Parties’, the Collateral Custodian’s, the Collateral Agent’s or the Borrower’s business or that of their affiliates, (c) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, the Lenders, the Secured
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Parties, the Collateral Custodian, the Collateral Agent or the Borrower or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party, (d) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower or the Servicer or (e) to any affiliate, independent or internal auditor, agent (including any potential sub-or-successor servicer), employee or attorney of the Collateral Custodian or Collateral Agent having a need to know the same; provided that, the Collateral Custodian or Collateral Agent advises such recipient of the confidential nature of the information being disclosed and such person agrees to the terms hereof for the benefit of the Borrower and the Servicer; or (iii) any other disclosure authorized by the Borrower or the Servicer.
(e)Notwithstanding any other provision of this Agreement, the Borrower and the Servicer shall each have the right to keep confidential from the Administrative Agent, the Lenders, the Collateral Custodian, the Collateral Agent and/or the Secured Parties, for such period of time as the Borrower and/or the Servicer, as the case may be, determines is reasonable (i) any information that the Borrower and/or the Servicer, as the case may be, reasonably believes to be in the nature of trade secrets and (ii) any other information that the Borrower, the Servicer or any of their Affiliates, or the officers, employees or directors of any of the foregoing, is required by law as evidenced by an Opinion of Counsel.
(f)Each of the Administrative Agent, the Lenders, the Secured Parties, the Collateral Custodian and the Collateral Agent will keep the information of the Obligors confidential in the manner required by the applicable Underlying Instruments.
SECTION 13.14.Execution in Counterparts; Severability; Integration.
(a)This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, the other Transaction Documents and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.
(b)The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include, and this Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of, electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State
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Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.
SECTION 13.15.Waiver of Setoff.
Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.
SECTION 13.16.Assignments by the Lenders.
(a)With the written consent of the Borrower and the Administrative Agent (such consent, in each case, not to be unreasonably withheld or delayed), each Lender and their respective successors and assigns may at any time assign, or grant a security interest or sell a participation interest in (x) this Agreement and such Lender’s rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests) and/or (y) any Advance (or portion thereof) (each such assignment, grant or sale of a participation interest, a “Lender Assignment”) to any Person other than the Borrower or an Affiliate thereof; provided that any Lender Assignment will be subject to the following conditions:
(i)at any time (1) no Lender Assignment shall be made unless such transfer is made only to a “qualified purchaser” as defined in the 1940 Act and the rules and regulations promulgated thereunder; (2) the assignee executes and delivers to the Servicer, the Borrower and the Administrative Agent a fully executed Joinder Supplement substantially in the form of Exhibit K hereto and a transferee letter substantially in the form of Exhibit J hereto (the “Transferee Letter”); (3) notwithstanding anything herein to the contrary, any Lender shall not need the consent of the Borrower with respect to any Lender Assignment (x) unless such Lender would be a Prohibited Transferee but for the proviso thereto and the proposed assignee Affiliate is a Prohibited Transferee, to an Affiliate of such Lender, (y) required by any change in Applicable Law or (z) if such Lender Assignment is a grant or sale of a participation interest (other than, prior to the occurrence of a Termination Event and the expiration of the related Servicer Purchase Right Period, a participation to a Prohibited Transferee); provided that, the Lender granting or selling such participation interest shall provide notice thereof to the Borrower within three (3) Business Days of such grant or sale, as applicable; provided further that, no such consent of the Borrower shall be required with respect to the sale of a participation interest to an international, national or regional banking institution, a retirement or savings fund, an insurance company or a sovereign wealth fund, in each case, that is not a Prohibited Transferee and, in each case, to the extent such participant has an investment grade credit rating from one or more of Moody’s, S&P and Fitch; provided that, for the avoidance of doubt, in the case of any such participation, the Lender retains all obligations of a Lender hereunder, including with respect to the funding of Advances; and (4) the parties to any such Lender Assignment shall execute and deliver to the related Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the applicable Lender;
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(ii)reserved; and
(iii)after a Termination Event has occurred and the Servicer Purchase Right Period has expired, a Lender may assign or grant participations in its rights and obligations hereunder to any Person (including a Prohibited Transferee) with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) but without any consent from the Borrower.
The Borrower shall not assign or delegate, or grant any interest in, or permit any Lien (other than Permitted Liens) to exist upon, any of the Borrower’s rights, obligations or duties under this Agreement without the prior written consent of all of the Lenders. Notwithstanding anything contained in this Agreement to the contrary, (1) a Lender shall not need prior consent of the Borrower to consolidate with or merge into any other Person or convey or transfer substantially all of its properties and assets, including without limitation any Advance (or portion thereof), to any Person (provided that, prior to the occurrence and continuation of a Termination Event, such Person is not a Prohibited Transferee) and (2) if any Lender becomes a Defaulting Lender, unless such Lender shall have been deemed to no longer be a Defaulting Lender pursuant to Section 2.23(b), then, in each case, the Administrative Agent shall have the right to cause such Person to assign its entire interest in the Advances and this Agreement to a transferee selected by the Administrative Agent, in an assignment which satisfies the conditions set forth in the first sentence of this Section 13.16(a).
(b)The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s office a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. If a Lender sells a participation, such Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed Treasury Regulations. The entries in the Participant Register shall be conclusive and binding for all purposes, absent manifest error, and the Administrative Agent shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
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(c)The Borrower agrees that each participant of an interest in any Advance shall be entitled to the benefits of Sections 2.14 and 2.15 (subject to the requirements and limitations therein, including the requirements under Section 2.15(d), (e), (f), (g) and (h) (it being understood that the documentation required under Section 2.15(d), (e), (f), (g) and (h) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such participant shall not be entitled to receive any greater payment under Sections 2.14 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from either (i) the introduction of or any change following the date the participant acquired the applicable participation (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law by any Governmental Authority or (ii) the compliance by such participant with any guideline or request from any central bank or other Governmental Authority made or issued after the date the participant acquired the applicable participation (whether or not having the force of law).
(d)Notwithstanding any other provision of this Section 13.16, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of principal and interest) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that, no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.
SECTION 13.17.Heading and Exhibits.
The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.
SECTION 13.18.Non-Confidentiality of Tax Treatment.
All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 13.18 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.
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SECTION 13.19.Intent of the Parties.
All of the parties hereto intend that the Borrower’s obligations to the Lenders incurred through the Indebtedness borrowed pursuant to this Agreement to be “loans” and not “securities” for all purposes.
SECTION 13.20.Recognition of the U.S. Special Resolution Regimes.
To the extent that this Agreement and/or any other Transaction Document constitutes a QFC, the Borrower agrees with each Secured Party as of the Closing Date as follows:
(a)In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement and/or any other Transaction Document, and any interest and obligation in or under this Agreement and/or any other Transaction Document from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or any other the Transaction Document, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that a Covered Party or a BHC Act Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or any other Transaction Document that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or any other Transaction Document were governed by the laws of the United States or a state of the United States.
[Remainder of Page Intentionally Left Blank.]

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~~IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.~~

~~THE BORROWER:    SLIF II FINANCING SPV LLC, as     the     Borrower~~
~~By:~~
~~Name:~~
~~Title:~~
~~[Signatures Continued on the Following Page]~~

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~~THE EQUITYHOLDER:                    SL INVESTMENT FUND II LLC, as the                                 Equityholder~~

~~By:_______________________________________~~
~~Name:~~
~~Title:~~
~~[Signatures Continued on the Following Page]~~

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~~THE SERVICER:    SL INVESTMENT FUND II LLC, as the~~
 ~~Servicer~~

~~By:_______________________________________~~

~~Name:~~
~~Title:~~
~~[Signatures Continued on the Following Page]~~

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~~THE ADMINISTRATIVE AGENT:    UBS AG LONDON BRANCH, as the~~
 ~~Administrative Agent~~
~~By:~~
~~Name:~~
~~Title:~~
~~[Signatures Continued on the Following Page]~~

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~~THE LENDER:    UBS AG LONDON BRANCH, as a Lender~~
~~By:~~
~~Name:~~
~~Title:~~
~~[Signatures Continued on the Following Page]~~

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~~THE COLLATERAL AGENT:    STATE STREET BANK AND TRUST~~
 ~~COMPANY, not in its individual capacity but~~
 ~~solely as the Collateral Agent~~
~~By:~~
~~Name:~~
~~Title:~~
~~THE COLLATERAL CUSTODIAN:    STATE STREET BANK AND TRUST~~
 ~~COMPANY, not in its individual capacity but~~
 ~~solely as the Collateral Agent~~
~~By:~~
~~Name:~~
~~Title:~~

USActive 61091600.5

~~Annex A~~
~~SL INVESTMENT FUND II LLC~~
~~as Servicer~~
~~1585 Broadway, 23rd Floor~~
~~New York, New York 10019~~
~~Attention: Jeff Day~~
~~Email: Jeff.Day@morganstanley.com~~
~~SLIF II FINANCING SPV LLC~~
~~as Borrower~~
~~1585 Broadway, 23rd Floor~~
~~New York, New York 10019~~
~~Attention: Jeff Day~~
~~Email: Jeff.Day@morganstanley.com~~
~~SL INVESTMENT FUND II LLC~~
~~as Equityholder~~
~~1585 Broadway, 23rd Floor~~
~~New York, New York 10019~~
~~Attention: Jeff Day~~
~~Email: Jeff.Day@morganstanley.com~~
~~UBS AG LONDON BRANCH~~
~~as Administrative Agent~~
~~1285 Avenue of the Americas~~
~~New York, NY 10019-6064~~
~~Attention: Structured Financing~~
~~Phone: + 1 (203) 719-1611~~
~~Email: ol-sf-us@ubs.com~~
~~UBS AG LONDON BRANCH~~
~~as Lender~~
~~1285 Avenue of the Americas~~
~~New York, NY 10019-6064~~
~~Attention: Structured Financing~~
~~Phone: + 1 (203) 719-1611~~
~~Email: ol-sf-us@ubs.com~~
~~STATE STREET BANK AND TRUST COMPANY~~
~~as Collateral Agent~~
~~1776 Heritage Drive~~
~~Mail Stop: JAB0527~~
~~North Quincy, MA 02171~~
~~Attention: Brian Peterson, Vice President – Structured Trust and Analytics~~
~~Facsimile: (617) 937-4358~~
USActive 61091600.5

~~Phone: (617) 662-9839~~
~~Email: Brian.Peterson@statestreet.com~~
USActive 61091600.5

~~Annex B~~

~~Lender~~	~~Commitment~~
~~UBS AG London Branch~~	~~$300,000,000~~
~~Total~~	~~$300,000,000~~

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~~SCHEDULE III~~
~~INDUSTRY CLASSIFICATION~~

~~Global Industry Classification Standard Industries~~

~~Asset Type Code~~	~~Asset Type Description~~
~~101010~~	~~Energy Equipment & Services~~
~~101020~~	~~Oil, Gas & Consumable Fuels~~
~~151010~~	~~Chemicals~~
~~151020~~	~~Construction Materials~~
~~151030~~	~~Containers & Packaging~~
~~151040~~	~~Metals & Mining~~
~~151050~~	~~Paper & Forest Products~~
~~201010~~	~~Aerospace & Defense~~
~~201020~~	~~Building Products~~
~~201030~~	~~Construction & Engineering~~
~~201040~~	~~Electrical Equipment~~
~~201050~~	~~Industrial Conglomerates~~
~~201060~~	~~Machinery~~
~~201070~~	~~Trading Companies & Distributors~~
~~202010~~	~~Commercial Services & Supplies~~
~~202020~~	~~Professional Services~~
~~203010~~	~~Air Freight & Logistics~~
~~203020~~	~~Passenger Airlines~~
~~203030~~	~~Marine Transportation~~
~~203040~~	~~Ground Transportation~~
~~203050~~	~~Transportation Infrastructure~~
~~251010~~	~~Automobile Components~~
~~251020~~	~~Automobiles~~
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~~252010~~	~~Household Durables~~
~~252020~~	~~Leisure Products~~
~~252030~~	~~Textiles, Apparel & Luxury Goods~~
~~253010~~	~~Hotels, Restaurants & Leisure~~
~~253020~~	~~Diversified Consumer Services~~
~~255010~~	~~Distributors~~
~~255030~~	~~Broadline Retail~~
~~255040~~	~~Specialty Retail~~
~~301010~~	~~Consumer Staples Distribution & Retail~~
~~302010~~	~~Beverages~~
~~302020~~	~~Food Products~~
~~302030~~	~~Tobacco~~
~~303010~~	~~Household Products~~
~~303020~~	~~Personal Care Products~~
~~351010~~	~~Health Care Equipment & Supplies~~
~~351020~~	~~Health Care Providers & Services~~
~~351030~~	~~Health Care Technology~~
~~352010~~	~~Biotechnology~~
~~352020~~	~~Pharmaceuticals~~
~~352030~~	~~Life Sciences Tools & Services~~
~~401010~~	~~Banks~~
~~402010~~	~~Financial Services~~
~~402020~~	~~Consumer Finance~~
~~402030~~	~~Capital Markets~~
~~402040~~	~~Mortgage Real Estate Investment Trusts (REITs)~~
~~403010~~	~~Insurance~~
~~451020~~	~~IT Services~~
~~451030~~	~~Software~~
~~452010~~	~~Communications Equipment~~
~~452020~~	~~Technology Hardware, Storage & Peripherals~~
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~~452030~~	~~Electronic Equipment, Instruments & Components~~
~~453010~~	~~Semiconductors & Semiconductor Equipment~~
~~501010~~	~~Diversified Telecommunication Services~~
~~501020~~	~~Wireless Telecommunication Services~~
~~502010~~	~~Media~~
~~502020~~	~~Entertainment~~
~~502030~~	~~Interactive Media & Services~~
~~551010~~	~~Electric Utilities~~
~~551020~~	~~Gas Utilities~~
~~551030~~	~~Multi-Utilities~~
~~551040~~	~~Water Utilities~~
~~551050~~	~~Independent Power and Renewable Electricity Producers~~
~~601010~~	~~Diversified REITs~~
~~601025~~	~~Industrial REITs~~
~~601030~~	~~Hotel & Resort REITs~~
~~601040~~	~~Office REITs~~
~~601050~~	~~Health Care REITs~~
~~601060~~	~~Residential REITs~~
~~601070~~	~~Retail REITs~~
~~601080~~	~~Specialized REITs~~
~~602010~~	~~Real Estate Management & Development~~
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~~SCHEDULE IV~~
~~AGREED-UPON PROCEDURES FOR INDEPENDENT PUBLIC ACCOUNTANTS~~
~~Pursuant to Section 6.10 of the Agreement, in accordance with attestation standards established by the American Institute of Certified Public Accountants, on an annual basis commencing with the fiscal year ending December 31, 2025, at the discretion of the Administrative Agent, select a sample size of the lesser of (x) 15 credit files (15 separate Obligors) and (y) credit files constituting 50% of the aggregate OLB of all Eligible Loans, in each case, from three (3) month-end Loan Tapes supporting Servicing Reports as selected by the Administrative Agent. Test that the data reported on the Loan Tape agrees to the following source documentation: public information (i.e. Bloomberg), information included within the credit files (i.e. contracts) and, the system of record.~~
~~The report provided by the accountants may be in a format such typically utilized for a report of this nature, however it will consist of at a minimum, (i) a list of deviations from the Servicer Report, (ii) a discussion with the Servicer the reason for such deviations, and set forth the findings in such report and (iii) a report to the effect that such accountants have either verified, compared, or recalculated each of the following in the Servicing Report and the Loan Tape supporting such Servicing Report to applicable system or records of the Servicer:~~
~~Servicing Report:~~
~~-Par amount~~
~~-OLB~~
~~-Exposure Amount and Exposure Amount Shortfall~~
~~-Adjusted Balance~~
~~-Borrowing Base~~
~~-Advances Outstanding~~
~~-Collection Account, Principal Collections Account, Interest Collections Account, Unfunded Exposure Account~~
~~-Discretionary Sales~~
~~Loan Tape:~~
~~-Senior Net Leverage Ratio or Total Net Leverage Ratio, as applicable~~
~~-Interest Coverage Ratio~~
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~~-Collection Status~~
~~-Loan Status~~
~~-Maturity Date~~
~~-Spread or Coupon, as applicable~~
~~-Purchase Price~~
~~-Loan Type~~
~~-Industry~~
~~-Trailing Twelve Month EBITDA (current)~~
~~-Value Adjustment Event Status~~
~~-Material Modification Status~~
~~-Recurring Revenue Covenant and Recurring Revenue Loan Covenant Flip Scheduled Date, as applicable~~
~~At the discretion of the Administrative Agent, three (3) Borrowing Base Certificates from the fiscal year ending December 31, 2025 and for each subsequent fiscal year (including one that pertains to a month immediately prior to a Payment Date) will be chosen and reviewed.~~
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USActive 61091600.5

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Input:
Document 1 ID	iManage://USDMS10/USActive/61091600/1
Description	#61091600v1<USActive> - MSIM - UBS - Appendix A to Amendment No 1 to Loan & Servicing Agreement
Document 2 ID	iManage://USDMS10/USActive/61091600/5
Description	#61091600v5<USActive> - MSIM - UBS - Appendix A to Amendment No 1 to Loan and Servicing Agreement
Rendering set	Standard

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